                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                       CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2010 AND 2009

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of The Lincoln National Life Insurance Company

We have audited the accompanying consolidated balance sheets of The Lincoln National Life Insurance Company (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of income (loss), stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Lincoln National Life Insurance Company and subsidiaries at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, in 2010 the Company changed its method of accounting for the consolidation of variable interest entities. Also, as discussed in Note 2 to the consolidated financial statements, in 2009 the Company changed its method of accounting for the recognition and presentation of other-than-temporary impairments.

                                               /s/ Ernst & Young LLP

                                               Philadelphia, Pennsylvania
                                               April 1, 2011

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

CONSOLIDATED BALANCE SHEETS
(IN MILLIONS, EXCEPT SHARE DATA)


                                                                                                       AS OF DECEMBER 31,
                                                                                                       ---------------------
                                                                                                         2010       2009
                                                                                                       -------- ------------
ASSETS
Investments:
  Available-for-sale securities, at fair value:
     Fixed maturity securities (amortized cost: 2010 -- $63,512; 2009 -- $58,816)                      $ 66,289  $ 58,889
     Variable interest entities' fixed maturity securities (amortized cost: 2010 -- $570)                   584        --
     Equity securities (cost: 2010 -- $119; 2009 -- $141)                                                   140       155
  Trading securities                                                                                      2,459     2,366
  Mortgage loans on real estate                                                                           6,431     6,835
  Real estate                                                                                               168       128
  Policy loans                                                                                            2,832     2,864
  Derivative investments                                                                                  1,021       841
  Other investments                                                                                         978       975
                                                                                                       -------- ------------
        Total investments                                                                                80,902    73,053
Cash and invested cash                                                                                    1,904     2,553
Deferred acquisition costs and value of business acquired                                                 8,854     9,396
Premiums and fees receivable                                                                                334       302
Accrued investment income                                                                                   904       860
Reinsurance recoverables                                                                                  7,626     7,880
Reinsurance related embedded derivatives                                                                    112       277
Goodwill                                                                                                  3,017     3,011
Other assets                                                                                              3,729     3,375
Separate account assets                                                                                  84,630    73,500
                                                                                                       -------- ------------
        Total assets                                                                                   $192,012  $174,207
                                                                                                       ======== ============
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
Future contract benefits                                                                               $ 14,872  $ 14,507
Other contract holder funds                                                                              66,721    63,177
Short-term debt                                                                                              10        21
Long-term debt                                                                                            2,429     1,925
Funds withheld reinsurance liabilities                                                                    3,385     3,137
Deferred gain on business sold through reinsurance                                                          405       516
Payables for collateral on investments                                                                    1,712     1,924
Variable interest entities' liabilities                                                                     132        --
Other liabilities                                                                                         3,118     2,099
Separate account liabilities                                                                             84,630    73,500
                                                                                                       -------- ------------
        Total liabilities                                                                               177,414   160,806
                                                                                                       -------- ------------
CONTINGENCIES AND COMMITMENTS (SEE NOTE 14)
STOCKHOLDER'S EQUITY
Common stock -- 10,000,000 shares authorized, issued and outstanding                                     10,585    10,588
Retained earnings                                                                                         3,137     2,915
Accumulated other comprehensive income (loss)                                                               876      (102)
                                                                                                       -------- ------------
        Total stockholder's equity                                                                       14,598    13,401
                                                                                                       -------- ------------
            Total liabilities and stockholder's equity                                                 $192,012  $174,207
                                                                                                       ======== ============
           See accompanying Notes to Consolidated Financial Statements

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(IN MILLIONS)

                                                                                                FOR THE YEARS ENDED
                                                                                                    DECEMBER 31,
                                                                                          -----------------------------
                                                                                            2010      2009      2008
                                                                                          --------- --------- ---------
REVENUES
Insurance premiums                                                                        $1,929    $1,878    $1,835
Insurance fees                                                                             3,070     2,841     2,990
Net investment income                                                                      4,362     4,006     3,975
Realized gain (loss):
  Total other-than-temporary impairment losses on securities                                (231)     (643)     (682)
  Portion of loss recognized in other comprehensive income                                    83       262        --
                                                                                          --------- --------- ---------
     Net other-than-temporary impairment losses on securities recognized in earnings        (148)     (381)     (682)
     Realized gain (loss), excluding other-than-temporary impairment losses on securities   (100)     (208)     (142)
                                                                                          --------- --------- ---------
        Total realized gain (loss)                                                          (248)     (589)     (824)
                                                                                          --------- --------- ---------
Amortization of deferred gain on business sold through reinsurance                            52        73        76
Other revenues and fees                                                                      360       299       271
                                                                                          --------- --------- ---------
     Total revenues                                                                        9,525     8,508     8,323
                                                                                          --------- --------- ---------
BENEFITS AND EXPENSES
Interest credited                                                                          2,435     2,406     2,438
Benefits                                                                                   2,570     2,450     2,654
Underwriting, acquisition, insurance and other expenses                                    2,999     2,579     2,960
Interest and debt expense                                                                     99        93        85
Impairment of intangibles                                                                     --       729        --
                                                                                          --------- --------- ---------
     Total benefits and expenses                                                           8,103     8,257     8,137
                                                                                          --------- --------- ---------
     Income (loss) before taxes                                                            1,422       251       186
     Federal income tax expense (benefit)                                                    347       163       (68)
                                                                                          --------- --------- ---------
        Net income (loss)                                                                 $1,075      $ 88     $ 254
                                                                                          ========= ========= =========

          See accompanying Notes to Consolidated Financial Statements

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
(IN MILLIONS)

                                                                  FOR THE YEARS ENDED
                                                                      DECEMBER 31,
                                                            --------------------------------
                                                               2010       2009       2008
                                                            ---------- ---------- ----------
COMMON STOCK
Balance as of beginning-of-year                             $10,588    $ 9,132    $ 9,105
Capital contribution from Lincoln National Corporation           --      1,451         --
Stock compensation/issued for benefit plans                      (3)         5         27
                                                            ---------- ---------- ----------
     Balance as of end-of-year                               10,585     10,588      9,132
                                                            ---------- ---------- ----------
RETAINED EARNINGS
Balance as of beginning-of-year                               2,915      3,135      3,283
Cumulative effect from adoption of new accounting standards    (169)        97         --
Comprehensive income (loss)                                   1,872      2,692     (2,408)
Less other comprehensive income (loss), net of tax              797      2,604     (2,662)
                                                            ---------- ---------- ----------
     Net income (loss)                                        1,075         88        254
Dividends declared                                             (684)      (405)      (402)
                                                            ---------- ---------- ----------
     Balance as of end-of-year                                3,137      2,915      3,135
                                                            ---------- ---------- ----------
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
Balance as of beginning-of-year                                (102)    (2,609)        53
Cumulative effect from adoption of new accounting standards     181        (97)        --
Other comprehensive income (loss), net of tax                   797      2,604     (2,662)
                                                            ---------- ---------- ----------
     Balance as of end-of-year                                  876       (102)    (2,609)
                                                            ---------- ---------- ----------
         Total stockholder's equity as of end-of-year       $14,598    $13,401    $ 9,658
                                                            ========== ========== ==========

          See accompanying Notes to Consolidated Financial Statements

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN MILLIONS)

                                                                                                   FOR THE YEARS ENDED
                                                                                                       DECEMBER 31,
                                                                                             -------------------------------
                                                                                                2010       2009       2008
                                                                                             ---------- ---------- ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                                            $ 1,075       $ 88      $ 254
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Deferred acquisition costs, value of business acquired,
     deferred sales inducements and deferred front-end
     loads deferrals and interest, net of amortization                                          (304)      (371)      (237)
  Trading securities purchases, sales and maturities, net                                         39        (20)       177
  Change in premiums and fees receivable                                                         (32)       143        (61)
  Change in accrued investment income                                                            (44)       (87)        19
  Change in future contract benefits and other contract holder funds                            (202)    (2,857)     4,098
  Change in reinsurance related assets and liabilities                                           888      2,790     (3,618)
  Change in federal income tax accruals                                                          692        178        (45)
  Realized (gain) loss                                                                           248        589        824
  Amortization of deferred gain on business sold through reinsurance                             (52)       (73)       (76)
  Impairment of intangibles                                                                       --        729         --
  Other                                                                                           63          1        (12)
                                                                                             ---------- ---------- ----------
     Net cash provided by (used in) operating activities                                       2,371      1,110      1,323
                                                                                             ---------- ---------- ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of available-for-sale securities                                                   (12,816)   (13,075)    (5,776)
Sales of available-for-sale securities                                                         2,642      3,614      1,506
Maturities of available-for-sale securities                                                    4,429      3,209      3,732
Purchases of other investments                                                                (2,775)      (779)    (1,163)
Sales or maturities of other investments                                                       3,099      1,102        907
Increase (decrease) in payables for collateral on investments                                   (212)     1,044       (255)
Proceeds from sale of subsidiaries/businesses, net of cash disposed                               --          6         --
Proceeds from reinsurance recapture                                                               25         --         --
Other                                                                                            (74)       (51)      (117)
                                                                                             ---------- ---------- ----------
     Net cash provided by (used in) investing activities                                      (5,682)    (4,930)    (1,166)
                                                                                             ---------- ---------- ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of long-term debt, net of issuance costs                                                504         --        250
Increase (decrease) in short-term debt                                                           (11)         3        (14)
Deposits of fixed account values, including the fixed portion of variable                     11,051     11,346      9,806
Withdrawals of fixed account values, including the fixed portion of variable                  (5,225)    (5,440)    (5,910)
Transfers to and from separate accounts, net                                                  (2,958)    (2,248)    (2,204)
Payment of funding agreements                                                                     --         --       (550)
Common stock issued for benefit plans and excess tax benefits                                    (15)        --          8
Capital contribution from parent company                                                          --      1,001         --
Dividends paid to stockholders                                                                  (684)      (405)      (402)
                                                                                             ---------- ---------- ----------
     Net cash provided by (used in) financing activities                                       2,662      4,257        984
                                                                                             ---------- ---------- ----------
Net increase (decrease) in cash and invested cash, including discontinued operations            (649)       437      1,141
Cash and invested cash, including discontinued operations, as of beginning-of-year             2,553      2,116        975
                                                                                             ---------- ---------- ----------
     Cash and invested cash, including discontinued operations, as of end-of-year            $ 1,904    $ 2,553    $ 2,116
                                                                                             ========== ========== ==========


           See accompanying Notes to Consolidated Financial Statements

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

The Lincoln National Life Insurance Company ("LNL" or the "Company," which also may be referred to as "we," "our" or "us"), a wholly-owned subsidiary of Lincoln National Corporation ("LNC" or the "Parent Company"), is domiciled in the state of Indiana. We own 100% of the outstanding common stock of one insurance company subsidiary, Lincoln Life & Annuity Company of New York ("LLANY"). We also own several non-insurance companies, including Lincoln Financial Distributors ("LFD") and Lincoln Financial Advisors ("LFA"), LNC's wholesaling and retailing business units, respectively. LNL's principal businesses consist of underwriting annuities, deposit-type contracts and life insurance through multiple distribution channels. LNL is licensed and sells its products throughout the United States of America and several U.S. territories. See Note 23 for additional information.

BASIS OF PRESENTATION

The accompanying consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Certain GAAP policies, which significantly affect the determination of financial position, results of operations and cash flows, are summarized below.

On May 7, 2009, LNC made a capital contribution to LNL that transferred ownership of Lincoln Financial Media ("LFM") to LNL. LFM's results subsequent to May 7, 2009, are included in these consolidated financial statements.

The insurance subsidiaries also submit financial statements to insurance industry regulatory authorities. Those financial statements are prepared on the basis of statutory accounting practices ("SAP") and are significantly different from financial statements prepared in accordance with GAAP. See Note 21 for additional discussion on SAP.

Certain amounts reported in prior years' consolidated financial statements have been reclassified to conform to the presentation adopted in the current year. These reclassifications had no effect on net income or stockholder's equity of the prior years.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION
The accompanying consolidated financial statements include the accounts of LNL and all other entities in which we have a controlling financial interest and any variable interest entities ("VIEs") in which we are the primary beneficiary. See Note 4 below for additional details. Entities in which we do not have a controlling financial interest and do not exercise significant management influence over the operating and financing decisions are reported using the equity method. The carrying value of our investments that we account for using the equity method on our Consolidated Balance Sheets and equity in earnings on our Consolidated Statements of Income (Loss) is not material. All material inter-company accounts and transactions have been eliminated in consolidation.

Our involvement with VIEs is primarily to obtain financing to either invest in assets that allow us to gain exposure to a broadly diversified pool of corporate issuers or to support our universal life ("UL") business with secondary guarantees. The factors used to determine whether or not we are the primary beneficiary and must consolidate a VIE in which we hold a variable interest changed effective January 1, 2010, upon the adoption of new accounting guidance. See "Consolidations Topic" in Note 2 for details. Beginning January 1, 2010, we continuously analyze the primary beneficiary of our VIEs, to determine whether we are the primary beneficiary, by applying a qualitative approach to identify the variable interest that has the power to direct activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or the right to receive returns that could potentially be significant to the VIE.

ACCOUNTING ESTIMATES AND ASSUMPTIONS
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Those estimates are inherently subject to change and actual results could differ from those estimates. Included among the material (or potentially material) reported amounts and disclosures that require extensive use of estimates are: fair value of certain invested assets and derivatives, asset valuation allowances, deferred acquisition costs ("DAC"), value of business acquired ("VOBA"), deferred sales inducements ("DSI"), goodwill, future contract benefits, other contract holder funds which includes deferred front-end loads ("DFEL"), pension plans, income taxes and the potential effects of resolving litigated matters.

BUSINESS COMBINATIONS
For all business combination transactions occurring after January 1, 2009, we use the acquisition method of accounting, and accordingly generally, recognize the fair values of assets acquired, liabilities assumed and any noncontrolling interests. For all business combination transactions initiated after June 30, 2001, but before January 1, 2009, the purchase method of accounting has been used, and accordingly, the assets and liabilities of the acquired company have been recorded at their estimated fair values as of the merger date. The allocation of fair values may be subject to adjustment after the initial allocation for up to a one-year period as more information relative to the fair values as of the acquisition date becomes available. The consolidated financial statements include the results of operations of any acquired company since the acquisition date.

FAIR VALUE MEASUREMENT
Our measurement of fair value is based on assumptions used by market participants in pricing the asset or liability, which may include inherent risk, restrictions on the sale or use of an asset or non-performance risk, which would include our own credit risk. Our estimate of an exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability ("exit price") in the principal

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

1. NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

market, or the most advantageous market in the absence of a principal market, for that asset or liability, as opposed to the price that would be paid to acquire the asset or receive a liability ("entry price"). Pursuant to the Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board ("FASB") ACCOUNTING STANDARDS CODIFICATION(TM) ("ASC"), we categorize our financial instruments carried at fair value into a three-level fair value hierarchy, based on the priority of inputs to the respective valuation technique. The three-level hierarchy for fair value measurement is defined as follows:

- Level 1 - inputs to the valuation methodology are quoted prices available in active markets for identical investments as of the reporting date, except for large holdings subject to "blockage discounts" that are excluded;

- Level 2 - inputs to the valuation methodology are other than quoted prices in active markets, that are either directly or indirectly observable as of the reporting date, and fair value can be determined through the use of models or other valuation methodologies; and

- Level 3 - inputs to the valuation methodology are unobservable inputs in situations where there is little or no mar- ket activity for the asset or liability, and we make estimates and assumptions related to the pricing of the asset or liability, including assumptions regarding risk.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

When a determination is made to classify an asset or liability within Level 3 of the fair value hierarchy, the determination is based upon the significance of the unobservable inputs to the overall fair value measurement. Because certain securities trade in less liquid or illiquid markets with limited or no pricing information, the determination of fair value for these securities is inherently more difficult. However, Level 3 fair value investments may include, in addition to the unobservable or Level 3 inputs, observable components, which are components that are actively quoted or can be validated to market-based sources.

AVAILABLE-FOR-SALE SECURITIES -- FAIR VALUATION METHODOLOGIES AND ASSOCIATED INPUTS
Securities classified as available-for-sale ("AFS") consist of fixed maturity and equity securities and are stated at fair value with unrealized gains and losses included within accumulated other comprehensive income (loss) ("OCI"), net of associated DAC, VOBA, DSI, other contract holder funds and deferred income taxes. See Notes 5 and 15 for additional details.

We measure the fair value of our securities classified as AFS based on assumptions used by market participants in pricing the security. The most appropriate valuation methodology is selected based on the specific characteristics of the fixed maturity or equity security, and we consistently apply the valuation methodology to measure the security's fair value. Our fair value measurement is based on a market approach, which utilizes prices and other relevant information generated by market transactions involving identical or comparable securities. Sources of inputs to the market approach include third-party pricing services, independent broker quotations or pricing matrices. We do not adjust prices received from third parties; however, we do analyze the third-party pricing services' valuation methodologies and related inputs and perform additional evaluation to determine the appropriate level within the fair value hierarchy.

We use observable and unobservable inputs in our valuation methodologies. Observable inputs include benchmark yields, reported trades, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. In addition, market indicators, industry and economic events are monitored and further market data is acquired if certain triggers are met. For certain security types, additional inputs may be used, or some of the inputs described above may not be applicable. For broker-quoted only securities, quotes from market makers or broker-dealers are obtained from sources recognized to be market participants. In order to validate the pricing information and broker-dealer quotes, we employ, where possible, procedures that include comparisons with similar observable positions, comparisons with subsequent sales, discussions with senior business leaders and brokers and observations of general market movements for those security classes. For those securities trading in less liquid or illiquid markets with limited or no pricing information, we use unobservable inputs in order to measure the fair value of these securities. In cases where this information is not available, such as for privately placed securities, fair value is estimated using an internal pricing matrix. This matrix relies on management's judgment concerning the discount rate used in calculating expected future cash flows, credit quality, industry sector performance and expected maturity.

The observable and unobservable inputs to our valuation methodologies are based on a set of standard inputs that we generally use to evaluate all of our AFS securities. Depending on the type of security or the daily market activity, standard inputs may be prioritized differently or may not be available for all AFS securities on any given day.

The following summarizes our fair valuation methodologies and associated inputs, which are particular to the specified security type and are in addition to the defined standard inputs to our valuation methodologies for all of our AFS securities discussed above:

- Corporate bonds and U.S. Government bonds - We also use Trade Reporting and Compliance Engine(TM) reported tables for our corporate bonds and vendor trading platform data for our U. S. Government bonds.

- Mortgage- and asset-backed securities - We also utilize additional inputs which include new issues data, monthly payment information and monthly collateral performance, including prepayments, severity, delinquencies, step-down

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

1. NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     features and over collateralization features for each of our mortgage-backed securities ("MBS"), which include collateralized mortgage obligations ("CMOs"), mortgage pass through securities backed by residential mortgages ("MPTS") and MBS backed by commercial mortgages ("CMBS"), and for our asset-backed securities ("ABS") collateralized debt obligations ("CDOs").

- State and municipal bonds - We also use additional inputs which include information from the Municipal Securities Rule Making Board, as well as material event notices, new issue data, issuer financial statements and Municipal Market Data benchmark yields for our state and municipal bonds.

- Hybrid and redeemable preferred and equity securities - We also utilize additional inputs of exchange prices (underlying and common stock of the same issuer) for our hybrid and redeemable preferred and equity securities, including banking, insurance, other financial services and other securities.

AFS SECURITIES -- EVALUATION FOR RECOVERY OF AMORTIZED COST
We regularly review our AFS securities for declines in fair value that we determine to be other-than-temporary. For an equity security, if we do not have the ability and intent to hold the security for a sufficient period of time to allow for a recovery in value, we conclude that an other-than-temporary impairment ("OTTI") has occurred and the amortized cost of the equity security is written down to the current fair value, with a corresponding charge to realized gain (loss) on our Consolidated Statements of Income (Loss). When assessing our ability and intent to hold the equity security to recovery, we consider, among other things, the severity and duration of the decline in fair value of the equity security as well as the cause of the decline, a fundamental analysis of the liquidity, and business prospects and overall financial condition of the issuer.

For our fixed maturity AFS securities, we generally consider the following to determine that our unrealized losses are not OTTI:

-    The estimated range and average period until recovery;

-    The estimated range and average holding period to maturity;

-    Remaining payment terms of the security;

-    Current delinquencies and nonperforming assets of underlying collateral;

-    Expected future default rates;

- Collateral value by vintage, geographic region, industry concentration or property type;

- Subordination levels or other credit enhancements as of the balance sheet date as compared to origination; and

-    Contractual and regulatory cash obligations.

For a debt security, if we intend to sell a security or it is more likely than not we will be required to sell a debt security before recovery of its amortized cost basis and the fair value of the debt security is below amortized cost, we conclude that an OTTI has occurred and the amortized cost is written down to current fair value, with a corresponding charge to realized gain (loss) on our Consolidated Statements of Income (Loss). If we do not intend to sell a debt security or it is not more likely than not we will be required to sell a debt security before recovery of its amortized cost basis but the present value of the cash flows expected to be collected is less than the amortized cost of the debt security (referred to as the credit loss), we conclude that an OTTI has occurred and the amortized cost is written down to the estimated recovery value with a corresponding charge to realized gain (loss) on our Consolidated Statements of Income (Loss), as this amount is deemed the credit portion of the OTTI. The remainder of the decline to fair value is recorded in OCI to unrealized OTTI on AFS securities on our Consolidated Statements of Stockholder's Equity, as this amount is considered a noncredit (i.e., recoverable) impairment.

When assessing our intent to sell a debt security or if it is more likely than not we will be required to sell a debt security before recovery of its cost basis, we evaluate facts and circumstances such as, but not limited to, decisions to reposition our security portfolio, sale of securities to meet cash flow needs and sales of securities to capitalize on favorable pricing. In order to determine the amount of the credit loss for a debt security, we calculate the recovery value by performing a discounted cash flow analysis based on the current cash flows and future cash flows we expect to recover. The discount rate is the effective interest rate implicit in the underlying debt security. The effective interest rate is the original yield or the coupon if the debt security was previously impaired. See the discussion below for additional information on the methodology and significant inputs, by security type, which we use to determine the amount of a credit loss.

Our conclusion that it is not more likely than not that we will be required to sell the fixed maturity AFS securities before recovery of their amortized cost basis, the estimated future cash flows are equal to or greater than the amortized cost basis of the debt securities, or we have the ability to hold the equity AFS securities for a period of time sufficient for recovery is based upon our asset-liability management process. Management considers the following as part of the evaluation:

-    The current economic environment and market conditions;

-    Our business strategy and current business plans;

- The nature and type of security, including expected maturities and exposure to general credit, liquidity, market and interest rate risk;

- Our analysis of data from financial models and other internal and industry sources to evaluate the current effectiveness of our hedging and overall risk management strategies;

- The current and expected timing of contractual maturities of our assets and liabilities, expectations of prepayments on investments and expectations for surrenders and withdrawals of life insurance policies and annuity contracts;

-    The capital risk limits approved by management; and

-    Our current financial condition and liquidity demands.

To determine the recovery period of a debt security, we consider the facts and circumstances surrounding the underlying issuer including, but not limited to, the following:

-    Historic and implied volatility of the security;

- Length of time and extent to which the fair value has been less than amortized cost;

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

1. NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

- Adverse conditions specifically related to the security or to specific conditions in an industry or geographic area;

-    Failure, if any, of the issuer of the security to make scheduled payments;
     and

- Recoveries or additional declines in fair value subsequent to the balance sheet date.

In periods subsequent to the recognition of an OTTI, the AFS security is accounted for as if it had been purchased on the measurement date of the OTTI. Therefore, for the fixed maturity AFS security, the original discount or reduced premium is reflected in net investment income over the contractual term of the investment in a manner that produces a constant effective yield.

To determine recovery value of a corporate bond or ABS CDOs, we perform additional analysis related to the underlying issuer including, but not limited to, the following:

- Fundamentals of the issuer to determine what we would recover if they were to file bankruptcy versus the price at which the market is trading;

-    Fundamentals of the industry in which the issuer operates;

- Earnings multiples for the given industry or sector of an industry that the underlying issuer operates within, divided by the outstanding debt to determine an expected recovery value of the security in the case of a liquidation;

- Expected cash flows of the issuer (e.g., whether the issuer has cash flows in excess of what is required to fund its operations);

-    Expectations regarding defaults and recovery rates;

-    Changes to the rating of the security by a rating agency; and

- Additional market information (e.g., if there has been a replacement of the corporate debt security).

Each quarter we review the cash flows for the MBS to determine whether or not they are sufficient to provide for the recovery of our amortized cost. We revise our cash flow projections only for those securities that are at most risk for impairment based on current credit enhancement and trends in the underlying collateral performance. To determine recovery value of a MBS, we perform additional analysis related to the underlying issuer including, but not limited to, the following:

- Discounted cash flow analysis based on the current cash flows and future cash flows we expect to recover;

- Level of creditworthiness of the home equity loans that back a CMO, residential mortgages that back a MPTS or commercial mortgages that back a CMBS;

- Susceptibility to fair value fluctuations for changes in the interest rate environment;

- Susceptibility to reinvestment risks, in cases where market yields are lower than the securities' book yield earned;

- Susceptibility to reinvestment risks, in cases where market yields are higher than the book yields earned on a security;

- Expectations of sale of such a security where market yields are higher than the book yields earned on a security; and

-    Susceptibility to variability of prepayments.

When evaluating MBS and mortgage-related ABS, we consider a number of pool-specific factors as well as market level factors when determining whether or not the impairment on the security is temporary or other-than-temporary. The most important factor is the performance of the underlying collateral in the security and the trends of that performance in the prior periods. We use this information about the collateral to forecast the timing and rate of mortgage loan defaults, including making projections for loans that are already delinquent and for those loans that are currently performing but may become delinquent in the future. Other factors used in this analysis include type of underlying collateral (e.g., prime, Alt-A or sub-prime), geographic distribution of underlying loans and timing of liquidations by state. Once default rates and timing assumptions are determined, we then make assumptions regarding the severity of a default if it were to occur. Factors that impact the severity assumption include expectations for future home price appreciation or depreciation, loan size, first lien versus second lien, existence of loan level private mortgage insurance, type of occupancy and geographic distribution of loans. Once default and severity assumptions are determined for the security in question, cash flows for the underlying collateral are projected including expected defaults and prepayments. These cash flows on the collateral are then translated to cash flows on our tranche based on the cash flow waterfall of the entire capital security structure. If this analysis indicates the entire principal on a particular security will not be returned, the security is reviewed for OTTI by comparing the expected cash flows to amortized cost. To the extent that the security has already been impaired or was purchased at a discount, such that the amortized cost of the security is less than or equal to the present value of cash flows expected to be collected, no impairment is required.

Otherwise, if the amortized cost of the security is greater than the present value of the cash flows expected to be collected, and the security was not purchased at a discount greater than the expected principal loss, then impairment is recognized.

We further monitor the cash flows of all of our AFS securities backed by pools on an ongoing basis. We also perform detailed analysis on all of our subprime, Alt-A, non-agency residential MBS and on a significant percentage of our AFS securities backed by pools of commercial mortgages. The detailed analysis includes revising projected cash flows by updating the cash flows for actual cash received and applying assumptions with respect to expected defaults, foreclosures and recoveries in the future. These revised projected cash flows are then compared to the amount of credit enhancement (subordination) in the structure to determine whether the amortized cost of the security is recoverable. If it is not recoverable, we record an impairment of the security.

TRADING SECURITIES
Trading securities consist of fixed maturity and equity securities in designated portfolios, some of which support modified coinsurance ("Modco") and coinsurance with funds withheld ("CFW") reinsurance arrangements. Investment results for the portfolios that support Modco and CFW reinsurance

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arrangements, including gains and losses from sales, are passed directly to the reinsurers pursuant to contractual terms of the reinsurance arrangements. Trading securities are carried at fair value and changes in fair value and changes in the fair value of embedded derivative liabilities associated with the underlying reinsurance arrangements, are recorded in realized gain (loss) on our Consolidated Statements of Income (Loss) as they occur.

ALTERNATIVE INVESTMENTS
Alternative investments, which consist primarily of investments in Limited Partnerships ("LPs"), are included in other investments on our Consolidated Balance Sheets. We account for our investments in LPs using the equity method to determine the carrying value. Recognition of alternative investment income is delayed due to the availability of the related financial statements, which are generally obtained from the partnerships' general partners. As a result, our venture capital, real estate and oil and gas portfolios are generally on a three-month delay and our hedge funds are on a one-month delay. In addition, the impact of audit adjustments related to completion of calendar-year financial statement audits of the in-vestees are typically received during the second quarter of each calendar year. Accordingly, our investment income from alternative investments for any calendar-year period may not include the complete impact of the change in the underlying net assets for the partnership for that calendar-year period.

PAYABLES FOR COLLATERAL ON INVESTMENTS
When we enter into collateralized financing transactions on our investments, a liability is recorded equal to the cash collateral received. This liability is included within payables for collateral on investments on our Consolidated Balance Sheets. Income and expenses associated with these transactions are recorded as investment income and investment expenses within net investment income on our Consolidated Statements of Income (Loss). Changes in payables for collateral on investments are reflected within cash flows from investing activities on our Consolidated Statements of Cash Flows.

MORTGAGE LOANS ON REAL ESTATE
Mortgage loans on real estate are carried at unpaid principal balances adjusted for amortization of premiums and accretion of discounts and are net of valuation allowances. Interest income is accrued on the principal balance of the loan based on the loan's contractual interest rate. Premiums and discounts are amortized using the effective yield method over the life of the loan. Interest income and amortization of premiums and discounts are reported in net investment income on our Consolidated Statements of Income (Loss) along with mortgage loan fees, which are recorded as they are incurred.

Our commercial loan portfolio is comprised of long-term loans secured by existing commercial real estate. As such, it does not exhibit risk characteristics unique to mezzanine, construction, residential, agricultural, land or other types of real estate loans. We believe all of the loans in our portfolio share three primary risks: borrower creditworthiness; sustainability of the cash flow of the property; and market risk; therefore, our methods for monitoring and assessing credit risk are consistent for our entire portfolio. Loans are considered impaired when it is probable that, based upon current information and events, we will be unable to collect all amounts due under the contractual terms of the loan agreement. When we determine that a loan is impaired, a valuation allowance is established for the excess carrying value of the loan over its estimated value. The loan's estimated value is based on: the present value of expected future cash flows discounted at the loan's effective interest rate; the loan's observable market price; or the fair value of the loan's collateral. Valuation allowances are maintained at a level we believe is adequate to absorb estimated probable credit losses of each specific loan. Our periodic evaluation of the adequacy of the allowance for losses is based on our past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. Trends in market vacancy and rental rates are incorporated into the analysis that we perform for monitored loans and may contribute to the establishment of (or an increase or decrease in) an allowance for credit losses. In addition, we review each loan individually in our commercial mortgage loan portfolio on an annual basis to identify emerging risks. We focus on properties that experienced a reduction in debt-service coverage or that have significant exposure to tenants with deteriorating credit profiles. Where warranted, we establish or increase loss reserves for a specific loan based upon this analysis. Our process for determining past due or delinquency status begins when a payment date is missed, at which time the borrower is contacted. After the grace period expiration that may last up to 10 days, we send a default notice. The default notice generally provides a short time period to cure the default. Our policy is to report loans that are 60 or more days past due, which equates to two or more payments missed, as delinquent. We do not accrue interest on loans 90 days past due, and any interest received on these loans is either applied to the principal or recorded in net investment income on our Consolidated Statements of Income (Loss) when received, depending on the assessment of the collectibility of the loan. We resume accruing interest once a loan complies with all of its original terms or restructured terms. Mortgage loans deemed uncollectible are charged against the allowance for losses, and subsequent recoveries, if any, are credited to the allowance for losses. All mortgage loans that are impaired have an established allowance for credit losses. Changes in valuation allowances are reported in realized gain (loss) on our Consolidated Statements of Income (Loss).

We measure and assess the credit quality of our mortgage loans by using loan-to-value and debt-service coverage ratios. The loan-to-value ratio compares the principal amount of the loan to the fair value at origination of the underlying property collateralizing the loan and is commonly expressed as a percentage. Loan-to-value ratios greater than 100% indicate that the principal amount is greater than the collateral value. Therefore, all else being equal, a lower loan-to-value ratio

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generally indicates a higher quality loan. The debt-service coverage ratio compares a property's net operating income to its debt-service payments. Debt-service coverage ratios of less than 1.0 indicate that property operations do not generate enough income to cover its current debt payments. Therefore, all else being equal, a higher debt-service coverage ratio generally indicates a higher quality loan.

POLICY LOANS
Policy loans represent loans we issue to contract holders that use the cash surrender value of their life insurance policy as collateral. Policy loans are carried at unpaid principal balances.

REAL ESTATE
Real estate includes both real estate held for the production of income and real estate held-for-sale. Real estate held for the production of income is carried at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset. We periodically review properties held for the production of income for impairment. Properties whose carrying values are greater than their projected undiscounted cash flows are written down to estimated fair value, with impairment losses reported in realized gain (loss) on our Consolidated Statements of Income (Loss). The estimated fair value of real estate is generally computed using the present value of expected future cash flows from the real estate discounted at a rate commensurate with the underlying risks. Real estate classified as held-for-sale is stated at the lower of depreciated cost or fair value less expected disposition costs at the time classified as held-for-sale. Real estate is not depreciated while it is classified as held-for-sale. Also, valuation allowances for losses are established, as appropriate, for real estate held-for-sale and any changes to the valuation allowances are reported in realized gain (loss) on our Consolidated Statements of Income (Loss). Real estate acquired through foreclosure proceedings is recorded at fair value at the settlement date.

DERIVATIVE INSTRUMENTS
We hedge certain portions of our exposure to interest rate risk, foreign currency exchange risk, equity market risk and credit risk by entering into derivative transactions. All of our derivative instruments are recognized as either assets or liabilities on our Consolidated Balance Sheets at estimated fair value. We categorized derivatives into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique as discussed above in "Fair Value Measurement." The accounting for changes in the estimated fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship, and further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, we must designate the hedging instrument based upon the exposure being hedged: as a cash flow hedge, a fair value hedge or a hedge of a net investment in a foreign subsidiary.

For derivative instruments that are designated and qualify as a cash flow hedge, the effective portion of the gain or loss on the derivative instrument is reported as a component of accumulated OCI and reclassified into net income in the same period or periods during which the hedged transaction affects net income. The remaining gain or loss on the derivative instrument in excess of the cumulative change in the present value of designated future cash flows of the hedged item (hedge ineffectiveness), if any, is recognized in net income during the period of change. For derivative instruments that are designated and qualify as a fair value hedge, the gain or loss on the derivative instrument, as well as the offsetting gain or loss on the hedged item attributable to the hedged risk are recognized in net income during the period of change in estimated fair values. For derivative instruments not designated as hedging instruments but that are economic hedges, the gain or loss is recognized in net income. See Note 6 for details of where the gain or loss recognized in net income is reported on our Consolidated Statements of Income (Loss).

We purchase and issue financial instruments and products that contain embedded derivative instruments. When it is determined that the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, and a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host for measurement purposes. The embedded derivative, which is reported with the host instrument in the Consolidated Balance Sheets, is carried at fair value with changes in fair value recognized in net income during the period of change. See Note 6 for additional discussion of our derivative instruments, including details of where the gain or loss recognized in net income is reported on our Consolidated Statements of Income
(Loss).

We employ several different methods for determining the fair value of our derivative instruments. The fair value of our derivative contracts are measured based on current settlement values, which are based on quoted market prices, industry standard models that are commercially available and broker quotes. These techniques project cash flows of the derivatives using current and implied future market conditions. We calculate the present value of the cash flows to measure the current fair market value of the derivative.

CASH AND CASH EQUIVALENTS
Cash and invested cash is carried at cost and includes all highly liquid debt instruments purchased with a maturity of three months or less.

DAC, VOBA, DSI AND DFEL
Commissions and other costs of acquiring UL insurance, variable universal life ("VUL") insurance, traditional life insurance, annuities and other investment contracts, which vary with and are related primarily to the production of new business, have been deferred (i.e., DAC) to the extent recoverable. VOBA is an intangible asset that reflects the estimated fair value of in-force contracts in a life insurance company acquisition and represents the portion of the purchase price that is allocated to the value of the right to receive future cash flows from the business in force at the acquisition date. Bonus

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credits and excess interest for dollar cost averaging contracts are considered DSI, and the unamortized balance is reported in other assets on our Consolidated Balance Sheets. Contract sales charges that are collected in the early years of an insurance contract are deferred (referred to as "DFEL"), and the un-amortized balance is reported in other contract holder funds on our Consolidated Balance Sheets.

Both DAC and VOBA amortization is reported within underwriting, acquisition, insurance and other expenses on our Consolidated Statements of Income (Loss). DSI amortization is reported in interest credited on our Consolidated Statements of Income (Loss). The amortization of DFEL is reported within insurance fees on our Consolidated Statements of Income (Loss). The methodology for determining the amortization of DAC, VOBA, DSI and DFEL varies by product type. For all insurance contracts, amortization is based on assumptions consistent with those used in the development of the underlying contract adjusted for emerging experience and expected trends.

Acquisition costs for UL and VUL insurance and investment-type products, which include fixed and variable deferred annuities, are generally amortized over the lives of the policies in relation to the incidence of estimated gross profits ("EGPs") from surrender charges, investment, mortality net of reinsurance ceded and expense margins and actual realized gain (loss) on investments. Contract lives for UL and VUL policies are estimated to be 40 years and 30 years, respectively, based on the expected lives of the contracts. Contract lives for fixed and variable deferred annuities are generally between 12 and 30 years, while some of our fixed multi-year guarantee products have amortization periods equal to the guarantee period. The front-end load annuity product has an assumed life of 25 years. Longer lives are assigned to those blocks that have demonstrated favorable lapse experience.

Acquisition costs for all traditional contracts, including traditional life insurance, which include individual whole life, group business and term life insurance contracts, are amortized over periods of 7 to 30 years on either a straight-line basis or as a level percent of premium of the related policies depending on the block of business. There is currently no DAC, VOBA, DSI or DFEL balance or related amortization for fixed and variable payout annuities.

The carrying amounts of DAC, VOBA, DSI and DFEL are adjusted for the effects of realized and unrealized gains and losses on securities classified as AFS and certain derivatives and embedded derivatives. Amortization expense of DAC, VOBA, DSI and DFEL reflects an assumption for an expected level of credit-related investment losses. When actual credit-related investment losses are realized, we recognize a true-up to our DAC, VOBA, DSI and DFEL amortization within realized gain (loss) on our Consolidated Statements of Income (Loss) reflecting the incremental effect of actual versus expected credit-related investment losses. These actual to expected amortization adjustments can create volatility from period to period in realized gain
(loss).

On a quarterly basis, we may record an adjustment to the amounts included within our Consolidated Balance Sheets for DAC, VOBA, DSI and DFEL with an offsetting benefit or charge to revenue or expense for the effect of the difference between future EGPs used in the prior quarter and the emergence of actual and updated future EGPs in the current quarter ("retrospective unlocking"). In addition, in the third quarter of each year, we conduct our annual comprehensive review of the assumptions and the projection models used for our estimates of future gross profits underlying the amortization of DAC, VOBA, DSI and DFEL and the calculations of the embedded derivatives and reserves for life insurance and annuity products with living benefit and death benefit guarantees. These assumptions include investment margins, mortality, retention, rider utilization and maintenance expenses (costs associated with maintaining records relating to insurance and individual and group annuity contracts and with the processing of premium collections, deposits, withdrawals and commissions). Based on our review, the cumulative balances of DAC, VOBA, DSI and DFEL, included on our Consolidated Balance Sheets, are adjusted with an offsetting benefit or charge to revenue or amortization expense to reflect such change ("prospective unlocking - assumption changes"). We may have prospective unlocking in other quarters as we become aware of information that warrants updating prospective assumptions outside of our annual comprehensive review. We may also identify and implement actuarial modeling refinements ("prospective unlocking -- model refinements") that result in increases or decreases to the carrying values of DAC, VOBA, DSI, DFEL, embedded derivatives and reserves for life insurance and annuity products with living benefit and death benefit guarantees. The primary distinction between retrospective and prospective unlocking is that retrospective unlocking is driven by the difference between actual gross profits compared to EGPs each period, while prospective unlocking is driven by changes in assumptions or projection models related to our expectations of future EGPs.

DAC, VOBA, DSI and DFEL are reviewed periodically to ensure that the unamortized portion does not exceed the expected recoverable amounts.

REINSURANCE
Our insurance companies enter into reinsurance agreements with other companies in the normal course of business. Assets and liabilities and premiums and benefits from certain reinsurance contracts that grant statutory surplus relief to other insurance companies are netted on our Consolidated Balance Sheets and Consolidated Statements of Income (Loss), respectively, because there is a right of offset. All other reinsurance agreements are reported on a gross basis on our Consolidated Balance Sheets as an asset for amounts recoverable from reinsurers or as a component of other liabilities for amounts, such as premiums, owed to the reinsurers, with the exception of Modco agreements for which the right of offset also exists. Reinsurance premiums and benefits paid or provided are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance

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contracts. Premiums, benefits and DAC are reported net of insurance ceded.

GOODWILL
We recognize the excess of the purchase price, plus the fair value of any noncontrolling interest in the acquiree, over the fair value of identifiable net assets acquired as goodwill. Goodwill is not amortized, but is reviewed at least annually for indications of value impairment, with consideration given to financial performance and other relevant factors. In addition, certain events, including a significant adverse change in legal factors or the business climate, an adverse action or assessment by a regulator or unanticipated competition, would cause us to review the carrying amounts of goodwill for impairment. We are required to perform a two-step test in our evaluation of the carrying value of goodwill for impairment. In Step 1 of the evaluation, the fair value of each reporting unit is determined and compared to the carrying value of the reporting unit. If the fair value is greater than the carrying value, then the carrying value is deemed to be sufficient and Step 2 is not required. If the fair value estimate is less than the carrying value, it is an indicator that impairment may exist and Step 2 is required to be performed. In Step 2, the implied fair value of the reporting unit's goodwill is determined by assigning the reporting unit's fair value as determined in Step 1 to all of its net assets (recognized and unrecognized) as if the reporting unit had been acquired in a business combination at the date of the impairment test. If the implied fair value of the reporting unit's goodwill is lower than its carrying amount, goodwill is impaired and written down to its fair value, and a charge is reported in impairment of intangibles on our Consolidated Statements of Income (Loss).

SPECIFICALLY IDENTIFIABLE INTANGIBLE ASSETS
Specifically identifiable intangible assets, net of accumulated amortization, are reported in other assets on our Consolidated Balance Sheets. The carrying values of specifically identifiable intangible assets are reviewed at least annually for indicators of impairment in value that are other-than-temporary, including unexpected or adverse changes in the following: the economic or competitive environments in which the Company operates; profitability analyses; cash flow analyses; and the fair value of the relevant business operation. If there was an indication of impairment, then the cash flow method would be used to measure the impairment, and the carrying value would be adjusted as necessary and reported in impairment of intangibles on our Consolidated Statements of Income (Loss).

Sales force intangibles are attributable to the value of the new business distribution system for certain life insurance products within the Insurance Solutions - Life Insurance segment acquired through business combinations. These assets are amortized on a straight-line basis over their useful life of 25 years.

Specifically identifiable intangible assets also include Federal Communications Commission ("FCC") licenses and other agreements reported within Other Operations. The FCC licenses are not amortized.

OTHER LONG-LIVED ASSETS
Property and equipment owned for company use is included in other assets on our Consolidated Balance Sheets and is carried at cost less allowances for depreciation. Provisions for depreciation of investment real estate and property and equipment owned for company use are computed principally on the straight-line method over the estimated useful lives of the assets, which include buildings, computer hardware and software and other property and equipment.

We periodically review the carrying value of our long-lived assets, including property and equipment, for impairment whenever events or circumstances indicate that the carrying amount of such assets may not be fully recoverable. For long-lived assets to be held and used, impairments are recognized when the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

Long-lived assets to be disposed of by abandonment or in an exchange for a similar productive long-lived asset are classified as held-for-use until they are disposed.

Long-lived assets to be sold are classified as held-for-sale and are no longer depreciated. Certain criteria have to be met in order for the long-lived asset to be classified as held-for-sale, including that a sale is probable and expected to occur within one year. Long-lived assets classified as held-for-sale are recorded at the lower of their carrying amount or fair value less cost to sell.

SEPARATE ACCOUNT ASSETS AND LIABILITIES
We maintain separate account assets, which are reported at fair value. The related liabilities are reported at an amount equivalent to the separate account assets. Investment risks associated with market value changes are borne by the contract holders, except to the extent of minimum guarantees made by the Company with respect to certain accounts. See Note 11 for additional information regarding arrangements with contractual guarantees.

We issue variable annuity contracts through our separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contract holder (traditional variable annuities). We also issue variable annuity and life contracts through separate accounts that include various types of guaranteed death benefit ("GDB"), guaranteed withdrawal benefit ("GWB") and guaranteed income benefit ("GIB") features. The GDB features include those where we contractually guarantee to the contract holder either: return of no less than total deposits made to the contract less any partial withdrawals ("return of net deposits"); total deposits made to the contract less any partial withdrawals plus a minimum return ("minimum return"); or the highest contract value on any contract anniversary date through age

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80 minus any payments or withdrawals following the contract anniversary ("anniversary contract value").

As discussed in Note 6, certain features of these guarantees are accounted for as embedded derivative reserves, whereas other guarantees are accounted for as benefit reserves. Other guarantees contain characteristics of both and are accounted for under an approach that calculates the value of the embedded derivative reserve and the benefit reserve based on the specific characteristics of each guaranteed living benefit ("GLB") feature. We use derivative instruments to hedge our exposure to the risks and earnings volatility that result from the embedded derivatives for living benefits in certain of our variable annuity products. The change in fair value of these instruments tends to move in the opposite direction of the change in the value of the associated reserves. The net impact of these changes is reported as a component of realized gain (loss) on our Consolidated Statements of Income
(Loss) in a category referred to as GLBs.

The "market consistent scenarios" used in the determination of the fair value of the GWB liability are similar to those used by an investment bank to value derivatives for which the pricing is not transparent and the aftermarket is nonexistent or illiquid. In our calculation, risk-neutral Monte-Carlo simulations resulting in over 10 million scenarios are utilized to value the entire block of guarantees. The market consistent scenario assumptions, as of each valuation date, are those we view to be appropriate for a hypothetical market participant. The market consistent inputs include assumptions for the capital markets (e.g., implied volatilities, correlation among indices, risk-free swap curve, etc.), policyholder behavior (e.g., policy lapse, benefit utilization, mortality, etc.), risk margins, administrative expenses and a margin for profit. We believe these assumptions are consistent with those that would be used by a market participant; however, as the related markets develop we will continue to reassess our assumptions. It is possible that different valuation techniques and assumptions could produce a materially different estimate of fair value.

FUTURE CONTRACT BENEFITS AND OTHER CONTRACT HOLDER FUNDS
Future contract benefits represent liability reserves that we have established and carry based on estimates of how much we will need to pay for future benefits and claims. Other contract holder funds represent liabilities for account values, dividends payable, premium deposit funds, undistributed earnings on participating business and other contract holder funds as well the carrying value of DFEL discussed above.

The liabilities for future contract benefits and claim reserves for UL and VUL insurance policies consist of contract account balances that accrue to the benefit of the contract holders, excluding surrender charges. The liabilities for future insurance contract benefits and claim reserves for traditional life policies are computed using assumptions for investment yields, mortality and withdrawals based principally on generally accepted actuarial methods and assumptions at the time of contract issue. Investment yield assumptions for traditional direct individual life reserves for all contracts range from 2.25% to 7.75% depending on the time of contract issue. The investment yield assumptions for immediate and deferred paid-up annuities range from 1.00% to 13.50% . These investment yield assumptions are intended to represent an estimation of the interest rate experience for the period that these contract benefits are payable.

The liabilities for future claim reserves for variable annuity products containing GDB features are calculated by estimating the present value of total expected benefit payments over the life of the contract divided by the present value of total expected assessments over the life of the contract ("benefit ratio") multiplied by the cumulative assessments recorded from the contract inception through the balance sheet date less the cumulative GDB payments plus interest on the reserves. The change in the reserve for a period is the benefit ratio multiplied by the assessments recorded for the period less GDB claims paid in the period plus interest. If experience or assumption changes result in a new benefit ratio, the reserves are adjusted to reflect the changes in a manner similar to the unlocking of DAC, VOBA, DFEL and DSI.

With respect to our future contract benefits and other contract holder funds, we continually review: overall reserve position, reserving techniques and reinsurance arrangements. As experience develops and new information becomes known, liabilities are adjusted as deemed necessary. The effects of changes in estimates are included in the operating results for the period in which such changes occur.

The business written or assumed by us includes participating life insurance contracts, under which the contract holder is entitled to share in the earnings of such contracts via receipt of dividends. The dividend scale for participating policies is reviewed annually and may be adjusted to reflect recent experience and future expectations.

UL and VUL products with secondary guarantees represented approximately 40% of permanent life insurance in force as of December 31, 2010, and approximately 52% of sales for these products in 2010. Liabilities for the secondary guarantees on UL-type products are calculated by multiplying the benefit ratio by the cumulative assessments recorded from contract inception through the balance sheet date less the cumulative secondary guarantee benefit payments plus interest. If experience or assumption changes result in a new benefit ratio, the reserves are adjusted to reflect the changes in a manner similar to the unlocking of DAC, VOBA, DFEL and DSI. The accounting for secondary guarantee benefits impacts, and is impacted by, EGPs used to calculate amortization of DAC, VOBA, DFEL and DSI.

Future contract benefits on our Consolidated Balance Sheets include GLB features and remaining guaranteed interest and similar contracts that are carried at fair value, which represents approximate surrender value including an estimate for our nonperformance risk. Our LINCOLN SMARTSECURITY(R)
Advantage GWB feature, GIB and 4LATER(R) features have elements of both insurance benefits and embedded derivatives. We weight these features and their associated reserves accordingly based on their hybrid nature. We classify these items in

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1. NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Level 3 within the hierarchy levels described above in "Fair Value
Measurement."

The fair value of our indexed annuity contracts is based on their approximate surrender values.

BORROWED FUNDS
LNL's short-term borrowings are defined as borrowings with contractual or expected maturities of one year or less. Long-term borrowings have contractual or expected maturities greater than one year.

DEFERRED GAIN ON BUSINESS SOLD THROUGH REINSURANCE
Our reinsurance operations were acquired by Swiss Re Life & Health America, Inc. ("Swiss Re") in December 2001 through a series of indemnity reinsurance transactions. We are recognizing the gain related to these transactions at the rate that earnings on the reinsured business are expected to emerge, over a period of 15 years from the date of sale.

COMMITMENTS AND CONTINGENCIES
Contingencies arising from environmental remediation costs, regulatory judgments, claims, assessments, guarantees, litigation, recourse reserves, fines, penalties and other sources are recorded when deemed probable and reasonably estimable.

INSURANCE FEES
Insurance fees for investment and interest-sensitive life insurance contracts consist of asset-based fees, cost of insurance charges, percent of premium charges, contract administration charges and surrender charges that are assessed against contract holder account balances. Investment products consist primarily of individual and group variable and fixed deferred annuities. Interest-sensitive life insurance products include UL insurance, VUL insurance and other interest-sensitive life insurance policies. These products include life insurance sold to individuals, corporate-owned life insurance and bank-owned life insurance.

In bifurcating the embedded derivative of our GLB features on our variable annuity products, we attribute to the embedded derivative the portion of total fees collected from the contract holder that relate to the GLB riders (the "attributed fees"), which are not reported within insurance fees on our Consolidated Statements of Income (Loss). These attributed fees represent the present value of future claims expected to be paid for the GLB at the inception of the contract plus a margin that a theoretical market participant would include for risk/profit and are reported within realized gain (loss) on our Consolidated Statements of Income (Loss).

The timing of revenue recognition as it relates to fees assessed on investment contracts is determined based on the nature of such fees. Asset-based fees, cost of insurance and contract administration charges are assessed on a daily or monthly basis and recognized as revenue when assessed and earned. Percent of premium charges are assessed at the time of premium payment and recognized as revenue when assessed and earned. Certain amounts assessed that represent compensation for services to be provided in future periods are reported as unearned revenue and recognized in income over the periods benefited. Surrender charges are recognized upon surrender of a contract by the contract holder in accordance with contractual terms.

For investment and interest-sensitive life insurance contracts, the amounts collected from contract holders are considered deposits and are not included in revenue.

INSURANCE PREMIUMS
Our insurance premiums for traditional life insurance and group insurance products are recognized as revenue when due from the contract holder. Our traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance, limited-payment life insurance, term life insurance and certain annuities with life contingencies. Our group non-medical insurance products consist primarily of term life, disability and dental.

NET INVESTMENT INCOME
Dividends and interest income, recorded in net investment income, are recognized when earned. Amortization of premiums and accretion of discounts on investments in debt securities are reflected in net investment income over the contractual terms of the investments in a manner that produces a constant effective yield.

For ABS and MBS, included in the trading and AFS fixed maturity securities portfolios, we recognize income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from originally anticipated prepayments, the retrospective effective yield is recalculated to reflect actual payments to date and a catch up adjustment is recorded in the current period. In addition, the new effective yield, which reflects anticipated future payments, is used prospectively. Any adjustments resulting from changes in effective yield are reflected in net investment income on our Consolidated Statements of Income (Loss).

REALIZED GAIN (LOSS)
Realized gain (loss) on our Consolidated Statements of Income (Loss) includes realized gains and losses from the sale of investments, write-downs for other-than-temporary impairments of investments, certain derivative and embedded derivative gains and losses, gains and losses on the sale of subsidiaries and businesses and net gains and losses on reinsurance embedded derivative and trading securities. Realized gains and losses on the sale of investments are determined using the specific identification method. Realized gain (loss) is recognized in net income, net of associated amortization of DAC, VOBA, DSI and DFEL. Realized gain (loss) is also net of allocations of investment gains and losses to certain contract holders and certain funds withheld on reinsurance arrangements for which we have a contractual obligation.

OTHER REVENUES AND FEES
Other revenues and fees consists primarily of fees attributable to broker-dealer services recorded as earned at the time of sale,

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

1. NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

changes in the market value of our seed capital investments and communications sales recognized as earned, net of agency and representative commissions.

INTEREST CREDITED
Interest credited includes interest credited to contract holder account balances. Interest crediting rates associated with funds invested in our general account during 2008 through 2010 ranged from 3.00% to 9.00%.

BENEFITS
Benefits for UL and other interest-sensitive life insurance products include benefit claims incurred during the period in excess of contract account balances. Benefits also include the change in reserves for life insurance products with secondary guarantee benefits and annuity products with guaranteed death benefits. For traditional life, group health and disability income products, benefits are recognized when incurred in a manner consistent with the related premium recognition policies.

PENSION AND OTHER POSTRETIREMENT BENEFIT PLANS
Pursuant to the accounting rules for our obligations to employees and agents under our various pension and other postretirement benefit plans, we are required to make a number of assumptions to estimate related liabilities and expenses. We use assumptions for the weighted-average discount rate and expected return on plan assets to estimate pension expense. The discount rate assumptions are determined using an analysis of current market information and the projected benefit flows associated with these plans. The expected long-term rate of return on plan assets is based on historical and projected future rates of return on the funds invested in the plan. The calculation of our accumulated postretirement benefit obligation also uses an assumption of weighted-average annual rate of increase in the per capita cost of covered benefits, which reflects a health care cost trend rate. See Note 18 for additional information.

STOCK-BASED COMPENSATION
In general, we expense the fair value of stock awards included in our incentive compensation plans. As of the date LNC's Board of Directors approves stock awards, the fair value of stock options is determined using a Black-Scholes options valuation methodology, and the fair value of other stock awards is based upon the market value of the stock. The fair value of the awards is expensed over the performance or service period, which generally corresponds to the vesting period, and is recognized as an increase to common stock in stockholder's equity. We classify certain stock awards as liabilities. For these awards, the settlement value is classified as a liability on our consolidated balance sheet and the liability is marked-to-market through net income at the end of each reporting period. Stock-based compensation expense is reflected in underwriting, acquisition, insurance and other expenses on our Consolidated Statements of Income (Loss). See Note 20 for additional information.

INTEREST AND DEBT EXPENSES
Interest expense on our short-term and long-term debt is recognized as due and any associated premiums, discounts, and costs are amortized (accreted) over the term of the related borrowing utilizing the effective interest method. In addition, gains or losses related to certain derivative instruments associated with debt are recognized in interest expense during the period of the change.

INCOME TAXES
We have elected to file consolidated federal income tax returns with LNC and its subsidiaries. Pursuant to an intercompany tax sharing agreement with LNC, we provide for income taxes on a separate return filing basis. The tax sharing agreement also provides that we will receive benefit for net operating losses, capital losses and tax credits which are not usable on a separate return basis to the extent such items may be utilized in the consolidated income tax returns of LNC. Deferred income taxes are recognized, based on enacted rates, when assets and liabilities have different values for financial statement and tax reporting purposes. A valuation allowance is recorded to the extent required to reduce the deferred tax asset to an amount that we expect, more likely than not, will be realized. See Note 7 for additional information.

2. NEW ACCOUNTING STANDARDS

ADOPTION OF NEW ACCOUNTING STANDARDS

CONSOLIDATIONS TOPIC
In June 2009, the FASB issued Accounting Standards Update ("ASU") No. 2009-17, "Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities" ("ASU 2009-17"), which amended the consolidation guidance for VIEs. Primarily, the quantitative analysis previously required under the Consolidations Topic of the FASB ASC was eliminated and replaced with a qualitative approach for identifying the variable interest that has the power to direct the activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or the right to receive returns that could potentially be significant to the VIE. In addition, variable interest holders are required to perform an ongoing reassessment of the primary beneficiary of the VIE. Upon adoption of ASU 2009-17, an entity was required to reconsider prior consolidation assessments for VIEs in which the entity continues to hold a variable interest. In February 2010, the FASB issued ASU No. 2010-10, "Amendments for Certain Investment Funds" ("ASU 2010-10"), which deferred application of the guidance in ASU 2009-17 for reporting entities with interests in an entity that applies the specialized accounting guidance for investment companies.

Effective January 1, 2010, we adopted the amendments in ASU 2009-17 and ASU 2010-10, and accordingly reconsidered our involvement with all our VIEs and the primary beneficiary of the VIEs. In accordance with ASU 2009-17, we are the primary beneficiary of the VIEs associated with our investments

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

2. NEW ACCOUNTING STANDARDS (CONTINUED)

in Credit-Linked Notes ("CLN"), and as such, we consolidated all of the assets and liabilities of these VIEs and recorded a cumulative effect adjustment of $169 million, after-tax, to the beginning balance of retained earnings as of January 1, 2010. The following summarizes the increases or (decreases) recorded effective January 1, 2010, to the categories (in millions) on our Consolidated Balance Sheets for this cumulative effect adjustment:

ASSETS
AFS securities, at fair value:
  Fixed maturity securities -- ABS CLNs         $(322)
  VIEs' fixed maturity securities                 565
                                                --------
     Total assets                               $ 243
                                                ========
LIABILITIES
VIEs' liabilities:
  Derivative instruments                        $ 225
  Federal income tax                              (91)
                                                --------
     Total VIEs' liabilities                      134
Other liabilities -- deferred income taxes         97
                                                --------
     Total liabilities                          $ 231
                                                ========
STOCKHOLDER'S EQUITY
Retained earnings                               $(169)
Accumulated OCI -- unrealized gain (loss) on
  AFS securities                                  181
                                                --------
  Total stockholder's equity                       12
                                                --------
     Total liabilities and stockholder's equity $ 243
                                                ========

In addition, we considered our investments in LPs and other alternative investments, and concluded these investments are within the scope of the deferral in ASU 2010-10, and as such they are not subject to the amended consolidation guidance in ASU 2009-17. As a result, we will continue to account for our alternative investments consistent with the accounting policy in Note
1. See Note 4 for more detail regarding the consolidation of our VIEs.

DERIVATIVES AND HEDGING TOPIC
In March 2010, the FASB issued ASU No. 2010-11, "Scope Exception Related to Embedded Credit Derivatives" ("ASU 2010-11"), to clarify the scope exception when evaluating an embedded credit derivative, which may potentially require separate accounting. Specifically, ASU 2010-11 states that only an embedded credit derivative feature related to the transfer of credit risk that is solely in the form of subordination of one financial instrument to another is not subject to further analysis as a potential embedded derivative under the Derivatives and Hedging Topic of the FASB ASC. Embedded credit derivatives, which no longer qualify for the scope exception, are subject to a bifurcation analysis. The fair value option may be elected for investments within the scope of ASU 2010-11 on an instrument-by-instrument basis. If the fair value option is not elected, preexisting contracts acquired, issued or subject to a remeasurement event on or after January 1, 2007 are within the scope of ASU 2010-11. We adopted ASU 2010-11 at the beginning of the interim reporting period ended September 30, 2010. The adoption did not have a material impact on our consolidated financial condition and results of operations.

FAIR VALUE MEASUREMENTS AND DISCLOSURES TOPIC
In January 2010, the FASB issued ASU No. 2010-06, "Improving Disclosures about Fair Value Measurements" ("ASU 2010-06"), which requires additional disclosure related to the three-level fair value hierarchy. Entities are required to disclose significant transfers in and out of Levels 1 and 2 of the fair value hierarchy, and separately present information related to purchases, sales, issuances and settlements in the reconciliation of fair value measurements classified as Level 3. In addition, ASU 2010-06 amended the fair value disclosure requirement for pension and postretirement benefit plan assets to require this disclosure at the investment class level. We adopted the amendments in ASU 2010-06 effective January 1, 2010, and have prospectively included the required disclosures in Note 18 related to benefit plans and Note 22 related to Levels 1 and 2 of the fair value hierarchy. The disclosures related to purchases, sales, issuances and settlements for Level 3 fair value measurements are effective for reporting periods beginning after December 15, 2010, and as such, these disclosures will be included in the Notes to Consolidated Financial Statements effective January 1, 2011.

INVESTMENTS -- DEBT AND EQUITY SECURITIES TOPIC
In April 2009, the FASB replaced the guidance in the Investments - Debt and Equity Securities Topic of the FASB ASC related to OTTI. Under this new accounting guidance, management's assertion that it has the intent and ability to hold an impaired debt security until recovery was replaced by the requirement for management to assert if it either has the intent to sell the debt security or if it is more likely than not the entity will be required to sell the debt security before recovery of its amortized cost basis. Our accounting policy for OTTI, included in Note 1, reflects these changes to the accounting guidance adopted by FASB.

As permitted by the transition guidance, we early adopted these amendments to the Investments - Debt and Equity Securities Topic effective January 1, 2009, by recording an increase of $97 million to the opening balance of retained earnings with a corresponding decrease to accumulated OCI on our Consolidated Statements of Stockholder's Equity to reclassify the noncredit portion of previously other-than-temporarily impaired debt securities held as of January 1, 2009. The following summarizes the components (in millions) for this cumulative effect adjustment:

                                                    NET
                                 UNREALIZED     UNREALIZED
                                    OTTI           LOSS
                                   ON AFS         ON AFS
                                 SECURITIES     SECURITIES    TOTAL
                                ------------- ------------- --------
Increase in amortized cost of
  fixed maturity AFS securities        $33          $152     $185
Change in DAC, VOBA,
  DSI, and DFEL                         (6)          (30)     (36)
Income tax                              (9)          (43)     (52)
                                ------------- ------------- --------
  Net cumulative effect
     adjustment                        $18          $ 79     $ 97
                                ============= ============= ========

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

2. NEW ACCOUNTING STANDARDS (CONTINUED)

The cumulative effect adjustment was calculated for all debt securities held as of January 1, 2009, for which an OTTI was previously recognized, and for which we did not intend to sell the security and it was not more likely than not that we would be required to sell the security before recovery of its amortized cost, by comparing the present value of cash flows expected to be received as of January 1, 2009, to the amortized cost basis of the debt securities. The discount rate used to calculate the present value of the cash flows expected to be collected was the rate for each respective debt security in effect before recognizing any OTTI. In addition, because the carrying amounts of DAC, VOBA, DSI and DFEL are adjusted for the effects of realized and unrealized gains and losses on fixed maturity AFS securities, we recognized a true-up to our DAC, VOBA, DSI and DFEL balances for this cumulative effect adjustment.

The following summarizes the increase to the amortized cost of our fixed maturity AFS securities (in millions) as of January 1, 2009, resulting from the recognition of the cumulative effect adjustment:

Corporate bonds                       $121
CMOs                                    62
CDOs                                     2
                                      ----
  Total fixed maturity AFS securities $185
                                      ====

In addition, we include on the face of our Consolidated Statements of Income
(Loss) the total OTTI recognized in realized gain (loss), with an offset for the amount of noncredit impairments recognized in accumulated OCI. We disclose the amount of OTTI recognized in accumulated OCI in Note 15, and the enhanced disclosures related to OTTI are included in Note 5.

RECEIVABLES TOPIC
In July 2010, the FASB issued ASU No. 2010-20, "Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses" ("ASU 2010-20"), in order to enhance and expand the financial statement disclosures. These amendments are intended to provide more information regarding the nature of the risk associated with financing receivables and how the assessment of the risk is used to estimate the allowance for credit losses. In addition, expanded disclosures provide more information regarding changes recognized during the reporting period to the allowance for credit losses. Comparative disclosures are not required for earlier reporting periods ending prior to the initial adoption date, and the amendments in ASU 2010-20 are effective in phases over two reporting periods. We adopted the amendments related to information required as of the end of the reporting period for the reporting period ending December 31, 2010, and have included the required disclosures in Notes 1 and 5. Disclosures that provide information about the activity during a reporting period, primarily the allowance for credit losses and modifications of financing receivables, are effective for interim and annual reporting periods beginning on or after December 15, 2010, and will be included in the Notes to Consolidated Financial Statements beginning with the reporting period ending March 31, 2011.

TRANSFERS AND SERVICING TOPIC
In June 2009, the FASB issued ASU No. 2009-16, "Accounting for Transfers of Financial Assets" ("ASU 2009-16"), which, among other things, eliminated the concept of a qualifying special-purpose entity ("SPE") and removed the scope exception for a qualifying SPE from the Consolidations Topic of the FASB ASC. As a result, previously unconsolidated qualifying SPEs were required to be re-evaluated for consolidation by the sponsor or transferor. We adopted ASU 2009-16 effective January 1, 2010. The adoption did not have a material impact on our consolidated financial condition and results of operations. See "Consolidations Topic" above for additional information and Note 4 for further discussion of the accounting treatment of our VIEs.

FUTURE ADOPTION OF NEW ACCOUNTING STANDARDS

FINANCIAL SERVICES -- INSURANCE INDUSTRY TOPIC
In April 2010, the FASB issued ASU No. 2010-15, "How Investments Held through Separate Accounts Affect an Insurer's Consolidation Analysis of Those Investments" ("ASU 2010-15"), to clarify a consolidation issue for insurance entities that hold a controlling interest in an investment fund either partially or completely through separate accounts. ASU 2010-15 concludes that an insurance entity would not be required to consider interests held in separate accounts when determining whether or not to consolidate an investment fund, unless the separate account interest is held for the benefit of a related party. If an investment fund is consolidated, the portion of the assets representing interests held in separate accounts would be recorded as a separate account asset with a corresponding separate account liability. The remaining investment fund assets would be consolidated in the insurance entity's general accounts. ASU 2010-15 will be applied retrospectively for fiscal years and interim periods within those fiscal years beginning after December 15, 2010, with early application permitted. We will adopt ASU 2010-15 as of the beginning of the reporting period ending March 31, 2011, and do not expect the adoption will have a material impact on our consolidated financial condition and results of operations.

In October 2010, the FASB issued ASU No. 2010-26, "Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts" ("ASU 2010-26"), which clarifies the types of costs incurred by an insurance entity that can be capitalized in the acquisition of insurance contracts. Only those costs incurred which result directly from and are essential to the successful acquisition of new or renewal insurance contracts may be capitalized. Incremental costs related to unsuccessful attempts to acquire insurance contracts must be expensed as incurred. Under ASU 2010-26, the capitalization criteria in the direct-response advertising guidance of the Other Assets and Deferred Costs Topic of the FASB ASC must be met in order to capitalize advertising costs. The amendments are effective for fiscal years and interim periods beginning after December 15, 2011. Early adoption is permitted, and an entity may elect to apply the guidance prospectively or retrospectively. We will adopt the provisions of ASU 2010-26 effective January 1, 2012, and are currently evaluating the impact of the adoption on our consolidated financial condition and results of operations.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

INTANGIBLES -- GOODWILL AND OTHER TOPIC
In December 2010, the FASB issued ASU No. 2010-28, "When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts" ("ASU 2010-28"). Generally, reporting units with zero or negative carrying amounts will pass Step 1 of the goodwill impairment test as the fair value will exceed carrying value; therefore, goodwill impairment is not assessed under Step 2. ASU 2010-28 modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts, and requires these reporting units to perform Step 2 of the impairment test to determine if it is more likely than not that goodwill impairment exists. The amendments are effective for fiscal years and interim periods beginning after December 15, 2010, and early adoption is not permitted. Upon adoption of this ASU, all reporting units within scope must be evaluated under the new accounting guidance, and any resulting impairment will be recognized as a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Impairments identified after the period of adoption must be recognized in earnings. We will adopt the amendments in ASU 2010-28 effective as of the beginning of the reporting period ending March 31, 2011, and do not expect the adoption will have a material impact on our consolidated financial condition and result of operations.

3. REINSURANCE CEDED, REINSURANCE RECAPTURED, FUNDS WITHHELD AGREEMENT, REINSURANCE ASSUMED AND CAPITAL CONTRIBUTION

REINSURANCE CEDED TO LINCOLN NATIONAL REINSURANCE COMPANY (BARBADOS) LIMITED ("LNBAR")
We completed a reinsurance transaction during the fourth quarter of 2010 whereby we ceded a block of business to LNBAR, a wholly-owned subsidiary of LNC, which resulted in the release of approximately $151 million of capital previously supporting a portion of statutory reserves related to our term insurance products. The following summarizes the impact of this transaction (in millions) on our Consolidated Balance Sheets:

ASSETS
Deferred acquisition costs                    $(148)
Other assets                                    (40)
                                              --------
  Total assets                                $(188)
                                              ========
LIABILITIES
Future contract benefits                      $ (72)
Deferred gain (loss) on business sold through
  reinsurance                                   (76)
Other liabilities                               (40)
                                              --------
  Total liabilities                           $(188)
                                              ========


REINSURANCE RECAPTURED FROM LNBAR
During the third quarter of 2010, we completed a reinsurance transaction whereby we recaptured a portion of business previously ceded to LNBAR. The following summarizes the impact of this transaction (in millions) on our Consolidated Balance Sheets:

ASSETS
Cash                                            $ 25
Deferred acquisition costs                       110
                                               --------
  Total assets                                 $ 135
                                               ========
LIABILITIES
Future contract benefits                       $ 387
Other contract holder funds                       22
Funds withheld reinsurance liabilities          (346)
Deferred gain (loss) on business sold through
  reinsurance                                     42
Other liabilities                                 10
                                               --------
  Total liabilities                            $ 115
                                               ========
REVENUES AND EXPENSES
Amortization of deferred gain on business sold
  through reinsurance:
  Write-off of unamortized deferred loss       $ (42)
  Gain on recapture                               17
Benefits                                          55
Federal income tax expense                       (10)
                                               --------
  Net income                                    $ 20
                                               ========

FUNDS WITHHELD AGREEMENT WITH LNBAR
We completed a funds withheld transaction with LNBAR during the fourth quarter of 2009 whereby we acquired the hedging program for certain GLB variable annuity products with GWB and GIB features. This transaction resulted in the receipt of cash of $162 million, an increase to derivative investments of $790 million and an increase in funds withheld reinsurance liabilities of $952 million. For further information on our hedging program regarding this matter, see "Guaranteed Living Benefit Embedded Derivative Reserves" in Note 6.

REINSURANCE ASSUMED FROM FIRST PENN-PACIFIC LIFE INSURANCE COMPANY ("FPP")
We completed a reinsurance transaction during the fourth quarter of 2009 whereby we assumed a block of business from FPP, a wholly-owned subsidiary of LNC. The following

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

3. REINSURANCE CEDED, REINSURANCE RECAPTURED, FUNDS WITHHELD AGREEMENT, REINSURANCE ASSUMED AND CAPITAL CONTRIBUTION (CONTINUED)

summarizes the impact of this transaction (in millions) on our Consolidated Balance Sheets:

ASSETS
Deferred acquisition costs                    $48
Other assets                                   15
                                              ---
  Total assets                                $63
                                              ===
LIABILITIES
Future contract benefits                      $15
Deferred gain (loss) on business sold through
  reinsurance                                  47
Other liabilities                               1
                                              ---
  Total liabilities                           $63
                                              ===

CAPITAL CONTRIBUTION OF LFM
On May 7, 2009, LNC made a capital contribution to LNL that transferred ownership of LFM to LNL. The following summarizes the impact of this capital contribution (in millions):

                                                 CAPITAL
                                            CONTRIBUTION
                                                   VALUE
                                            ---------------
Cash and invested cash                             $ 1
Goodwill                                           174
Specifically identifiable intangible assets        168
Other assets                                        21
Short-term debt                                    (14)
Other liabilities                                  (70)
                                            ---------------
  Total capital contribution of LFM(1)            $280
                                            ===============

(1) Reported in capital contribution from LNC on our Consolidated Statements of Stockholder's Equity.

4. VARIABLE INTEREST ENTITIES

CONSOLIDATED VIES
In 2006 and 2007, we issued two funding agreements and used the proceeds to invest in the Class 1 Notes of two CLN structures, which represent special purpose trusts combining asset-backed securities with credit default swaps to produce multi-class structured securities. The CLN structures also include subordinated Class 2 Notes, which are held by third parties, and, together with the Class 1 Notes, represent 100% of the outstanding notes of the CLN structures. The entities that issued the CLNs are financed by the note holders, and, as such, the note holders participate in the expected losses and residual returns of the entities. Because the note holders do not have voting rights or similar rights, we determined the entities issuing the CLNs are VIEs, and as a note holder, our interest represented a variable interest. As of December 31, 2009, these VIEs were not consolidated because under the authoritative accounting guidance at that time, we were not the primary beneficiary of the VIEs because the Class 2 Notes absorbed the majority of the expected losses of the CLN structures. The carrying value of the CLNs as of December 31, 2009, was recognized as a fixed maturity security within AFS on our Consolidated Balance Sheets, and the funding agreements we issued were reported in other contract holder funds on our Consolidated Balance Sheets as of December 31, 2010 and 2009.

Effective January 1, 2010, we adopted the new accounting guidance noted above and evaluated the primary beneficiary of the CLN structures using qualitative factors. Based on our evaluation, we concluded that the ability to actively manage the reference portfolio underlying the credit default swaps is the most significant activity impacting the performance of the CLN structures, because the subordination and participation in credit losses may change. We concluded that we have the power to direct this activity. In addition, we receive returns from the CLN structures and may absorb losses that could potentially be significant to the CLN structures. As such, we concluded that we are the primary beneficiary of the VIEs associated with the CLNs. We consolidated all of the assets and liabilities of the CLN structures through a cumulative effect adjustment to the beginning balance of retained earnings as of January 1, 2010, and recognized the results of operations of these VIEs on our consolidated financial statements beginning in the first quarter of 2010. See "Consolidations Topic" in Note 2 for more detail regarding the effect of the adoption. Asset and liability information (dollars in millions) for these

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

4. VARIABLE INTEREST ENTITIES (CONTINUED)

consolidated VIEs included on our Consolidated Balance Sheets as of December 31, 2010, was as follows:

                                NUMBER
                                  OF      NOTIONAL  CARRYING
                              INSTRUMENTS  AMOUNTS    VALUE
                              ----------- -------- -----------
ASSETS
Fixed maturity corporate
  asset-backed credit
  card loan securities(1)       N/A         $ --     $584
                              =========== ======== ===========
LIABILITIES
Derivative instruments not
  designated and not
  qualifying as hedging
  instruments:
  Credit default swaps(2)         2         $600     $215
  Contingent forwards(2)          2           --       (6)
                              ----------- -------- -----------
     Total derivative
        instruments not
        designated and not
        qualifying as hedging
        instruments               4          600      209
Federal income tax(2)           N/A           --      (77)
                              ----------- -------- -----------
        Total liabilities         4         $600     $132
                              =========== ======== ===========

(1) Reported in VIEs' fixed maturity securities on our Consolidated Balance Sheets.

(2)  Reported in VIEs' liabilities on our Consolidated Balance Sheets.

For details related to the fixed maturity AFS securities for these VIEs, see
Note 5.

The credit default swaps create variability in the CLN structures and expose the note holders to the credit risk of the referenced portfolio. The contingent forwards transfer a portion of the loss in the underlying fixed maturity corporate asset-backed credit card loan securities back to the counterparty after credit losses reach our attachment point.

The gains (losses) for these consolidated VIEs (in millions) recorded on our Consolidated Statements of Income (Loss) were as follows:

                                                   FOR THE
                                                  YEAR ENDED
                                                 DECEMBER 31,
                                                     2010
                                               ---------------
DERIVATIVE INSTRUMENTS NOT DESIGNATED AND
  NOT QUALIFYING AS HEDGING INSTRUMENTS
Credit default swaps(1)                               $25
Contingent forwards(1)                                 (9)
                                               ---------------
  Total derivative instruments not designated
     and not qualifying as hedging instruments        $16
                                               ===============

(1)  Reported in realized gain (loss) on our Consolidated Statements of Income
     (Loss).

The following summarizes information regarding the CLN structures (dollars in millions) as of December 31, 2010:

                                           AMOUNT AND
                                        DATE OF ISSUANCE
                                 --------------------------
                                     $400          $200
                                   DECEMBER        APRIL
                                     2006          2007
                                 ------------- ------------
Original attachment point
  (subordination)                      5.50%        2.05%
Current attachment point
  (subordination)                      4.17%        1.48%
Maturity                         12/20/2016    3/20/2017
Current rating of tranche                B-          Ba2
Current rating of underlying
  collateral pool                    Aa1-B3       Aaa-B1
Number of defaults in underlying
  collateral pool                         2            2
Number of entities                      123           99
Number of countries                      19           22

There has been no event of default on the CLNs themselves. Based upon our analysis, the remaining subordination as represented by the attachment point should be sufficient to absorb future credit losses, subject to changing market conditions. Similar to other debt market instruments, our maximum principal loss is limited to our original investment as of December 31, 2010.

As described more fully in Note 1, we regularly review our investment holdings for OTTIs. Based upon this review, we believe that the fixed maturity corporate asset-backed credit card loan securities were not other-than-temporarily impaired as of December 31, 2010.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

The following summarizes the exposure of the CLN structures' underlying collateral by industry and rating as of December 31, 2010:

                                    AAA      AA       A      BBB     BB      B      CCC     TOTAL
                                   ------- ------- ------- ------- ------- ------- ------- --------
INDUSTRY
Telecommunications                  --%      --%    6.4%    3.7%    1.1%     --%     --%     11.2%
Financial intermediaries           0.4%     4.0%    6.2%    0.5%     --%     --%     --%     11.1%
Oil and gas                         --%     1.0%    1.2%    4.1%     --%     --%     --%      6.3%
Utilities                           --%      --%    3.1%    1.4%     --%     --%     --%      4.5%
Chemicals and plastics              --%      --%    2.4%    1.2%    0.3%     --%     --%      3.9%
Drugs                              0.3%     2.2%    1.2%     --%     --%     --%     --%      3.7%
Retailers (except food and drug)    --%      --%    0.6%    1.8%    1.1%     --%     --%      3.5%
Industrial equipment                --%      --%    3.0%    0.3%     --%     --%     --%      3.3%
Sovereign                           --%     0.6%    1.6%    1.0%     --%     --%     --%      3.2%
Food products                       --%     0.3%    1.8%    1.1%     --%     --%     --%      3.2%
Conglomerates                       --%     2.7%    0.5%     --%     --%     --%     --%      3.2%
Forest products                     --%      --%     --%    1.6%    1.4%     --%     --%      3.0%
Other industry < 3% (28 industries) --%     2.0%   15.4%   17.3%    3.5%    1.4%    0.3%     39.9%
                                   ------- ------- ------- ------- ------- ------- ------- --------
  Total by industry                 0.7%   12.8%   43.4%   34.0%    7.4%    1.4%    0.3%    100.0%
                                   ======= ======= ======= ======= ======= ======= ======= ========

UNCONSOLIDATED VIES
Effective December 31, 2010, we issued a $500 million long-term senior note in exchange for a corporate bond AFS security of like principal and duration from a non-affiliated VIE whose primary activities are to acquire, hold and issue notes and loans, as well as pay and collect interest on the notes and loans. We have concluded that we are not the primary beneficiary of this VIE because we do not have power over the activities that most significantly affect its economic performance. In addition, the terms of the senior note provide us with a set-off right to the corporate bond AFS security we purchased from the VIE; therefore, neither appears on our Consolidated Balance Sheets. We assigned the corporate bond AFS security to one of our subsidiaries and issued a guarantee to our subsidiary for the timely payment of the corporate bond's principle.

Through our investment activities, we make passive investments in structured securities issued by VIEs for which we are not the manager. These structured securities include our MBS, which include CMOs, MPTS and CMBS and our ABS CDOs. We have not provided financial or other support with respect to these VIEs other than our original investment. We have determined that we are not the primary beneficiary of these VIEs due to the relative size of our investment in comparison to the principal amount of the structured securities issued by the VIEs and the level of credit subordination which reduces our obligation to absorb losses or right to receive benefits. Our maximum exposure to loss on these structured securities is limited to the amortized cost for these investments. We recognize our variable interest in these VIEs at fair value on our consolidated financial statements. For information about these structured securities, see Note 5.

5. INVESTMENTS

AFS SECURITIES

Pursuant to the Fair Value Measurements and Disclosures Topic of the FASB ASC, we have categorized AFS securities into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3), as described in Note 1, which also includes additional disclosures regarding our fair value measurements.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

The amortized cost, gross unrealized gains, losses and OTTI and fair value of AFS securities (in millions) were as follows:

                                                     AS OF DECEMBER 31, 2010
                                           -----------------------------------------
                                                         GROSS UNREALIZED
                                           AMORTIZED -----------------------  FAIR
                                              COST    GAINS LOSSES    OTTI   VALUE
                                           --------- ------ ------ --------- -------
FIXED MATURITY SECURITIES
Corporate bonds                              $47,920 $3,470  $ 597      $ 78 $50,715
U.S. Government bonds                            106     16     --        --     122
Foreign government bonds                         459     37      2        --     494
MBS:
  CMOs                                         5,423    309    107       140   5,485
  MPTS                                         2,801    100      5        --   2,896
  CMBS                                         2,047     89    165         6   1,965
ABS CDOs                                         173     21     13         8     173
State and municipal bonds                      3,150     26     91        --   3,085
Hybrid and redeemable preferred securities     1,433     55    134        --   1,354
VIEs' fixed maturity securities                  570     14     --        --     584
                                           --------- ------ ------ --------- -------
     Total fixed maturity securities          64,082  4,137  1,114       232  66,873
                                           --------- ------ ------ --------- -------
EQUITY SECURITIES
Banking securities                                 2     --     --        --       2
Insurance securities                              32      4     --        --      36
Other financial services securities               18     14     --        --      32
Other securities                                  67      7      4        --      70
                                           --------- ------ ------ --------- -------
     Total equity securities                     119     25      4        --     140
                                           --------- ------ ------ --------- -------
         Total AFS securities                $64,201 $4,162 $1,118      $232 $67,013
                                           ========= ====== ====== ========= =======

                                                     AS OF DECEMBER 31, 2009
                                           -----------------------------------------
                                                         GROSS UNREALIZED
                                           AMORTIZED -----------------------  FAIR
                                              COST    GAINS LOSSES    OTTI   VALUE
                                           --------- ------ ------ --------- -------
FIXED MATURITY SECURITIES
Corporate bonds                              $43,028 $2,195 $1,084      $ 63 $44,076
U.S. Government bonds                            136     12     --        --     148
Foreign government bonds                         473     25      9        --     489
MBS:
  CMOs                                         5,819    246    289       149   5,627
  MPTS                                         2,874     61     26        --   2,909
  CMBS                                         2,332     46    330        --   2,048
ABS:
  CDOs                                           189     10     33         9     157
  CLNs                                           600     --    278        --     322
State and municipal bonds                      1,983     14     54        --   1,943
Hybrid and redeemable preferred securities     1,382     33    245        --   1,170
                                           --------- ------ ------ --------- -------
     Total fixed maturity securities          58,816  2,642  2,348       221  58,889
                                           --------- ------ ------ --------- -------
EQUITY SECURITIES
Banking securities                                25     --      1        --      24
Insurance securities                              44      2     --        --      46
Other financial services securities               22     12      6        --      28
Other securities                                  50      7     --        --      57
                                           --------- ------ ------ --------- -------
     Total equity securities                     141     21      7        --     155
                                           --------- ------ ------ --------- -------
         Total AFS securities                $58,957 $2,663 $2,355      $221 $59,044
                                           ========= ====== ====== ========= =======

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

5. INVESTMENTS (CONTINUED)

The amortized cost and fair value of fixed maturity AFS securities by contractual maturities (in millions) were as follows:

                                         AS OF DECEMBER 31, 2010
                                         -----------------------
                                         AMORTIZED       FAIR
                                           COST         VALUE
                                         --------- -------------
Due in one year or less                    $ 2,236       $ 2,281
Due after one year through five years       11,815        12,631
Due after five years through ten years      19,298        20,601
Due after ten years                         20,289        20,841
                                         --------- -------------
  Subtotal                                  53,638        56,354
                                         --------- -------------
MBS                                         10,271        10,346
CDOs                                           173           173
                                         --------- -------------
     Total fixed maturity AFS securities   $64,082       $66,873
                                         ========= =============

Actual maturities may differ from contractual maturities because issuers may have the right to call or pre-pay obligations.

The fair value and gross unrealized losses, including the portion of OTTI recognized in OCI, of AFS securities (dollars in millions), aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, were as follows:

                                                                         AS OF DECEMBER 31, 2010
                                           ------------------------------------------------------------------------
                                                 LESS THAN OR EQUAL           GREATER THAN
                                                  TO TWELVE MONTHS            TWELVE MONTHS             TOTAL
                                           ----------------------------- ----------------------- ------------------
                                                                 GROSS               GROSS                  GROSS
                                                              UNREALIZED           UNREALIZED            UNREALIZED
                                                 FAIR         LOSSES AND  FAIR     LOSSES AND     FAIR   LOSSES AND
                                                 VALUE           OTTI     VALUE        OTTI       VALUE     OTTI
                                           ------------------ ---------- ------ ---------------- ------- ----------
FIXED MATURITY SECURITIES
Corporate bonds                                        $5,155       $289 $1,944             $386 $ 7,099      $ 675
Foreign government bonds                                   19         --      9                2      28          2
MBS:
  CMOs                                                    447        116    700              131   1,147        247
  MPTS                                                    181          5      2               --     183          5
  CMBS                                                     73          8    278              163     351        171
ABS CDOs                                                   --         --    146               21     146         21
State and municipal bonds                               1,849         81     26               10   1,875         91
Hybrid and redeemable preferred securities                199          9    547              125     746        134
                                           ------------------ ---------- ------ ---------------- ------- ----------
     Total fixed maturity securities                    7,923        508  3,652              838  11,575      1,346
                                           ------------------ ---------- ------ ---------------- ------- ----------
EQUITY SECURITIES
Other securities                                            3          4     --               --       3          4
                                           ------------------ ---------- ------ ---------------- ------- ----------
     Total equity securities                                3          4     --               --       3          4
                                           ------------------ ---------- ------ ---------------- ------- ----------
         Total AFS securities                          $7,926       $512 $3,652             $838 $11,578     $1,350
                                           ================== ========== ====== ================ ======= ==========
Total number of AFS securities in an unrealized loss position                                                 1,196
                                                                                                         ==========

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                                                         AS OF DECEMBER 31, 2009
                                           ------------------------------------------------------------------------
                                                  LESS THAN OR EQUAL            GREATER THAN
                                                   TO TWELVE MONTHS             TWELVE MONTHS           TOTAL
                                           ----------------------------- ----------------------- ------------------
                                                                 GROSS               GROSS                  GROSS
                                                              UNREALIZED           UNREALIZED            UNREALIZED
                                                 FAIR         LOSSES AND  FAIR     LOSSES AND     FAIR   LOSSES AND
                                                 VALUE           OTTI     VALUE        OTTI       VALUE     OTTI
                                           ------------------ ---------- ------ ---------------- ------- ----------
FIXED MATURITY SECURITIES
Corporate bonds                                        $4,163       $221 $5,638            $ 926 $ 9,801     $1,147
Foreign government bonds                                   30         --     46                9      76          9
MBS:
  CMOs                                                    382        151    870              287   1,252        438
  MPTS                                                  1,227         14     81               12   1,308         26
  CMBS                                                    152         13    619              317     771        330
ABS:
  CDOs                                                      9          6    127               36     136         42
  CLNs                                                     --         --    322              278     322        278
State and municipal bonds                               1,190         45     53                9   1,243         54
Hybrid and redeemable preferred securities                105          5    795              240     900        245
                                           ------------------ ---------- ------ ---------------- ------- ----------
     Total fixed maturity securities                    7,258        455  8,551            2,114  15,809      2,569
                                           ------------------ ---------- ------ ---------------- ------- ----------
EQUITY SECURITIES
Banking securities                                          1          1     --               --       1          1
Other financial services securities                         4          6     --               --       4          6
                                           ------------------ ---------- ------ ---------------- ------- ----------
     Total equity securities                                5          7     --               --       5          7
                                           ------------------ ---------- ------ ---------------- ------- ----------
         Total AFS securities                          $7,263       $462 $8,551           $2,114 $15,814     $2,576
                                           ================== ========== ====== ================ ======= ==========
Total number of AFS securities in an unrealized loss position                                                 1,696
                                                                                                         ==========

For information regarding our investments in VIEs, see Note 4.

The fair value, gross unrealized losses, the portion of OTTI recognized in OCI (in millions) and number of AFS securities where the fair value had declined and remained below amortized cost by greater than 20% were as follows:

                                                                   AS OF DECEMBER 31, 2010
                                                    ----------------------------------------------
                                                              GROSS UNREALIZED          NUMBER
                                                     FAIR  -----------------------        OF
                                                     VALUE LOSSES      OTTI         SECURITIES(1)
                                                    ------ ------ ---------------- ---------------
Less than six months                                 $ 169   $ 73              $ 4              41
Six months or greater, but less than nine months        55     20               --              13
Nine months or greater, but less than twelve months     39     15                1              13
Twelve months or greater                               884    501              171             224
                                                    ------ ------ ---------------- ---------------
  Total                                             $1,147   $609             $176             291
                                                    ====== ====== ================ ===============

                                                                   AS OF DECEMBER 31, 2009
                                                    ----------------------------------------------
                                                              GROSS UNREALIZED          NUMBER
                                                     FAIR  -----------------------        OF
                                                     VALUE LOSSES      OTTI         SECURITIES(1)
                                                    ------ ------ ---------------- ---------------
Less than six months                                 $ 415  $ 125              $ 4              80
Six months or greater, but less than nine months       115     60               --              25
Nine months or greater, but less than twelve months    409    160               93              96
Twelve months or greater                             1,623  1,264              116             309
                                                    ------ ------ ---------------- ---------------
  Total                                             $2,562 $1,609             $213             510
                                                    ====== ====== ================ ===============

(1) We may reflect a security in more than one aging category based on various purchase dates.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

We regularly review our investment holdings for OTTI. Our gross unrealized losses on AFS securities as of December 31, 2010, decreased $1.2 billion in comparison to December 31, 2009. This change was attributable to a decline in overall market yields, which was driven, in part, by improved credit fundamentals (i.e., market improvement and narrowing credit spreads). As discussed further below, we believe the unrealized loss position as of December 31, 2010, does not represent OTTI as we did not intend to sell these fixed maturity AFS securities, it is not more likely than not that we will be required to sell the fixed maturity AFS securities before recovery of their amortized cost basis, the estimated future cash flows were equal to or greater than the amortized cost basis of the debt securities or we had the ability and intent to hold the equity AFS securities for a period of time sufficient for recovery.

Based upon this evaluation as of December 31, 2010, management believed we had the ability to generate adequate amounts of cash from our normal operations (e.g., insurance premiums and fees and investment income) to meet cash requirements with a prudent margin of safety without requiring the sale of our temporarily-impaired securities.

As of December 31, 2010, the unrealized losses associated with our corporate bond securities were attributable primarily to securities that were backed by commercial loans and individual issuer companies. For our corporate bond securities with commercial loans as the underlying collateral, we evaluated the projected credit losses in the underlying collateral and concluded that we had sufficient subordination or other credit enhancement when compared with our estimate of credit losses for the individual security and we expected to recover the entire amortized cost for each security. For individual issuers, we performed detailed analysis of the financial performance of the issuer and determined that we expected to recover the entire amortized cost for each security.

As of December 31, 2010, the unrealized losses associated with our MBS and ABS CDOs were attributable primarily to collateral losses and credit spreads. We assessed for credit impairment using a cash flow model as discussed above. The key assumptions included default rates, severities and prepayment rates. We estimated losses for a security by forecasting the underlying loans in each transaction. The forecasted loan performance was used to project cash flows to the various tranches in the structure, as applicable. Our forecasted cash flows also considered, as applicable, independent industry analyst reports and forecasts, sector credit ratings and other independent market data. Based upon our assessment of the expected credit losses of the security given the performance of the underlying collateral compared to our subordination or other credit enhancement, we expected to recover the entire amortized cost basis of each security.

As of December 31, 2010, the unrealized losses associated with our hybrid and redeemable preferred securities were attributable primarily to wider credit spreads caused by illiquidity in the market and subordination within the capital structure, as well as credit risk of specific issuers. For our hybrid and redeemable preferred securities, we evaluated the financial performance of the issuer based upon credit performance and investment ratings and determined we expected to recover the entire amortized cost of each security.

Changes in the amount of credit loss of OTTI recognized in net income (loss) where the portion related to other factors was recognized in OCI (in millions) on fixed maturity AFS securities were as follows:

                                       FOR THE YEARS ENDED
                                           DECEMBER 31,
                                     ----------------------
                                       2010        2009
                                     ------- --------------
Balance as of beginning-of-year      $260           $ --
  Cumulative effect from adoption of
     new accounting standard           --             30
  Increases attributable to:
     Credit losses on securities for
        which an OTTI was not
        previously recognized          13            259
     Credit losses on securities for
        which an OTTI was previously
        recognized                     61             --
  Decreases attributable to:
     Securities sold                  (25)           (29)
                                     ------- --------------
        Balance as of end-of-year    $309           $260
                                     ======= ==============

During the years ended December 31, 2010 and 2009, we recorded credit losses on securities for which an OTTI was not previously recognized as we determined the cash flows expected to be collected would not be sufficient to recover the entire amortized cost basis of the debt security. The credit losses we recorded on securities for which an OTTI was not previously recognized were attributable primarily to one or a combination of the following reasons:

-    Failure of the issuer of the security to make scheduled payments;

-    Deterioration of creditworthiness of the issuer;

-    Deterioration of conditions specifically related to the security;

-    Deterioration of fundamentals of the industry in which the issuer operates;

- Deterioration of fundamentals in the economy including, but not limited to, higher unemployment and lower housing prices; and

-    Deterioration of the rating of the security by a rating agency.

We recognize the OTTI attributed to the noncredit portion as a separate component in OCI referred to as unrealized OTTI on AFS securities.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

5. INVESTMENTS (CONTINUED)

TRADING SECURITIES

Trading securities at fair value (in millions) consisted of the following:

                                     AS OF DECEMBER 31,
                                     ------------------
                                       2010      2009
                                     ------ -----------
FIXED MATURITY SECURITIES
Corporate bonds                      $1,674      $1,641
U.S. Government bonds                   362         370
Foreign government bonds                 29          29
MBS:
  CMOs                                  124         124
  MPTS                                  123          60
  CMBS                                   67          81
ABS CDOs                                  5          --
State and municipal bonds                22          18
Hybrid and redeemable preferred
  securities                             51          41
                                     ------ -----------
     Total fixed maturity securities  2,457       2,364
EQUITY SECURITIES
Other securities                          2           2
                                     ------ -----------
     Total equity securities              2           2
                                     ------ -----------
        Total trading securities     $2,459      $2,366
                                     ====== ===========

The portion of the market adjustment for losses that relate to trading securities still held as of December 31, 2010, 2009 and 2008, was $86 million, $126 million and $172 million, respectively.

MORTGAGE LOANS ON REAL ESTATE

Mortgage loans on real estate principally involve commercial real estate. The commercial loans are geographically diversified throughout the U.S. with the largest concentrations in California and Texas, which accounted for approximately 31% and 29% of mortgage loans as of December 31, 2010 and 2009, respectively.

The following provides the current and past due composition of our mortgage loans on real estate (in millions):

                                      AS OF DECEMBER 31,
                                    ---------------------
                                      2010        2009
                                    --------- -----------
Current                             $6,419      $6,815
Valuation allowance associated with
  impaired mortgage loans on
  real estate                           (8)         (8)
Unamortized premium (discount)          20          28
                                    --------- -----------
  Total carrying value              $6,431      $6,835
                                    ========= ===========

The number of impaired mortgage loans on real estate, each of which had an associated specific valuation allowance, and the carrying value of impaired mortgage loans on real estate (dollars in millions) were as follows:

                                         AS OF DECEMBER 31,
                                       ---------------------
                                         2010       2009
                                       ------- -------------
Number of impaired mortgage loans
  on real estate                          6             2
                                       ======= =============
Principal balance of impaired mortgage
  loans on real estate                  $52           $22
Valuation allowance associated with
  impaired mortgage loans on
  real estate                            (8)           (8)
                                       ------- -------------
  Carrying value of impaired
     mortgage loans on real estate      $44           $14
                                       ======= =============

The average carrying value on the impaired mortgage loans on real estate (in millions) was as follows:

                                   FOR THE YEARS ENDED
                                     DECEMBER 31,
                                ----------------------
                                2010     2009     2008
                                ---- ------------ ----
Average carrying value for
  impaired mortgage loans on
  real estate                    $29          $ 8  $--
Interest income recognized on
  impaired mortgage loans on
  real estate                      3           --   --
Amount of interest income
  collected on impaired
  mortgage loans on real estate    3           --   --
                                ==== ============ ====

As described in Note 1, we use the loan-to-value and debt-service coverage ratios as credit quality indicators for our mortgage loans on real estate, which were as follows (dollars in millions):

                               AS OF DECEMBER 31, 2010
                             ---------------------------
                                                   DEBT-
                                                 SERVICE
                             PRINCIPAL          COVERAGE
                              AMOUNT      %       RATIO
                             --------- -------- --------
LOAN-TO-VALUE
Less than 65%                   $4,677  72.9%       1.61
65% to 74%                       1,429  22.3%       1.41
75% to 100%                        143   2.2%       0.86
Greater than 100%                  170   2.6%       1.15
                             --------- --------
  Total mortgage loans on
     real estate                $6,419 100.0%
                             ========= ========

ALTERNATIVE INVESTMENTS

As of December 31, 2010 and 2009, alternative investments included investments in approximately 95 and 99 different partnerships, respectively, and the portfolio represented less than 1% of our overall invested assets.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

NET INVESTMENT INCOME

The major categories of net investment income (in millions) on our Consolidated Statements of Income (Loss) were as follows:

                                    FOR THE YEARS ENDED
                                        DECEMBER 31,
                           -----------------------------------
                             2010         2009          2008
                           --------- --------------- ---------
Fixed maturity AFS
  securities               $3,624          $3,373    $3,236
VIEs' fixed maturity AFS
  securities                   14              --        --
Equity AFS securities           5               7         8
Trading securities            148             148       154
Mortgage loans on
  real estate                 421             451       473
Real estate                    16              17        20
Standby real estate equity
  commitments                   1               1         3
Policy loans                  167             169       177
Invested cash                   5               8        45
Alternative investments        93             (54)      (34)
Consent fees                    8               5         5
Other investments              (7)              8        --
                           --------- --------------- ---------
  Investment income         4,495           4,133     4,087
Investment expense           (133)           (127)     (112)
                           --------- --------------- ---------
     Net investment income $4,362          $4,006    $3,975
                           ========= =============== =========

REALIZED GAIN (LOSS) RELATED TO CERTAIN INVESTMENTS

The detail of the realized gain (loss) related to certain investments (in millions) was as follows:

                                       FOR THE YEARS ENDED
                                          DECEMBER 31,
                                ----------------------------------
                                  2010          2009       2008
                                -------- --------------- ---------
Fixed maturity AFS securities:
  Gross gains                   $ 100           $ 154      $ 49
  Gross losses                   (241)           (687)   (1,059)
Equity AFS securities:
  Gross gains                       9               5         1
  Gross losses                     (4)            (27)      (33)
Gain (loss) on other
  investments                      (4)           (100)       31
Associated amortization of
  DAC, VOBA, DSI and DFEL
  and changes in other
  contract holder funds             8             157       244
                                -------- --------------- ---------
     Total realized gain (loss)
        related to certain
        investments             $(132)          $(498)   $ (767)
                                ======== =============== =========

Details underlying write-downs taken as a result of OTTI (in millions) that were recognized in net income (loss) and included in realized gain (loss) on AFS securities above, and the portion of OTTI recognized in OCI (in millions) were as follows:

                                           FOR THE YEARS ENDED
                                               DECEMBER 31,
                                  ------------------------------------
                                    2010         2009          2008
                                  -------- --------------- -----------
OTTI RECOGNIZED IN
  NET INCOME (LOSS)
Fixed maturity securities:
  Corporate bonds                 $ (88)          $(209)      $(527)
  MBS:
     CMOs                           (61)           (237)       (289)
     CMBS                           (41)             --          (1)
  ABS CDOs                           (1)            (39)         (1)
  Hybrid and redeemable
     preferred securities            (5)            (67)        (50)
                                  -------- --------------- -----------
     Total fixed maturity
        securities                 (196)           (552)       (868)
                                  -------- --------------- -----------
Equity securities:
  Banking securities                 --             (10)         --
  Insurance securities               --              (8)         (1)
  Other financial services
     securities                      (3)             (3)        (24)
  Other securities                   --              (6)         (7)
                                  -------- --------------- -----------
     Total equity securities         (3)            (27)        (32)
                                  -------- --------------- -----------
        Gross OTTI recognized
           in net income (loss)    (199)           (579)       (900)
        Associated amortization
           of DAC, VOBA, DSI
           and DFEL                  51             198         218
                                  -------- --------------- -----------
           Net OTTI recognized
              in net income
              (loss), pre-tax     $(148)          $(381)      $(682)
                                  ======== =============== ===========
PORTION OF OTTI
  RECOGNIZED IN OCI
Gross OTTI recognized in OCI       $ 93           $ 339        $ --
Change in DAC, VOBA,
  DSI and DFEL                      (10)            (77)         --
                                  -------- --------------- -----------
  Net portion of OTTI
     recognized in OCI, pre-tax    $ 83           $ 262        $ --
                                  ======== =============== ===========


DETERMINATION OF CREDIT LOSSES ON CORPORATE BONDS AND ABS CDOS
As of December 31, 2010 and 2009, we reviewed our corporate bond and ABS CDO portfolios for potential shortfall in contractual principal and interest based on numerous subjective and objective inputs. The factors used to determine the amount of credit loss for each individual security, include, but are not limited to, near term risk, substantial discrepancy between book and market value, sector or company-specific volatility, negative operating trends and trading levels wider than peers.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

DETERMINATION OF CREDIT LOSSES ON MBS
As of December 31, 2010 and 2009, default rates were projected by considering underlying MBS loan performance and collateral type. Projected default rates on existing delinquencies vary between 25% to 100% depending on loan type and severity of delinquency status. In addition, we estimate the potential contributions of currently performing loans that may become delinquent in the future based on the change in delinquencies and loan liquidations experienced in the recent history. Finally, we develop a default rate timing curve by aggregating the defaults for all loans (delinquent loans, foreclosure and real estate owned and new delinquencies from currently performing loans) in the pool to project the future expected cash flows.

We use certain available loan characteristics such as lien status, loan sizes and occupancy to estimate the loss severity of loans. Second lien loans are assigned 100% severity, if defaulted. For first lien loans, we assume a minimum of 30% severity with higher severity assumed for investor properties and further housing price depreciation.

PAYABLES FOR COLLATERAL ON INVESTMENTS

The carrying values of the payables for collateral on investments (in millions) included on our Consolidated Balance Sheets and the fair value of the related investments or collateral consisted of the following:

                                                                                       AS OF DECEMBER 31,
                                                                         ------------------------------------------
                                                                                  2010                    2009
                                                                         -------------------- ---------------------
                                                                         CARRYING    FAIR    CARRYING         FAIR
                                                                            VALUE    VALUE    VALUE          VALUE
                                                                         --------    ------ -----------      ------
Collateral payable held for derivative investments(1)                     $ 853       $ 853       $ 634       $ 634
Securities pledged under securities lending agreements(2)                   199         192         501         479
Securities pledged under reverse repurchase agreements(3)                   280         294         344         359
Securities pledged for Term Asset-Backed Securities Loan Facility
  ("TALF")(4)                                                               280         318         345         386
Securities pledged for Federal Home Loan Bank of Indianapolis Securities
  ("FHLBI")(5)                                                              100         115         100         111
                                                                         --------    ------ -----------      ------
  Total payables for collateral on investments                           $1,712      $1,772      $1,924      $1,969
                                                                         ========    ====== ===========      ======

(1) We obtain collateral based upon contractual provisions with our counterparties. These agreements take into consideration the counterparties' credit rating as compared to ours, the fair value of the derivative investments and specified thresholds that once exceeded result in the receipt of cash that is typically invested in cash and invested cash. See Note 6 for details about maximum collateral potentially required to post on our credit default swaps.

(2) Our pledged securities under securities lending agreements are included in fixed maturity AFS securities on our Consolidated Balance Sheets. We generally obtain collateral in an amount equal to 102% and 105% of the fair value of the domestic and foreign securities, respectively. We value collateral daily and obtain additional collateral when deemed appropriate. The cash received in our securities lending program is typically invested in cash and invested cash or fixed maturity AFS securities.

(3) Our pledged securities under reverse repurchase agreements are included in fixed maturity AFS securities on our Consolidated Balance Sheets. We obtain collateral in an amount equal to 95% of the fair value of the securities, and our agreements with third parties contain contractual provisions to allow for additional collateral to be obtained when necessary. The cash received in our reverse repurchase program is typically invested in fixed maturity AFS securities.

(4) Our pledged securities for TALF are included in fixed maturity AFS securities on our Consolidated Balance Sheets. We obtain collateral in an amount that has typically averaged 90% of the fair value of the TALF securities. The cash received in these transactions is invested in fixed maturity AFS securities.

(5) Our pledged securities for FHLBI are included in fixed maturity AFS securities on our Consolidated Balance Sheets. We generally obtain collateral in an amount equal to 85% to 95% of the fair value of the FHLBI securities. The cash received in these transactions is typically invested in cash and invested cash or fixed maturity AFS securities.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

5. INVESTMENTS (CONTINUED)

Increase (decrease) in payables for collateral on investments (in millions) included on the Consolidated Statements of Cash Flows consisted of the following:

                                        FOR THE YEARS ENDED
                                           DECEMBER 31,
                                ----------------------------------
                                   2010         2009       2008
                                --------- --------------- --------
Collateral payable held for
  derivative investments         $ 219           $ 651    $ (17)
Securities pledged under
  securities lending
  agreements                      (302)             74     (228)
Securities pledged under
  reverse repurchase
  agreements                       (64)           (126)     (10)
Securities pledged for TALF        (65)            345       --
Securities pledged for FHLBI        --             100       --
                                --------- --------------- --------
  Total increase (decrease) in
     payables for collateral on
     investments                $ (212)         $1,044    $(255)
                                ========= =============== ========

INVESTMENT COMMITMENTS

As of December 31, 2010, our investment commitments were $887 million, which included $292 million of LPs, $53 million of standby commitments to purchase real estate upon completion and leasing, $354 million of private placements and $188 million of mortgage loans.

CONCENTRATIONS OF FINANCIAL INSTRUMENTS

As of December 31, 2010 and 2009, our most significant investments in one issuer were our investments in securities issued by the Federal Home Loan Mortgage Corporation with a fair value of $4.7 billion and $4.5 billion, or 6% of our invested assets portfolio, respectively, and our investments in securities issued by Fannie Mae with a fair value of $2.8 billion and $2.9 billion, or 3% and 4% of our invested assets portfolio, respectively. These investments are included in corporate bonds in the tables above.

As of December 31, 2010, our most significant investments in one industry were our investment securities in the electric industry with a fair value of $6.4 billion, or 8% of our invested assets portfolio, and our investment securities in the CMO industry with a fair value of $6.2 billion, or 8% of our invested assets portfolio. As of December 31, 2009, our most significant investment in one industry was our investment securities in the CMO industry with a fair value of $6.6 billion, or 9% of the invested assets portfolio. We utilized the industry classifications to obtain the concentration of financial instruments amount; as such, this amount will not agree to the AFS securities table above.

6. DERIVATIVE INSTRUMENTS

TYPES OF DERIVATIVE INSTRUMENTS AND DERIVATIVE STRATEGIES

We maintain an overall risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate risk, foreign currency exchange risk, equity market risk, default risk, basis risk and credit risk. We assess these risks by continually identifying and monitoring changes in interest rate exposure, foreign currency exposure, equity market exposure and credit exposure that may adversely impact expected future cash flows and by evaluating hedging opportunities. Derivative instruments that are used as part of our interest rate risk management strategy include interest rate swap agreements, interest rate cap agreements, interest rate futures, forward-starting interest rate swaps, consumer price index swaps, interest rate cap corridors, treasury locks and reverse treasury locks. Derivative instruments that are used as part of our foreign currency risk management strategy include foreign currency swaps, currency futures and foreign currency forwards. Call options based on LNC stock, call options based on the Standard & Poor's ("S&P") 500 Index(R) ("S&P 500"), total return swaps, variance swaps, put options and equity futures are used as part of our equity market risk management strategy. We also use credit default swaps as part of our credit risk management strategy.

We evaluate and recognize our derivative instruments in accordance with the Derivatives and Hedging Topic of the FASB ASC. As of December 31, 2010, we had derivative instruments that were designated and qualifying as cash flow hedges. We also had embedded derivatives that were economic hedges, but were not designed to meet the requirements for hedge accounting treatment. See Note 1 for a detailed discussion of the accounting treatment for derivative instruments.

Our derivative instruments are monitored by LNC's Asset Liability Management Committee and LNC's Equity Risk Management Committee as part of those committees' oversight of our derivative activities. These committees are responsible for implementing various hedging strategies that are developed through their analysis of financial simulation models and other internal and industry sources. The resulting hedging strategies are incorporated into our overall risk management strategies.

We use a hedging strategy designed to mitigate the risk and income statement volatility caused by changes in the equity markets, interest rates and volatility associated with living benefit guarantees offered in our variable annuity products, including the LINCOLN SMARTSECURITY(R) Advantage GWB feature, the 4LATER(R) Advantage GIB feature and the I4LIFE(R) Advantage
GIB feature. See "GLB Reserves Embedded Derivatives" below for further details.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

6. DERIVATIVE INSTRUMENTS (CONTINUED)

See Note 22 for additional disclosures related to the fair value of our financial instruments and see Note 4 for derivative instruments related to our consolidated VIEs.

We have derivative instruments with off-balance-sheet risks whose notional or contract amounts exceed the credit exposure. Outstanding derivative instruments with off-balance-sheet risks (dollars in millions) were as follows:

                                                                               AS OF DECEMBER 31, 2010
                                                     ----------------------------------------------------------------------
                                                                                  ASSET CARRYING    (LIABILITY) CARRYING
                                                        NUMBER                     OR FAIR VALUE      OR FAIR VALUE
                                                         OF      NOTIONAL  ------------------------ -----------------------
                                                     INSTRUMENTS  AMOUNTS   GAIN       LOSS         GAIN        LOSS
                                                     ----------- --------  ------ ----------------- ---- ------------------
DERIVATIVE INSTRUMENTS DESIGNATED AND
  QUALIFYING AS HEDGING INSTRUMENTS
Cash flow hedges:
  Interest rate swap agreements(1)                         151    $ 926      $ 24            $ (71    --            $ --
  Forward-starting interest rate swaps(1)                    2      150         1               --    --              --
  Foreign currency swaps(1)                                 13      340        43              (13)   --              --
  Reverse treasury locks(1)                                  5    1,000        11               (5)   --              --
                                                     ----------- --------  ------ ----------------- ---- ------------------
     Total derivative instruments designated and
        qualifying as hedging instruments                    171    2,416      79              (89)   --              --
                                                     ----------- --------  ------ ----------------- ---- ------------------
DERIVATIVE INSTRUMENTS NOT DESIGNATED AND
  NOT QUALIFYING AS HEDGING INSTRUMENTS
Interest rate cap agreements(1)                              3      150        --               --    --              --
Interest rate futures(1)                                15,881    2,251        --               --    --              --
Equity futures(1)                                       13,375      907        --               --    --              --
Interest rate swap agreements(1)                            81    7,955        34             (511)   --              --
Credit default swaps(2)                                      9      145        --               --    --             (16)
Total return swaps(1)                                        8      800        --              (21)   --              --
Put options(1)                                             145    5,602     1,151               --    --              --
Call options (based on S&P 500)(1)                         544    4,083       301               --    --              --
Variance swaps(1)                                           50       30        46              (34)   --              --
Currency futures(1)                                      1,589      219        --               --    --              --
Consumer price index swaps(1)                              100       55        --               (2)   --              --
Interest rate cap corridors(1)                              73    8,050        52               --    --              --
Embedded derivatives:
  Deferred compensation plans(2)                             6       --        --               --    --            (315)
  Indexed annuity contracts(3)                         132,260       --        --               --    --            (497)
  GLB reserves(3)                                      305,962       --        --               --   518            (926)
  Reinsurance related(4)                                    --       --       417               --    --            (305)
  AFS securities(1)                                          1       --        15               --    --              --
                                                     ----------- --------  ------ ----------------- ---- ------------------
     Total derivative instruments not designated and
        not qualifying as hedging instruments            470,087   30,247   2,016             (568)  518          (2,059)
                                                     ----------- --------  ------ ----------------- ---- ------------------
           Total derivative instruments                  470,258  $32,663  $2,095            $(657) $518         $(2,059)
                                                     =========== ========  ====== ================= ==== ==================

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                                                          AS OF DECEMBER 31, 2009
                                                     -----------------------------------------------------------------------
                                                                                  ASSET CARRYING    (LIABILITY) CARRYING
                                                        NUMBER                     OR FAIR VALUE      OR FAIR VALUE
                                                         OF      NOTIONAL  ------------------------ -----------------------
                                                     INSTRUMENTS  AMOUNTS   GAIN       LOSS         GAIN        LOSS
                                                     ----------- --------  ------ ----------------- ---- ------------------
DERIVATIVE INSTRUMENTS DESIGNATED AND
  QUALIFYING AS HEDGING INSTRUMENTS
Cash flow hedges:
  Interest rate swap agreements(1)                          85    $ 620   $ 24            $ (45)     $ --            $ --
  Foreign currency swaps(1)                                 13      340     33              (19)       --              --
                                                     ----------- -------- ------ ------------------- ---- ------------------
     Total derivative instruments designated and
        qualifying as hedging instruments                     98      960     57            (64)       --              --
                                                     ----------- -------- ------ ------------------- ---- ------------------
DERIVATIVE INSTRUMENTS NOT DESIGNATED AND
  NOT QUALIFYING AS HEDGING INSTRUMENTS
Interest rate cap agreements(1)                             20    1,000     --               --        --              --
Interest rate futures(1)                                19,073    2,333     --               --        --              --
Equity futures(1)                                       21,149    1,147     --               --        --              --
Interest rate swap agreements(1)                            81    6,232     63             (349)       --              --
Foreign currency forwards(1)                                17    1,035     12              (91)       --              --
Credit default swaps(2)                                     14      220     --               --        --             (65)
Put options(1)                                             114    4,093    935               --        --              --
Call options (based on LNC stock)(1)                         1        9     --               --        --              --
Call options (based on S&P 500)(1)                         559    3,440    215               --        --              --
Variance swaps(1)                                           36       26     66              (22)       --              --
Currency futures(1)                                      3,664      505     --               --        --              --
Embedded derivatives:
  Deferred compensation plans(2)                             6       --     --               --        --            (314)
  Indexed annuity contracts(3)                         108,119       --     --               --        --            (419)
  GLB reserves(3)                                      261,309       --     --               --       308            (984)
  Reinsurance related(4)                                    --       --    417               --        --            (140)
  AFS securities(1)                                          2       --     19               --        --              --
                                                     ----------- -------- ------ ------------------- ---- ------------------
     Total derivative instruments not designated and
        not qualifying as hedging instruments            414,164   20,040  1,727           (462)      308          (1,922)
                                                     ----------- -------- ------ ------------------- ---- ------------------
           Total derivative instruments                  414,262  $21,000 $1,784          $(526)     $308         $(1,922)
                                                     =========== ======== ====== =================== ==== ==================

(1) Reported in derivative investments on our Consolidated Balance Sheets.

(2) Reported in other liabilities on our Consolidated Balance Sheets.

(3) Reported in future contract benefits on our Consolidated Balance Sheets.

(4) Reported in reinsurance related embedded derivatives on our Consolidated Balance Sheets.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

The maturity of the notional amounts of derivative instruments (in millions) was as follows:

                                                           REMAINING LIFE AS OF DECEMBER 31, 2010
                                                 --------------------------------------------------------
                                                 LESS THAN 1 - 5   6 - 10 11 - 30      OVER 30
                                                  1 YEAR   YEARS   YEARS   YEARS        YEARS      TOTAL
                                                 --------- ------ ------- -------- -------------- -------
DERIVATIVE INSTRUMENTS DESIGNATED AND
  QUALIFYING AS HEDGING INSTRUMENTS
Cash flow hedges:
  Interest rate swap agreements                       $ 24   $ 84   $ 264    $ 540            $14   $ 926
  Forward-starting interest rate swaps                  --     --      50      100             --     150
  Foreign currency swaps                                --    124     135       81             --     340
  Reverse treasury locks                                --    850     150       --             --   1,000
                                                 --------- ------ ------- -------- -------------- -------
     Total derivative instruments designated and
        qualifying as hedging instruments               24  1,058     599      721             14   2,416
                                                 --------- ------ ------- -------- -------------- -------
DERIVATIVE INSTRUMENTS NOT DESIGNATED AND
  NOT QUALIFYING AS HEDGING INSTRUMENTS
Interest rate cap agreements                           150     --      --       --             --     150
Interest rate futures                                2,251     --      --       --             --   2,251
Equity futures                                         907     --      --       --             --     907
Interest rate swap agreements                          203  1,819   1,719    4,214             --   7,955
Credit default swaps                                    --     40     105       --             --     145
Total return swaps                                     650    150      --       --             --     800
Put options                                             --  1,589   4,013       --             --   5,602
Call options (based on S&P 500)                      3,311    772      --       --             --   4,083
Variance swaps                                          --      4      26       --             --      30
Currency futures                                       219     --      --       --             --     219
Consumer price index swaps                               4     15      15       19              2      55
Interest rate cap corridors                             --     --   8,050       --             --   8,050
                                                 --------- ------ ------- -------- -------------- -------
     Total derivative instruments not designated
        and not qualifying as hedging
        instruments                                  7,695  4,389  13,928    4,233              2  30,247
                                                 --------- ------ ------- -------- -------------- -------
           Total derivative instruments with
              notional amounts                      $7,719 $5,447 $14,527   $4,954            $16 $32,663
                                                 ========= ====== ======= ======== ============== =======

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

The change in our unrealized gain (loss) on derivative instruments in accumulated OCI (in millions) was as follows:

                                             FOR THE YEARS ENDED
                                                  DECEMBER 31,
                                           ----------------------
                                             2010         2009
                                           ------- --------------
UNREALIZED GAIN (LOSS) ON
  DERIVATIVE INSTRUMENTS
Balance as of beginning-of-year            $(13)          $(15)
Other comprehensive income (loss):
  Unrealized holding gains (losses)
     arising during the year:
     Cash flow hedges:
        Interest rate swap agreements       (24)            33
        Forward-starting interest
           rate swaps                         1             --
        Foreign currency swaps               14            (21)
        Reverse treasury locks                5             --
     AFS securities embedded
        derivatives                           2             --
  Change in foreign exchange rate
     adjustment                               4            (31)
  Change in DAC, VOBA, DSI
     and DFEL                               (11)            11
  Income tax benefit (expense)                3              5
  Less:
     Reclassification adjustment for
        gains (losses) included in net
        income (loss):
        Cash flow hedges:
           Interest rate swap
              agreements(1)                   4              4
           Foreign currency swaps(1)          2             --
     Associated amortization of DAC,
        VOBA, DSI and DFEL                   (9)           (11)
     Income tax benefit (expense)             1              2
                                           ------- --------------
               Balance as of end-of-year   $(17)          $(13)
                                           ======= ==============

(1) The OCI offset is reported within net investment income on our Consolidated Statements of Income (Loss).

(2) The OCI offset is reported within interest and debt ex- pense on our Consolidated Statements of Income (Loss).

The gains (losses) on derivative instruments (in millions) recorded within net income (loss) on our Consolidated Statements of Income (Loss) were as follows:

                                                  FOR THE YEARS ENDED
                                                     DECEMBER 31,
                                      -----------------------------------
                                         2010         2009        2008
                                      -------- --------------- ----------
DERIVATIVE INSTRUMENTS
  DESIGNATED AND QUALIFYING
  AS HEDGING INSTRUMENTS
Cash flow hedges:
  Interest rate swap
     agreements(1)                      $ 4             $ 3       $ (3)
  Forward-starting interest
     rate swaps(1)                       (1)             --         --
  Foreign currency swaps(1)               2               1         (1)
                                      -------- --------------- ----------
        Total derivative
           instruments designated
           and qualifying as
           hedging instruments            5               4         (4)
                                      -------- --------------- ----------
DERIVATIVE INSTRUMENTS NOT
  DESIGNATED AND NOT
  QUALIFYING AS HEDGING
  INSTRUMENTS
Interest rate cap agreements(2)          --              --         (1)
Interest rate futures(2)                183             (60)        --
Equity futures(2)                      (248)            (55)        --
Interest rate swap
  agreements(2)                          (8)           (150)        --
Foreign currency forwards(1)             43              23         --
Credit default swaps -- fees(1)           1               1          1
Credit default swaps --
  marked-to-market(3)                     7             (37)       (51)
Total return swaps(3)                  (133)             --         --
Put options(2)                         (217)           (136)        --
Call options (based on
  LNC stock)(2)                          --              --         (8)
Call options (based on
  S&P 500)(2)                           114              84       (214)
Variance swaps(2)                       (34)            (38)        --
Currency futures(2)                     (13)            (18)        --
Consumer price index swaps(2)            (1)             --         --
Interest rate cap corridors(1)            5              --         --
Embedded derivatives:
  Deferred compensation plans(3)        (33)            (50)        43
  Indexed annuity contracts(2)          (81)            (75)       196
  GLB reserves(2)                       268           2,228     (2,625)
  Reinsurance related(2)               (165)           (155)       226
  AFS securities(1)                      (4)              4         --
                                      -------- --------------- ----------
        Total derivative
           instruments not
           designated and not
           qualifying as hedging
           instruments                 (316)          1,566     (2,433)
                                      -------- --------------- ----------
              Total derivative
                 instruments          $(311)         $1,570    $(2,437)
                                      ======== =============== ==========

(1)  Reported in net investment income on our Consolidated Statements of Income
     (Loss).

(2)  Reported in realized gain (loss) on our Consolidated State- ments of Income
     (Loss).

(3) Reported in underwriting, acquisition, insurance and other expenses on our Consolidated Statements of Income (Loss).

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

The location in the Consolidated Statements of Income (Loss) where the gains (losses) are recorded for each of the derivative instruments discussed below is specified in the table above.

DERIVATIVE INSTRUMENTS DESIGNATED AND QUALIFYING AS CASH FLOW HEDGES

Gains (losses) (in millions) on derivative instruments designated and qualifying as cash flow hedges were as follows:

                                      FOR THE YEARS ENDED
                                          DECEMBER 31,
                                   -------------------------
                                   2010      2009       2008
                                   ---- --------------- ----
Ineffective portion recognized
  in realized gain (loss)          $ --         $ (1)     $1
Gain (loss) recognized as a
  component of OCI with the offset
  to net investment income            6            4       2

As of December 31, 2010, $19 million of the deferred net losses on derivative instruments in accumulated OCI were expected to be reclassified to earnings during the next twelve months. This reclassification would be due primarily to the interest rate variances related to the interest rate swap agreements.

For the years ended December 31, 2010, 2009 and 2008, there were no material reclassifications to earnings due to hedged firm commitments no longer deemed probable or due to hedged forecasted transactions that had not occurred by the end of the originally specified time period.

INTEREST RATE SWAP AGREEMENTS
We use a portion of our interest rate swap agreements to hedge the interest rate risk of our exposure to floating rate bond coupon payments, replicating a fixed rate bond. An interest rate swap is a contractual agreement to exchange payments at one or more times based on the actual or expected price level, performance or value of one or more underlying interest rates. We are required to pay the counterparty the stream of variable interest payments based on the coupon payments from the hedged bonds, and in turn, receive a fixed payment from the counterparty at a predetermined interest rate. The gains or losses on interest rate swaps hedging our interest rate exposure on floating rate bond coupon payments are reclassified from accumulated OCI to net income (loss) as the related bond interest is accrued.

In addition, we use interest rate swap agreements to hedge our exposure to fixed rate bond coupon payments and the change in underlying asset values as interest rates fluctuate.

As of December 31, 2010, the latest maturity date for which we were hedging our exposure to the variability in future cash flows for these instruments was June 2042.

FORWARD-STARTING INTEREST RATE SWAPS
We use forward-starting interest rate swaps to hedge our exposure to interest rate fluctuations related to the forecasted purchase of certain AFS securities. The gains or losses resulting from the swap agreements are recorded in OCI. The gains or losses are reclassified from accumulated OCI to earnings over the life of the assets once the assets are purchased.

FOREIGN CURRENCY SWAPS
We use foreign currency swaps, which are traded over-the-counter, to hedge some of the foreign exchange risk of investments in fixed maturity securities denominated in foreign currencies. A foreign currency swap is a contractual agreement to exchange the currencies of two different countries at a specified rate of exchange in the future. The gains or losses on foreign currency swaps hedging foreign exchange risk exposure on foreign currency bond coupon payments are reclassified from accumulated OCI to net income (loss) as the related bond interest is accrued.

As of December 31, 2010, the latest maturity date for which we were hedging our exposure to the variability in future cash flows for these instruments was July 2022.

REVERSE TREASURY LOCKS
We use reverse treasury locks to hedge the interest rate exposure related to the purchase of fixed rate securities or the anticipated future cash flows of floating rate fixed maturity securities due to changes in interest rates. These derivatives are primarily structured to hedge interest rate risk inherent in the assumptions used to price certain liabilities. The gains or losses resulting from the reverse treasury locks are recorded in OCI and are reclassified from accumulated OCI to earnings over the life of the assets once the assets are purchased.

DERIVATIVE INSTRUMENTS NOT DESIGNATED AND NOT QUALIFYING AS HEDGING
INSTRUMENTS

We use various other derivative instruments for risk management and income generation purposes that either do not qualify for hedge accounting treatment or have not currently been designated by us for hedge accounting treatment.

INTEREST RATE CAP AGREEMENTS
We use interest rate cap agreements to provide a level of protection from the effect of rising interest rates for our annuity business, within our Retirement Solutions - Annuities and Retirement Solutions - Defined Contribution segments. Interest rate cap agreements entitle us to receive quarterly payments from the counterparties on specified future reset dates, contingent on future interest rates. For each cap, the amount of such quarterly payments, if any, is determined by the excess of a market interest rate over a specified cap rate, multiplied by the notional amount divided by four. Our interest rate cap agreements provide an economic hedge of our annuity business.

INTEREST RATE FUTURES AND EQUITY FUTURES
We use interest rate futures and equity futures contracts to hedge the liability exposure on certain options in variable annuity products. These futures contracts require payment between our counterparty and us on a daily basis for changes in the futures index price.

INTEREST RATE SWAP AGREEMENTS
We use interest rate swap agreements to hedge the liability exposure on certain options in variable annuity products.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

FOREIGN CURRENCY FORWARDS
We used foreign currency forward contracts to hedge dividends received from LNC's former subsidiary, Lincoln UK. The foreign currency forward contracts obligated us to deliver a specified amount of currency at a future date and a specified exchange rate.

CREDIT DEFAULT SWAPS
We buy credit default swaps to hedge against a drop in bond prices due to credit concerns of certain bond issuers. A credit default swap allows us to put the bond back to the counter-party at par upon a default event by the bond issuer. A default event is defined as bankruptcy, failure to pay, obligation acceleration or restructuring.

We sold credit default swaps to offer credit protection to contract holders and investors. The credit default swaps hedge the contract holders and investors against a drop in bond prices due to credit concerns of certain bond issuers. A credit default swap allows the investor to put the bond back to us at par upon a default event by the bond issuer. A default event is defined as bankruptcy, failure to pay, obligation acceleration or restructuring.

Information related to our open credit default swap liabilities for which we are the seller (dollars in millions) was as follows:

                                               AS OF DECEMBER 31, 2010
-----------------------------------------------------------------------------------------------------
                                             CREDIT RATING                                  MAXIMUM
                   REASON FOR    NATURE OF   OF UNDERLYING    NUMBER OF                     POTENTIAL
  MATURITY          ENTERING     RECOURSE    OBLIGATION(1)  INSTRUMENTS    FAIR VALUE(2)     PAYOUT
---------------   ------------- ------------ --------------- ----------- ------------------ ---------
12/20/2012(3)           (5)          (6)              BBB+           4            $ --         $ 40
12/20/2016(4)           (5)          (6)              BBB            3             (12)          65
03/20/2017(4)           (5)          (6)              BBB-           2              (4)          40
                                                             ----------- ------------------ ---------
                                                                     9            $(16)        $145
                                                             =========== ================== =========
03/20/2010(3)           (7)          (6)              A-             1            $ --         $ 10
06/20/2010(3)           (7)          (6)              A              1              --           10
12/20/2012(3)           (5)          (6)              BBB+           4              --           40
12/20/2016(4)           (5)          (6)              B-             2             (19)          48
03/20/2017(4)           (5)          (6)              BB+            6             (46)         112
                                                             ----------- ------------------ ---------
                                                                    14            $(65)        $220
                                                             =========== ================== =========

(1) Represents average credit ratings based on the midpoint of the applicable ratings among Moody's, S&P and Fitch Ratings.

(2) Broker quotes are used to determine the market value of credit default swaps.

(3) These credit default swaps were sold to our contract holders, prior to 2007, where we determined there was a spread versus premium mismatch.

(4) These credit default swaps were sold to a counter-party of the consolidated VIEs as discussed in Note 1.

(5) Credit default swap was entered into in order to generate income by providing default protection in return for a quarterly payment.

(6) Seller does not have the right to demand indemnification or compensation from third parties in case of a loss (payment) on the contract.

(7) Credit default swap was entered into in order to generate income by providing protection on a highly rated basket of securities in return for a quarterly payment.

Details underlying the associated collateral of our open credit default swaps for which we are the seller, if credit risk related contingent features were triggered (in millions) are as follows:

                                    AS OF DECEMBER 31,
                                    ------------------
                                    2010      2009
                                    ---- -------------
Maximum potential payout            $145          $220
Less:
  Counterparty thresholds             10            30
                                    ---- -------------
     Maximum collateral potentially
        required to post            $135          $190
                                    ==== =============

Certain of our credit default swap agreements contain contractual provisions that allow for the netting of collateral with our counterparties related to all of our collateralized financing transactions that we have outstanding. If these netting agreements were not in place, we would have been required to post approximately $6 million as of December 31, 2010, after considering the fair values of the associated investments counter-parties' credit ratings as compared to ours and specified thresholds that once exceeded result in the payment of cash.

TOTAL RETURN SWAPS
We use total return swaps to hedge a portion of the liability related to our deferred compensation plans. We receive the total

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY return on a portfolio of indexes and pay a floating rate of interest.

PUT OPTIONS
We use put options to hedge the liability exposure on certain options in variable annuity products. Put options are contracts that require counterparties to pay us at a specified future date the amount, if any, by which a specified equity index is less than the strike rate stated in the agreement, applied to a notional amount.

CALL OPTIONS (BASED ON LNC STOCK)
We use call options on LNC stock to hedge the expected increase in liabilities arising from SARs granted on LNC stock.

CALL OPTIONS (BASED ON S&P 500)
We use indexed annuity contracts to permit the holder to elect an interest rate return or an equity market component, where interest credited to the contracts is linked to the performance of the S&P 500. Contract holders may elect to rebalance index options at renewal dates, either annually or biannually. As of each renewal date, we have the opportunity to re-price the indexed component by establishing participation rates, subject to minimum guarantees. We purchase call options that are highly correlated to the portfolio allocation decisions of our contract holders, such that we are economically hedged with respect to equity returns for the current reset period. The mark-to-market of the options held generally offsets the change in value of the embedded derivative within the indexed annuity.

VARIANCE SWAPS
We use variance swaps to hedge the liability exposure on certain options in variable annuity products. Variance swaps are contracts entered into at no cost and whose payoff is the difference between the realized variance rate of an underlying index and the fixed variance rate determined as of inception.

CURRENCY FUTURES
We use currency futures to hedge foreign exchange risk associated with certain options in variable annuity products. Currency futures exchange one currency for another at a specified date in the future at a specified exchange rate.

CONSUMER PRICE INDEX SWAPS
We use consumer price index swaps to hedge the liability exposure on certain options in fixed/indexed annuity products. Consumer price index swaps are contracts entered into at no cost and whose payoff is the difference between the consumer price index inflation rate and the fixed rate determined as of inception.

INTEREST RATE CAP CORRIDORS
We use interest rate cap corridors to provide a level of protection from the effect of rising interest rates for our annuity business, within our Retirement Solutions - Annuities and Retirement Solutions - Defined Contribution segments. Interest rate cap corridors involve purchasing an interest rate cap at a specific cap rate and selling an interest rate cap with a higher cap rate. For each corridor, the amount of quarterly payments, if any, is determined by the rate at which the underlying index rate resets above the original capped rate. The corridor limits the benefit the purchaser can receive as the related interest rate index rises above the higher capped rate. There is no additional liability to us other than the purchase price associated with the interest rate cap corridor. Our interest rate cap corridors provide an economic hedge of our annuity business.

DEFERRED COMPENSATION PLANS EMBEDDED DERIVATIVES
We have certain deferred compensation plans that have embedded derivative instruments. The liability related to these plans varies based on the investment options selected by the participants. The liability related to certain investment options selected by the participants is marked-to-market through net income (loss).

INDEXED ANNUITY CONTRACTS EMBEDDED DERIVATIVES
We distribute indexed annuity contracts that permit the holder to elect an interest rate return or an equity market component, where interest credited to the contracts is linked to the performance of the S&P 500. This feature represents an embedded derivative under the Derivatives and Hedging Topic of the FASB ASC. Contract holders may elect to rebalance index options at renewal dates, either annually or biannually. As of each renewal date, we have the opportunity to re-price the indexed component by establishing participation rates, subject to minimum guarantees. We purchase S&P 500 call options that are highly correlated to the portfolio allocation decisions of our contract holders, such that we are economically hedged with respect to equity returns for the current reset period. The mark-to-market of the options held generally offsets the change in value of the embedded derivative within the indexed annuity.

GLB RESERVES EMBEDDED DERIVATIVES
We have certain GLB variable annuity products with GWB and GIB features that are embedded derivatives. Certain features of these guarantees, notably our GIB, 4LATER([R]) and LINCOLN LIFETIME INCOME(SM)ADVANTAGE features, have elements of both insurance benefits accounted for under the Financial Services
- Insurance - Claim Costs and Liabilities for Future Policy Benefits Subtopic of the FASB ASC ("benefit reserves") and embedded derivatives accounted for under the Derivatives and Hedging and the Fair Value Measurements and Disclosures Topics of the FASB ASC ("embedded derivative reserves"). We calculate the value of the embedded derivative reserve and the benefit reservexx based on the specific characteristics of each GLB feature. As of December 31, 2010, we had $30.3 billion of account values that were attributable to variable annuities with a GWB feature and $11.4 billion of account values that were attributable to variable annuities with a GIB feature.

We use a hedging strategy designed to mitigate the risk and income statement volatility caused by changes in the equity markets, interest rates and volatility associated with GWB and GIB features. The hedging strategy is designed such that changes in the value of the hedge contracts due to changes in equity markets, interest rates and implied volatilities move in the opposite direction of changes in embedded derivative reserves of the GWB and GIB caused by those same factors. As part of our current hedging program, equity markets, interest rates and volatility in market conditions are monitored on a

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY daily basis. We rebalance our hedge positions based upon changes in these factors as needed. While we actively manage our hedge positions, these hedge positions may not be totally effective in offsetting changes in the embedded derivative reserve due to, among other things, differences in timing between when a market exposure changes and corresponding changes to the hedge positions, extreme swings in the equity markets and interest rates, market volatility, contract holder behavior, divergence between the performance of the underlying funds and the hedging indices, divergence between the actual and expected performance of the hedge instruments and our ability to purchase hedging instruments at prices consistent with our desired risk and return trade-off. However, the hedging results do not impact LNL due to a funds withheld agreement with LNBAR, which causes the financial impact of the derivatives as well as the cash flow activity to be reflected on LNBAR.

REINSURANCE RELATED EMBEDDED DERIVATIVES
We have certain Modco and CFW reinsurance arrangements with embedded derivatives related to the withheld assets of the related funds. These derivatives are considered total return swaps with contractual returns that are attributable to various assets and liabilities associated with these reinsurance arrangements. Changes in the estimated fair value of these derivatives as they occur are recorded through net income (loss). Offsetting these amounts are corresponding changes in the estimated fair value of trading securities in portfolios that support these arrangements. These embedded derivatives, which are included in reinsurance related embedded derivatives on our Consolidated Balance Sheets, were $(305) million and $(140) million as of December 31, 2010 and 2009, respectively.

We are involved in an inter-company reinsurance agreement where we cede to LNBAR the risk under certain UL contracts for no lapse benefit guarantees. If our contract holders' account value is not sufficient to pay the cost of insurance charges required to keep the policy inforce, and the contract holder has made required deposits, LNBAR will reimburse us for the charges. These embedded derivatives, which are included in reinsurance related embedded derivatives on our Consolidated Balance Sheets, were $417 million as of Decem-ber 31, 2010 and 2009.

AFS SECURITIES EMBEDDED DERIVATIVES
We own various debt securities that either contain call options to exchange the debt security for other specified securities of the borrower, usually common stock, or contain call options to receive the return on equity-like indexes. The change in fair value of these embedded derivatives flows through net income
(loss).

CREDIT RISK

We are exposed to credit loss in the event of nonperformance by our counterparties on various derivative contracts and reflect assumptions regarding the credit or nonperformance risk. The nonperformance risk is based upon assumptions for each counterparty's credit spread over the estimated weighted average life of the counterparty exposure less collateral held. As of December 31, 2010, the nonperformance risk adjustment was $10 million. The credit risk associated with such agreements is minimized by purchasing such agreements from financial institutions with long-standing, superior performance records. Additionally, we maintain a policy of requiring all derivative contracts to be governed by an International Swaps and Derivatives Association ("ISDA") Master Agreement. We are required to maintain minimum ratings as a matter of routine practice in negotiating ISDA agreements. Under some ISDA agreements, we have agreed to maintain certain financial strength or claims-paying ratings. A downgrade below these levels could result in termination of the derivatives contract, at which time any amounts payable by us would be dependent on the market value of the underlying derivative contract. In certain transactions, we and the counterparty have entered into a collateral support agreement requiring either party to post collateral when net exposures exceed pre-determined thresholds. These thresholds vary by counterparty and credit rating. We do not believe the inclusion of termination or collateralization events pose any material threat to the liquidity position of the Company. The amount of such exposure is essentially the net replacement cost or market value less collateral held for such agreements with each counterparty if the net market value is in our favor. As of December 31, 2010, the exposure was $175 million.

The amounts recognized (in millions) by S&P credit rating of counterparty, for which we had the right to reclaim cash collateral or were obligated to return cash collateral, were as follows:

             AS OF DECEMBER 31, 2010 AS OF DECEMBER 31, 2009
             ----------------------- --------------------------
             COLLATERAL   COLLATERAL COLLATERAL   COLLATERAL
              POSTED BY   POSTED BY  POSTED BY    POSTED BY
    S&P       COUNTER-       LNC      COUNTER-       LNC
   CREDIT      PARTY      (HELD BY     PARTY       (HELD BY
  RATING OF   (HELD BY     COUNTER-   (HELD BY     COUNTER-
COUNTERPARTY    LNC)       PARTY)       LNC)        PARTY)
------------ ---------- ------------ ---------- ---------------
   AAA              $ 1         $ --        $ 3         $ --
    AA               99           --        140           --
   AA-               65           --        272           --
    A+              548           43        171          (13)
     A              422          202        328         (240)
             ---------- ------------ ---------- ---------------
                 $1,135         $245       $914        $(253)
             ========== ============ ========== ===============

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

7. FEDERAL INCOME TAXES

The federal income tax expense (benefit) on continuing operations (in millions) was as follows:


                                      FOR THE YEARS ENDED
                                          DECEMBER 31,
                             ----------------------------------
                               2010        2009          2008
                             --------- --------------- --------
Current                      $ (179)          $ 172    $(292)
Deferred                        526              (9)     224
                             --------- --------------- --------
  Federal income tax expense
     (benefit)                $ 347           $ 163    $ (68)
                             ========= =============== ========

A reconciliation of the effective tax rate differences (in millions) was as follows:

                                  FOR THE YEARS ENDED
                                      DECEMBER 31,
                            -----------------------------
                             2010      2009        2008
                            -------- -------- -----------
Tax rate times pre-tax
  income                    $ 498     $ 88        $ 65
Effect of:
  Separate account dividend
     received deduction       (94)     (77)        (82)
  Tax credits                 (42)     (47)        (25)
  Goodwill                     --      238          --
  Prior year tax return
     adjustment               (13)     (60)        (34)
  Other items                  (2)      21           8
                            -------- -------- --- -------
     Federal income tax
        expense (benefit)   $ 347    $ 163       $ (68)
                            ======== ======== ===========
Effective tax rate             24%     N/M         N/M
                            ======== ======== === =======

The effective tax rate is a ratio of tax expense over pre-tax income (loss). Since the pre-tax income of $251 million and $186 million in 2009 and 2008, respectively, resulted in a tax expense of $163 million in 2009 and a tax benefit of $68 million in 2008, the effective tax rate was not meaningful. The separate account dividend received deduction included in the table above is exclusive of any prior years' tax return resolution.

The federal income tax asset (liability) (in millions), which is included in other liabilities on our Consolidated Balance Sheets, was as follows:

                                   AS OF DECEMBER 31,
                                 ---------------------
                                    2010       2009
                                 ---------- ----------
Current                           $ (412)    $ (250)
Deferred                          (1,500)      (523)
                                 ---------- ----------
  Total federal income tax asset
     (liability)                 $(1,912)    $ (773)
                                 ========== ==========

Significant components of our deferred tax assets and liabilities (in millions) were as follows:

                                          AS OF DECEMBER 31,
                                        ---------------------
                                           2010       2009
                                        ---------- ----------
DEFERRED TAX ASSETS
Future contract benefits and other
  contract holder funds                 $ 1,116     $1,676
Other investments                           625        338
Reinsurance deferred gain                   138        163
Modco embedded derivative asset              93         49
Compensation and benefit plans              136        151
Net capital loss                             96        112
VIE                                          77         --
Other                                        73         58
                                        ---------- ----------
  Total deferred tax assets               2,354      2,547
                                        ---------- ----------
DEFERRED TAX LIABILITIES
DAC                                       1,982      1,947
VOBA                                        483        734
Net unrealized gain on AFS
  securities                                988         38
Net unrealized gain on trading
  securities                                 86         55
Intangibles                                 179        192
Other                                       136        104
                                        ---------- ----------
  Total deferred tax liabilities          3,854      3,070
                                        ---------- ----------
     Net deferred tax asset (liability) $(1,500)    $ (523)
                                        ========== ==========

LNL and its affiliates, with the exception of Jefferson-Pilot Life Insurance Company ("JPL"), Jefferson Pilot Financial Insurance Company ("JPFIC") and Jefferson Pilot LifeAmerica Insurance Company ("JPLA") as noted below, are part of a consolidated federal income tax filing with LNC. JPL filed a separate federal income tax return until its merger with LNL on April 2, 2007. JPFIC filed a separate federal income tax return until its merger into LNL on July 2, 2007. JPLA was part of a consolidated federal income tax filing with JPFIC until its merger with LLANY on April 2, 2007.

As of December 31, 2010, LNL had net capital loss carryforwards of $275 million which will expire in 2014. LNL believes that it is more likely than not that the capital losses will be fully utilized within the allowable carryforward period.

The application of GAAP requires us to evaluate the recoverability of our deferred tax assets and establish a valuation allowance if necessary, to reduce our deferred tax asset to an amount that is more likely than not to be realizable. Considerable judgment and the use of estimates are required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance, we consider many factors, including: the nature and character of the deferred tax assets and liabilities; taxable income in prior carryback years; future reversals of temporary differences; the length of time carryovers can be utilized; and any tax planning strategies we would employ to avoid a tax benefit from expiring unused. Although realization is not assured, management believes it is

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

7. FEDERAL INCOME TAXES

more likely than not that the deferred tax assets, including our capital loss deferred tax asset, will be realized.

As of December 31, 2010 and 2009, $181 million and $180 million, of our unrecognized tax benefits presented below, if recognized, would have impacted our income tax expense and our effective tax rate. We anticipate a change to our unrecognized tax benefits during 2011 in the range of none to $107 million.

                                                FOR THE
                                               YEARS ENDED
                                              DECEMBER 31,
                                           ------------------
                                              2010      2009
                                           ---------- -------
Balance as of beginning-of-year               $293    $264
  Increases for prior year tax positions         2      26
  Decreases for prior year tax positions        (6)     (1)
  Increases for current year tax positions       8      11
  Decreases for current year tax
     positions                                  (7)     (7)
  Decreases for settlements with
     taxing authorities                        (10)     --
  Decreases for lapse of statute of
     limitations                                (2)     --
                                           ---------- -------
        Balance as of end-of-year             $278    $293
                                           ========== =======

We recognize interest and penalties accrued, if any, related to unrecognized tax benefits as a component of tax expense. During the years ended December 31, 2010, 2009 and 2008, we recognized interest and penalty expense related to uncertain tax positions of $6 million, $11 million and $1 million, respectively. We had accrued interest and penalty expense related to the unrecognized tax benefits of $81 million and $75 million as of December 31, 2010 and 2009, respectively.

We are subject to annual tax examinations from the Internal Revenue Service ("IRS"). During the third quarter of 2008, the IRS completed its examination for tax years 2003 and 2004 resulting in a proposed assessment. During the second quarter of 2010, the IRS completed its examination for tax years 2005 and 2006 resulting in a proposed assessment. Also, during the second quarter of 2010, the IRS completed its examination of tax year 2006 for the former Jefferson-Pilot Corporation ("JP") and its subsidiaries. We believe a portion of the assessments is inconsistent with the existing law and are protesting it through the established IRS appeals process. We do not anticipate that any adjustments that might result from such audits would be material to our consolidated results of operations or financial condition. We are currently under audit by the IRS for years 2007 and 2008. The JP subsidiaries acquired in the April 2006 merger are subject to a separate IRS examination cycle. For the former JP subsidiaries, JPL and JPFIC, the IRS is examining the tax years ended April 1, 2007 and July 1, 2007, respectively.

8. DAC, VOBA, DSI AND DFEL

During the fourth quarter of 2008, we recorded a decrease to income (loss) totaling $242 million, for a reversion to the mean prospective unlocking of DAC, VOBA, DSI and DFEL as a result of significant and sustained declines in the equity markets during 2008. During 2010 and 2009, we did not have a reversion to the mean prospective unlocking of DAC, VOBA, DSI and DFEL. The pre-tax impact for these items is included within the prospective unlocking line items in the changes in DAC, VOBA, DSI and DFEL tables below.

Changes in DAC (in millions) were as follows:

                                           FOR THE YEARS ENDED
                                               DECEMBER 31,
                                    -----------------------------
                                      2010      2009      2008
                                    --------- --------- ---------
Balance as of beginning-of-year     $7,310    $7,421    $5,765
  Reinsurance assumed
     (ceded)                           (38)       48      (230)
  Transfer of business to a
     third party                        --       (37)       --
  Deferrals                          1,636     1,614     1,811
  Amortization, net of interest:
     Prospective unlocking --
        assumption changes             (30)      (15)     (368)
     Prospective unlocking --
        model refinements              145        --        44
     Retrospective unlocking            17        82      (120)
     Other amortization, net of
        interest                      (841)     (748)     (712)
  Adjustment related to
     realized (gains) losses           (61)       91       137
  Adjustment related to
     unrealized (gains) losses        (662)   (1,146)    1,094
                                    --------- --------- ---------
        Balance as of end-of-year   $7,476    $7,310    $7,421
                                    ========= ========= =========

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

8. DAC, VOBA, DSI AND DFEL (CONTINUED)

Changes in VOBA (in millions) were as follows:

                                           FOR THE YEARS ENDED
                                        DECEMBER 31,
                                    -----------------------------
                                      2010      2009      2008
                                    --------- --------- ---------
Balance as of beginning-of-year     $2,086    $3,763    $2,809
  Transfer of business to a
     third party                        --      (255)       --
  Deferrals                             26        30        40
  Amortization:
     Prospective unlocking --
        assumption changes             (41)      (20)       (7)
     Prospective unlocking --
        model refinements               (7)       --         6
     Retrospective unlocking            11       (44)      (38)
     Other amortization               (361)     (349)     (335)
     Accretion of interest(1)         89       102       116
  Adjustment related to
     realized (gains) losses            (7)       43        98
  Adjustment related to
     unrealized (gains) losses        (418)   (1,184)    1,074
                                    --------- --------- ---------
        Balance as of end-of-year   $1,378    $2,086    $3,763
                                    ========= ========= =========

(1) The interest accrual rates utilized to calculate the accretion of interest ranged from 3.50% to 7.25%.

Estimated future amortization of VOBA, net of interest (in millions), as of December 31, 2010, was as follows:

2011                                          $213
2012                                           187
2013                                           166
2014                                           140
2015                                           126

Changes in DSI (in millions) were as follows:

                                    FOR THE YEARS ENDED
                                         DECEMBER 31,
                                  ------------------------
                                   2010     2009     2008
                                  ------- ------- --------
Balance as of beginning-of-year   $361    $310    $ 279
  Deferrals                         66      76       96
  Amortization, net of interest:
     Prospective unlocking --
        assumption changes          (3)     --      (37)
     Retrospective unlocking         5      11       (6)
     Other amortization, net of
        interest                   (53)    (38)     (28)
  Adjustment related to realized
     (gains) losses                (11)      3        6
     Adjustment related to
     unrealized (gains) losses     (41)     (1)      --
                                  ------- ------- --------
        Balance as of end-of-year $324    $361    $ 310
                                  ======= ======= ========


Changes in DFEL (in millions) were as follows:

                                                FOR THE YEARS ENDED
                                                    DECEMBER 31,
                                           -------------------------
                                               2010    2009    2008
                                           --------- ------- -------
Balance as of beginning-of-year              $1,273  $  948   $ 768
  Reinsurance assumed (ceded)                    22      --     (47)
  Transfer of business to a third party .        --     (11)     --
  Deferrals                                     546     496     428
  Amortization, net of interest:
     Prospective unlocking --
        assumption changes                      (57)    (22)    (37)
     Prospective unlocking -- model
        refinements                              56      --      25
     Retrospective unlocking                    (23)     (3)    (41)
     Other amortization, net of interest       (167)   (141)   (150)
  Adjustment related to realized
     (gains) losses                              (4)      5       2
  Adjustment related to unrealized
     (gains) losses                            (174)      1      --
                                           --------- ------- -------
        Balance as of end-of-year            $1,472  $1,273   $ 948
                                           =========================

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

9. REINSURANCE

The following summarizes reinsurance amounts (in millions) recorded on our Consolidated Statements of Income (Loss), excluding amounts attributable to the indemnity reinsurance transaction with Swiss Re:

                                           FOR THE YEARS
                                         ENDED DECEMBER 31,
                              --------------------------------
                                 2010       2009       2008
                              ---------- ---------- ----------
Direct insurance premiums
  and fees                    $ 6,338    $ 5,936    $ 5,863
Reinsurance assumed                22         10         18
Reinsurance ceded              (1,361)    (1,227)    (1,056)
                              ---------- ---------- ----------
  Total insurance premiums
     and fees, net            $ 4,999    $ 4,719    $ 4,825
                              ========== ========== ==========
Direct insurance benefits     $ 4,324    $ 3,530    $ 4,254
Reinsurance recoveries netted
  against benefits             (1,754)    (1,080)    (1,600)
                              ---------- ---------- ----------
  Total benefits, net         $ 2,570    $ 2,450    $ 2,654
                              ========== ========== ==========

We cede insurance to other companies. The portion of risks exceeding our retention limit is reinsured with other insurers. We seek reinsurance coverage within the businesses that sell life insurance and annuities in order to limit our exposure to mortality losses and enhance our capital management. As discussed in Note 25, a portion of this reinsurance activity is with affiliated companies.

Under our reinsurance program, we reinsure approximately 40% to 45% of the mortality risk on newly issued non-term life insurance contracts and approximately 35% of total mortality risk including term insurance contracts. Our policy for this program is to retain no more than $10 million on a single insured life issued on fixed, VUL and term life insurance contracts. The retention per single insured life for corporate-owned life insurance is $2 million. Portions of our deferred annuity business have been reinsured on a Modco basis with other companies to limit our exposure to interest rate risks. As of December 31, 2010, the reserves associated with these reinsurance arrangements totaled $935 million. To cover products other than life insurance, we acquire other reinsurance coverages with retentions and limits.

We obtain reinsurance from a diverse group of reinsurers, and we monitor concentration as well as financial strength ratings of our principal reinsurers. Our reinsurance operations were acquired by Swiss Re in December 2001, through a series of indemnity reinsurance transactions. Swiss Re represents our largest reinsurance exposure. Under the indemnity reinsurance agreements, Swiss Re reinsured certain of our liabilities and obligations. As we are not relieved of our legal liability to the ceding companies, the liabilities and obligations associated with the reinsured contracts remain on our Consolidated Balance Sheets with a corresponding reinsurance receivable from Swiss Re, which totaled $3.6 billion as of December 31, 2010. Swiss Re has funded a trust, with a balance of $1.7 billion as of December 31, 2010, to support this business. As a result of Swiss Re's S&P financial strength rating dropping below AA-, Swiss Re funded an additional trust during the fourth quarter of 2009 with a balance of approximately $1.5 billion as of December
31, 2010, to support this business. In addition to various remedies that we would have in the event of a default by Swiss Re, we continue to hold assets in support of certain of the transferred reserves. These assets are reported within trading securities or mortgage loans on real estate on our Consolidated Balance Sheets. Our liabilities for funds withheld and embedded derivatives as of December 31, 2010, included $1.8 billion and $78 million, respectively, related to the business reinsured by Swiss Re.

We recorded the gain related to the indemnity reinsurance transactions on the business sold to Swiss Re as a deferred gain on business sold through reinsurance on our Consolidated Balance Sheets. The deferred gain is being amortized into income at the rate that earnings on the reinsured business are expected to emerge, over a period of 15 years from the date of sale. During 2010, 2009 and 2008 we amortized $75 million, $50 million and $50 million, after-tax, respectively, of deferred gain on business sold through reinsurance.

10. GOODWILL AND SPECIFICALLY IDENTIFIABLE INTANGIBLE ASSETS

The changes in the carrying amount of goodwill (in millions) by reportable segment were as follows:

                                             FOR THE YEAR ENDED DECEMBER 31, 2010
                       -------------------------------------------------------------------------
                       ACQUISITION  CUMULATIVE
                         BALANCE    IMPAIRMENT
                          AS OF        AS OF        CAPITAL              DISPOSITIONS   BALANCE
                        BEGINNING-   BEGINNING-  CONTRIBUTION                 AND     AS OF END-
                         OF-YEAR      OF-YEAR       VALUE     IMPAIRMENT     OTHER      OF-YEAR
                       ----------- ------------- ------------ ---------- ------------ ----------
Retirement Solutions:
  Annuities                 $1,040      $(600)            $--        $--          $--      $ 440
  Defined Contribution          20         --              --         --           --         20
Insurance Solutions:
  Life Insurance             2,186         --              --         --           --      2,186
  Group Protection             274         --              --         --           --        274
Other Operations               170        (79)             --         --            6         97
                       ----------- ------------- ------------ ---------- ------------ ----------
     Total goodwill         $3,690      $(679)            $--        $--          $ 6     $3,017
                       =========== ============= ============ ========== ============ ==========

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

10. GOODWILL AND SPECIFICALLY IDENTIFIABLE INTANGIBLE ASSETS (CONTINUED)

                                                 FOR THE YEAR ENDED DECEMBER 31, 2009
                       ----------- ----------------------------------------------------------------
                       ACQUISITION  CUMULATIVE
                         BALANCE    IMPAIRMENT
                          AS OF        AS OF        CAPITAL              DISPOSITIONS    BALANCE
                        BEGINNING-   BEGINNING-  CONTRIBUTION                 AND      AS OF END-
                         OF-YEAR      OF-YEAR       VALUE     IMPAIRMENT     OTHER       OF-YEAR
                       ----------- ------------- ------------ ---------- ------------ -------------
Retirement Solutions:
  Annuities                 $1,040        $--         $ --      $(600)            $--         $ 440
  Defined Contribution          20         --           --         --              --            20
Insurance Solutions:
  Life Insurance             2,186         --           --         --              --         2,186
  Group Protection             274         --           --         --              --           274
Other Operations                --         --          174        (79)             (4)           91
                       ----------- ---------- ------------ ------------- ------------- ------------
     Total goodwill         $3,520        $--         $174      $(679)            $(4)       $3,011
                       =========== ========== ============ ============= ============= ============

Included in the acquisition accounting adjustments above were adjustments related to income tax deductions recognized when stock options attributable to mergers were exercised or the release of unrecognized tax benefits acquired through mergers.

We perform a Step 1 goodwill impairment analysis on all of our reporting units at least annually on October 1. The Step 1 analysis for the reporting units within our Insurance Solutions and Retirement Solutions businesses utilizes primarily a discounted cash flow valuation technique ("income approach"), although limited available market data is also considered. In determining the estimated fair value, we consider discounted cash flow calculations, the level of LNC's share price and assumptions that market participants would make in valuing the reporting unit. This analysis requires us to make judgments about revenues, earnings projections, capital market assumptions and discount rates. For our Media reporting unit, we primarily use discounted cash flow calculations to determine the implied fair value.

As of October 1, 2010, all of our reporting units passed the Step 1 analysis, and although Insurance Solutions - Life Insurance carrying value of the net assets was within the estimated fair value range, we deemed it necessary to validate the carrying value of goodwill through a Step 2 analysis. In our Step 2 analysis of Insurance Solutions - Life Insurance, we estimated the implied fair value of the reporting unit's goodwill, including assigning the reporting unit's fair value determined in Step 1 to all of its net assets (recognized and unrecognized) as if the reporting unit were acquired in a business combination as of October 1, 2010, and determined there was no impairment due to the implied fair value of goodwill being in excess of the carrying value of goodwill.

As of October 1, 2009 all of our reporting units passed the Step 1 analysis, except for our Media reporting unit, which required a Step 2 analysis to be completed. We utilized very detailed forecasts of cash flows and market observable inputs in determining a fair value of the net assets for each of the reporting units similar to what would be estimated in a business combination between market participants. The implied fair value of goodwill for our Media reporting unit was lower than its carrying amount; therefore, goodwill was impaired and written down to its fair value for this reporting unit. The impairment recorded in Other Operations for our Media business was a result of declines in current and forecasted advertising revenue for the entire radio market. Our impairment tests showed the implied fair value of our Media reporting unit was lower than its carrying amount; therefore, we recorded non-cash impairments of goodwill of $79 million and specifically identifiable intangible assets of $50 million.

As of March 31, 2009, we performed a Step 1 goodwill impairment analysis on all of our reporting units as a result of our performing an interim test due to volatile capital markets that provided indicators that a potential impairment could be present. All of our reporting units passed the Step 1 analysis, except for our Retirement Solutions - Annuities reporting unit, which required a Step 2 analysis to be completed. Based upon our Step 2 analysis, we recorded goodwill impairment for the Retirement Solutions - Annuities reporting unit in the first quarter of 2009 for $600 million, which was attributable primarily to higher discount rates driven by higher debt costs and equity market volatility, deterioration in sales and declines in equity markets. There were no indicators of impairment as of December 31, 2009, due primarily to the continued improvement in the equity markets and lower discount rates.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

The gross carrying amounts and accumulated amortization (in millions) for each major specifically identifiable intangible asset class by reportable segment were as follows:

                                                            AS OF DECEMBER 31,
                                              ---------------------------------------------
                                                    2010                       2009
                                              --------------------- -----------------------
                                                GROSS                   GROSS
                                              CARRYING  ACCUMULATED   CARRYING  ACCUMULATED
                                                AMOUNT AMORTIZATION     AMOUNT AMORTIZATION
                                              -------- ------------ ---------- ------------
Insurance Solutions -- Life Insurance:
  Sales force                                     $100          $19       $100          $15
Retirement Solutions -- Defined Contribution:
  Mutual fund contract rights(1)(2)                  2           --          2           --
Other Operations:
  FCC licenses(1)(3)                               118           --        118           --
  Other                                              4            3          4            3
                                              -------- ------------ ---------- ------------
     Total                                        $224          $22       $224          $18
                                              ======== ==== ======= ========== ============

(1)  No amortization recorded as the intangible asset has indefinite life.

(2) We recorded mutual fund contract rights impairment of $1 million for the year ended December 31, 2009.

(3) We recorded FCC licenses impairment of $49 million for the year ended December 31, 2009.

Future estimated amortization of specifically identifiable intangible assets (in millions) as of December 31, 2010, was as follows:

2011                                                         $4
2012                                                          4
2013                                                          4
2014                                                          4
2015                                                          4

11. GUARANTEED BENEFIT FEATURES

Information on the GDB features outstanding (dollars in millions) was as follows (our variable contracts with guarantees may offer more than one type of guarantee in each contract; therefore, the amounts listed are not mutually exclusive):

                                   AS OF DECEMBER 31,
                                 -----------------------
                                     2010        2009
                                 ----------- -----------
RETURN OF NET DEPOSITS
Total account value               $52,211     $44,712
Net amount at risk(1)                 816       1,888
Average attained age of contract
  holders                        58 YEARS    57 years
MINIMUM RETURN
Total account value(2)              $ 187       $ 203
Net amount at risk(1)                  46          65
Average attained age of contract
  holders                        70 YEARS    69 years
Guaranteed minimum return               5%          5%

                                 AS OF DECEMBER 31,
                                 ------------------
                                   2010      2009
                                 -------- ---------
ANNIVERSARY CONTRACT VALUE
Total account value               $23,483   $21,431
Net amount at risk(1)               2,183     4,021
Average attained age of contract
  holders                        66 YEARS  65 years

(1) Represents the amount of death benefit in excess of the account balance. The decrease in net amount at risk when comparing December 31, 2010, to December 31, 2009, was attributable primarily to the rise in equity markets and associated increase in the account values.

(2) The decrease in total account value when comparing December 31, 2010, to December 31, 2009, was attributable primarily to an increase in contract surrender rates.

The determination of GDB liabilities is based on models that involve a range of scenarios and assumptions, including those regarding expected market rates of return and volatility,

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

11. GUARANTEED BENEFIT FEATURES (CONTINUED)

contract surrender rates and mortality experience. The following summarizes the balances of and changes in the liabilities for GDB (in millions), which were recorded in future contract benefits on our Consolidated Balance Sheets:

                                  FOR THE YEARS ENDED
                                         DECEMBER 31,
                                ------------------------
                                 2010     2009    2008
                                ------- -------- -------
Balance as of beginning-of-year $ 71    $ 277    $ 38
  Changes in reserves             57      (33)    312
  Benefits paid                  (84)    (173)    (73)
                                ------- -------- -------
     Balance as of end-of-year  $ 44     $ 71    $277
                                ======= ======== =======

Account balances of variable annuity contracts with guarantees (in millions) were invested in separate account investment options as follows:

                                    AS OF DECEMBER 31,
                                  ---------------------
                                     2010       2009
                                  ---------- ----------
ASSET TYPE
Domestic equity                   $35,659    $32,489
International equity               14,172     12,379
Bonds                              15,913      9,942
Money market                        5,725      6,373
                                  ---------- ----------
  Total                           $71,469    $61,183
                                  ========== ==========
Percent of total variable annuity
  separate account values              98%        97%

Future contract benefits also include reserves for our products with secondary guarantees for our products sold through our Insurance Solutions - Life Insurance segment. These UL and VUL products with secondary guarantees represented approximately 40% of permanent life insurance in force as of December 31, 2010, and approximately 52% of total sales for these products for the year ended December 31, 2010.

12. OTHER CONTRACT HOLDER FUNDS

Details of other contract holder funds (in millions) were as follows:

                                        AS OF DECEMBER 31,
                                        ------------------
                                         2010       2009
                                        ------- ----------
Fixed account values, including the
  fixed portion of variable and other
  contract holder funds                 $64,582    $61,254
DFEL                                      1,472      1,273
Contract holder dividends payable           484        494
Premium deposit funds                        98        100
Undistributed earnings on participating
  business                                   85         56
                                        ------- ----------
     Total other contract holder funds  $66,721    $63,177
                                        ======= ==========

As of December 31, 2010 and 2009, participating policies comprised approximately 1.20% and 1.30%, respectively, of the face amount of insurance in force, and dividend expenses were $82 million, $89 million and $92 million for the years ended December 31, 2010, 2009 and 2008, respectively.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

13. SHORT-TERM AND LONG-TERM DEBT

Details underlying short-term and long-term debt (in millions) were as follows:

                                  AS OF DECEMBER 31,
                                  ------------------
                                   2010      2009
                                  ------ -----------
Short-term debt
  Short-term debt(1)                $ 10        $ 21
                                  ====== ===========
Long-term debt
  2.75% note, due 2013               $ 4        $ --
  LIBOR + 0.03% note, due 2017       250         250
  LIBOR + 3.41% note, due 2040       500          --
  LIBOR + 1.00% note, due 2037       375         375
  Surplus Notes due LNC:
     9.76% surplus note, due 2024     50          50
     6.56% surplus note, due 2028    500         500
     6.03% surplus note, due 2028    750         750
                                  ------ -----------
        Total surplus notes        1,300       1,300
                                  ------ -----------
           Total long-term debt   $2,429      $1,925
                                  ====== ===========

(1)  The short-term debt represents short-term notes payable to LNC.


Future principal payments due on long-term debt (in millions) as of December 31, 2010, were as follows:

2013          $ 4
Thereafter  2,425
           ------
  Total    $2,429
           ======

CREDIT FACILITIES
Credit facilities (in millions) were as follows:

                                AS OF DECEMBER 31, 2010
                                -----------------------
                     EXPIRATION     MAXIMUM BORROWINGS
                           DATE   AVAILABLE OUTSTANDING
                     ---------- -----------------------
CREDIT FACILITIES
Credit facility with
  the FHLBI(1)            N/A   $630               $350

(1) Our borrowing capacity under this credit facility does not have an expiration date and continues while our investment in the FHLBI common stock remains outstanding. We have pledged securities, included in fixed maturity AFS securities on our Consolidated Balance Sheets, that are associated with this credit facility.

On December 31, 2009, LNC made a capital contribution of $171 million to forgive an outstanding balance on a note due to LNC from a consolidated subsidiary of LNL. The caption "Capital contribution from Lincoln National Corporation" in the accompanying Consolidated Statements of Stockholder's Equity includes the $171 million capital contribution.

In the third quarter of 2008, LNL made an investment of $19 million in the FHLBI, a AAA-rated entity, and made an additional investment of $2 million in the second quarter of 2009. In 2010, LNL made an additional investment of $11 million in the FHLBI. This relationship provides us with another source of liquidity as an alternative to commercial paper and repurchase agreements as well as provides funding at comparatively low borrowing rates. We are allowed to borrow up to 20 times the amount of our common stock investment in the FHLBI through a credit facility with the FHLBI. Our borrowing capacity under this credit facility does not have an expiration date and continues while our investment in the FHLBI common stock remains outstanding as long as we maintain a satisfactory level of credit-worthiness and we do not incur a material adverse change in our financial, business, regulatory or other areas that would materially affect our operations and viability. All borrowings from the FHLBI are required to be secured by certain investments owned by LNL. On December 4, 2008, the LNC and LNL Boards of Directors approved an additional common stock investment of $56 million, which would increase our total borrowing capacity up to $1.5 billion upon completion of that incremental investment. As of December 31, 2010, based on our actual common stock investment, we had borrowing capacity of up to approximately $630 million from the FHLBI. We had a $250 million floating-rate term loan outstanding under the facility due June 20, 2017, which may be prepaid at any time (classified within long-term debt on our Consolidated Balance Sheets as presented in the above table). During the second quarter of 2010, we also borrowed $100 million at a rate of 0.7% that is due May 25, 2011 (classified within payables for collateral on investments on our Consolidated Balance Sheets).

On July 1, 2010, we issued a note of $500 million to LNC. This note calls for us to pay the principal amount of the note on or before June 5, 2040, and interest to be paid annually at an annual rate of LIBOR + 3.41%.

On September 10, 2010, we issued a note of $4 million to LFM. This note calls for us to pay the principal amount of the note on or before September 10, 2013, and interest to be paid semiannually at an annual rate of 2.75%.

On October 9, 2007, we issued a note of $375 million to LNC. This note calls for us to pay the principal amount of the note on or before October 9, 2037, and interest to be paid quarterly at an annual rate of LIBOR + 1.00%.

We issued a surplus note for $500 million to LNC in 1998. This note calls for us to pay the principal amount of the note on or before March 31, 2028, and interest to be paid quarterly at an annual rate of 6.56% . Subject to approval by the Indiana Insurance Commissioner, LNC also has a right to redeem the note for immediate repayment in total or in part once per year on the anniversary date of the note. Any payment of interest or repayment of principal may be paid only out of our statutory earnings, only if our statutory capital surplus exceeds our statutory capital surplus as of the date of note issuance of $2.3 billion, and subject to approval by the Indiana Insurance Commissioner.

We issued a surplus note for $750 million to LNC in 1998. This note calls for us to pay the principal amount of the note on or before December 31, 2028, and interest to be paid quarterly at an annual rate of 6.03% . Subject to approval by the Indiana Insurance Commissioner, LNC also has a right to redeem the note for immediate repayment in total or in part once per year on the anniversary date of the note. Any payment of interest or repayment of principal may be paid only out of our statutory earnings, only if our statutory capital surplus exceeds our statutory capital surplus as of the date of note issuance of $2.4 billion, and subject to approval by the Indiana Insurance Commissioner.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

14. CONTINGENCIES AND COMMITMENTS

CONTINGENCIES

REGULATORY AND LITIGATION MATTERS
Regulatory bodies, such as state insurance departments, the SEC, Financial Industry Regulatory Authority and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws and laws governing the activities of broker-dealers.

In the ordinary course of its business, LNL and its subsidiaries are involved in various pending or threatened legal proceedings, including purported class actions, arising from the conduct of business. In some instances, these proceedings include claims for unspecified or substantial punitive damages and similar types of relief in addition to amounts for alleged contractual liability or requests for equitable relief. After consultation with legal counsel and a review of available facts, it is management's opinion that these proceedings, after consideration of any reserves and rights to indemnification, ultimately will be resolved without materially affecting the consolidated financial position of LNL. However, given the large and indeterminate amounts sought in certain of these proceedings and the inherent difficulty in predicting the outcome of such legal proceedings, it is possible that an adverse outcome in certain matters could be material to our operating results for any particular reporting period.

COMMITMENTS

LEASES
We lease our home office properties in Fort Wayne, Indiana. In 2006, we exercised the right and option to extend the Fort Wayne lease for two extended terms such that the lease shall expire in 2019. We retain our right and option to exercise the remaining four extended terms of five years each in accordance with the lease agreement. These agreements also provide us with the right of first refusal to purchase the properties at a price defined in the agreements and the option to purchase the leased properties at fair market value on the last day of any renewal period.

Total rental expense on operating leases for the years ended December 31, 2010, 2009 and 2008, was $40 million, $47 million and $49 million, respectively. Future minimum rental commitments (in millions) as of December 31, 2010, were as follows:

2011 $30
2012  26
2013  20
2014  13
2015   9

INFORMATION TECHNOLOGY COMMITMENT
In February 2004, LNC completed renegotiations and extended the contract with IBM Global Services for information technology services for the Fort Wayne operations through February 2010. Following the original termination date of this agreement, LNC exercised contractual rights to extend this agreement through February 2012. Annual costs are dependent on usage but are expected to be approximately $9 million.

MEDIA COMMITMENTS
LFM has future commitments of approximately $31 million through 2015 related primarily to employment contracts and rating service contracts.

VULNERABILITY FROM CONCENTRATIONS
As of December 31, 2010, we did not have a concentration of: business transactions with a particular customer or lender; sources of supply of labor or services used in the business; or a market or geographic area in which business is conducted that makes us vulnerable to an event that is at least reasonably possible to occur in the near term and which could cause a severe impact to our financial position.

Although we do not have any significant concentration of customers, our American Legacy Variable Annuity ("ALVA") product offered in our Retirement Solutions - Annuities segment is significant to this segment. The ALVA product accounted for 25%, 28% and 37% of Retirement Solutions - Annuities' variable annuity product deposits in 2010, 2009 and 2008, respectively, and represented approximately 58%, 61% and 62% of our total Retirement Solutions - Annuities' variable annuity product account values as of December 31, 2010, 2009 and 2008, respectively. In addition, fund choices for certain of our other variable annuity products offered in our Retirement Solutions - Annuities segment include American Fund Insurance Series(SM) ("AFIS") funds. For the Retirement Solutions - Annuities segment, AFIS funds accounted for 29%, 33% and 44% of variable annuity product deposits in 2010, 2009 and 2008, respectively, and represented 66%, 69% and 70% of the segment's total variable annuity product account values as of December 31, 2010, 2009 and 2008, respectively.

STANDBY REAL ESTATE EQUITY COMMITMENTS
Historically, we have entered into standby commitments, which obligated us to purchase real estate at a specified cost if a third-party sale did not occur within approximately one year after construction was completed. These commitments were used by a developer to obtain a construction loan from an outside lender on favorable terms. In return for issuing the commitment, we received an annual fee and a percentage of the profit when the property was sold. Our expectation is that we will be obligated to fund those commitments that remain outstanding.

As of December 31, 2010, and December 31, 2009, we had standby real estate equity commitments totaling $53 million and $220 million, respectively. During 2010, we funded commitments of $142 million and recorded a loss of $8 million reported within realized gain (loss) on our Consolidated Statements of Income
(Loss).

During 2009, we suspended entering into new standby real estate commitments.

OTHER CONTINGENCY MATTERS
State guaranty funds assess insurance companies to cover losses to contract holders of insolvent or rehabilitated companies. Mandatory assessments may be partially recovered through a reduction in future premium taxes in some states. We have accrued for expected assessments net of estimated future premium tax deductions of $10 million and $12 million as of December 31, 2010 and 2009, respectively.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

15. SHARES AND STOCKHOLDER'S EQUITY

All authorized and issued shares of LNL are owned by LNC.

ACCUMULATED OCI

The following summarizes the components and changes in accumulated OCI (in millions):

                                                     FOR THE YEARS ENDED
                                                        DECEMBER 31,
                                       ------------------------------------------
                                          2010           2009          2008
                                       ---------- ----------------- -------------
UNREALIZED GAIN (LOSS) ON
  AFS SECURITIES
Balance as of beginning-of-year        $    36       $    (2,562)      $    76
  Cumulative effect from adoption
     of new accounting standards           181               (79)           --
  Unrealized holding gains (losses)
     arising during the year             2,322             6,021        (7,316)
  Change in foreign currency
     exchange rate adjustment               (6)               26           (66)
  Change in DAC, VOBA, DSI and
     other contract holder funds        (1,164)           (2,294)        2,522
  Income tax benefit (expense)            (417)           (1,328)        1,703
  Less:
     Reclassification adjustment for
        gains (losses) included in net
        income (loss)                     (136)             (555)       (1,042)
     Associated amortization of
        DAC, VOBA, DSI and DFEL             17               168           244
     Income tax benefit (expense)           42               135           279
                                       ---------- ----------------- -------------
           Balance as of end-of-year   $ 1,029       $        36       $(2,562)
                                       ========== ================= =============
UNREALIZED OTTI ON
  AFS SECURITIES
Balance as of beginning-of-year        $  (108)      $        --       $    --
(Increases) attributable to:
  Cumulative effect from adoption
     of new accounting standards            --               (18)           --
  Gross OTTI recognized in OCI
     during the year                       (93)             (339)           --
  Change in DAC, VOBA, DSI and
     DFEL                                   10                77            --
  Income tax benefit (expense)              29                92            --
Decreases attributable to:
  Sales, maturities or other
     settlements of AFS securities          82               151            --
  Change in DAC, VOBA, DSI and
     DFEL                                  (20)              (28)           --
  Income tax benefit (expense)             (22)              (43)           --
                                       ---------- ----------------- -------------
           Balance as of end-of-year   $  (122)      $      (108)      $    --
                                       ========== ================= =============


                                              FOR THE YEARS ENDED
                                                 DECEMBER 31,
                                       -----------------------------
                                           2010      2009      2008
                                       ----------- --------- -------
UNREALIZED GAIN (LOSS) ON
  DERIVATIVE INSTRUMENTS
Balance as of beginning-of-year           $ (13)   $  (15)   $  (19)
  Unrealized holding gains (losses)
     arising during the year                 (2)       12       (42)
  Change in foreign currency
     exchange rate adjustment                 4       (31)      (36)
  Change in DAC, VOBA, DSI and
     DFEL                                   (11)       11        27
  Income tax benefit (expense)                3         5         1
  Less:
     Reclassification adjustment for
        gains (losses) included in net
        income (loss)                         6         4       (83)
     Associated amortization of
        DAC, VOBA, DSI and DFEL              (9)      (11)       --
     Income tax benefit (expense)             1         2        29
                                       ----------- --------- -------
           Balance as of end-of-year      $ (17)   $  (13)   $   (15)
                                       =========== ========= =======
FUNDED STATUS OF EMPLOYEE
  BENEFIT PLANS
Balance as of beginning-of-year           $ (17)   $  (32)   $    (4)
  Adjustment arising during the year          4        23        (45)
  Income tax benefit (expense)               (1)       (8)        17
                                       ----------- --------- -------
           Balance as of end-of-year      $ (14) $    (17)   $   (32)
                                       =========== ========= =======

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

16. REALIZED (GAIN) LOSS

Details underlying realized gain (loss) (in millions) reported on our Consolidated Statements of Income (Loss) were as follows:

                                         FOR THE YEARS ENDED
                                                DECEMBER 31,
                                        -----------------------
                                         2010    2009    2008
                                        ------ ------- -------
Total realized gain (loss) related to
  certain investments(1)                $(132) $(498)   $(767)
Realized gain (loss) related to certain
  derivative instruments, including
  those associated with our
  consolidated VIEs, and trading
  securities(2)                           (41)    (77)    (78)
Indexed annuity net derivative
  results(3):
  Gross gain (loss)                        34       8      13
  Associated amortization of DAC,
     VOBA, DSI and DFEL                   (15)     (5)     (6)
Guaranteed living benefits(4):
  Gross gain (loss)                       (30)    (10)      2
  Associated amortization of DAC,
     VOBA, DSI and DFEL                   (64)     (8)     12
Realized gain (loss) on sale of
  subsidiaries/businesses                  --       1      --
                                        ------  ------- -------
        Total realized gain (loss)      $(248)  $(589)  $(824)
                                        ====== ======== =======

(1)  See "Realized Gain (Loss) Related to Certain Investments" section in Note
     5.

(2) Represents changes in the fair values of certain derivative investments (including the credit default swaps and contingent forwards associated with our consolidated VIEs), total return swaps (embedded derivatives that are theoretically included in our various modified coinsurance and coinsurance with funds withheld reinsurance arrange- ments that have contractual returns related to various as- sets and liabilities associated with these arrangements) and trading securities.

(3) Represents the net difference between the change in the fair value of the S&P 500 call options that we hold and the change in the fair value of the embedded derivative liabilities of our indexed annuity products along with changes in the fair value of embedded derivative liabilities related to index call options we may purchase in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products. The year ended December 31, 2008, included a $10 million gain from the initial impact of adopting the Fair Value Measurements and Disclosures Topic of the FASB ASC.

(4) Represents the net difference in the change in embedded derivative reserves of our GLB products and the change in the fair value of the derivative instruments we own to hedge, including the cost of purchasing the hedging instruments.

(5) Represents the change in the fair value of the derivatives used to hedge our GDB riders.

17. UNDERWRITING, ACQUISITION, INSURANCE, RESTRUCTURING AND OTHER EXPENSES

Details underlying underwriting, acquisition, insurance and other expenses (in millions) were as follows:

                                      FOR THE YEARS ENDED
                                        DECEMBER 31,
                           ------------------------------------
                             2010          2009         2008
                           --------- --------------- ----------
Commissions                $1,859          $1,565    $ 1,710
General and administrative
  expenses                  1,293           1,203      1,215
Expenses associated with
  reserve financing and
  unrelated LOCs               16               1         --
DAC and VOBA deferrals
  and interest, net of
  amortization               (644)           (652)      (437)
Broker-dealer expenses        212             190        215
Other intangibles
  amortization                  4               4          4
Media expenses                 59              40         --
Taxes, licenses and fees      192             180        195
Merger-related expenses         9              16         50
Restructuring charges
  (recoveries) for expense
  initiatives                  (1)             32          8
                           --------- --------------- ----------
     Total                 $2,999          $2,579    $ 2,960
                           ========= =============== ==========

All merger-related and restructuring charges are included in underwriting, acquisition, insurance and other expenses primarily within Other Operations on our Consolidated Statements of Income (Loss) in the year incurred.

2008 RESTRUCTURING PLAN

Starting in December 2008, we implemented a restructuring plan in response to the economic downturn and sustained market volatility, which focused on reducing expenses. Our cumulative pre-tax charges amounted to $39 million for severance, benefits and related costs associated with the plan for workforce reduction and other restructuring actions.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

18. PENSION, POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFIT PLANS

LNC and LNL maintain qualified funded defined benefit pension plans in which many of our employees and agents are participants. LNC and LNL also maintain non-qualified, unfunded defined benefit pension plans for certain employees and agents, certain former employees of JP and certain former employees of CIGNA Corporation. In addition, for certain former employees we have supplemental retirement plans that provide defined benefit pension benefits in excess of limits imposed by federal tax law. All of our defined benefit pension plans were frozen as of December 31, 2007, or earlier. For our frozen plans, there are no new participants and no future accruals of benefits from the date of the freeze.

The eligibility requirements for each plan are described in each plan document and vary for each plan based on completion of a specified period of continuous service and date of hire, subject to age limitations. The frozen pension plan benefits are calculated either on a traditional or cash balance formula. Those formulas are based upon years of credited service and eligible earnings as defined in each plan document. The traditional formula provides benefits stated in terms of a single life annuity payable at age 65. The cash balance formula provides benefits stated as a lump sum hypothetical account balance. That account balance equals the sum of the employee's accumulated annual benefit credits plus interest credits. Benefit credits, which are based on years of service and base salary plus bonus, ceased as of the date the plan was frozen. Interest Credits continue until the participant's benefit is paid.

LNC and LNL also sponsor a voluntary employees' beneficiary association ("VEBA") trust that provides postretirement medical, dental and life insurance benefits to retired full-time employees and agents who, depending on the plan, have worked for us for 10 years and attained age 55 (age 60 for agents). VEBAs are a special type of tax-exempt trust used to provide benefits that are subject to preferential tax treatment under the Internal Revenue Code. Medical and dental benefits are available to spouses and other eligible dependents of retired employees and agents. Retirees may be required to contribute toward the cost of these benefits. Eligibility and the amount of required contribution for these benefits varies based upon a variety of factors including years of service and year of retirement. Effective January 1, 2008, the postretirement plan providing benefits to former employees of JP was amended such that only employees who had attained age 55 with a minimum of 10 years of service by December 31, 2007, and who later retire on or after age 60 with 15 years of service will be eligible to receive life insurance benefits when they retire.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

18. PENSION, POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFIT PLANS (CONTINUED)

OBLIGATIONS, FUNDED STATUS AND ASSUMPTIONS

Information (in millions) with respect to our benefit plans' assets and obligations was as follows:

                                                             AS OF OR FOR THE YEARS ENDED DECEMBER 31,
                                                      ----------------------------------------------------
                                                        2010     2009              2010             2009
                                                      ------- ----------- ------------------------ -------
                                                                                          OTHER
                                                      PENSION BENEFITS          POSTRETIREMENT BENEFITS
                                                      ------------------- --------------------------------
CHANGE IN PLAN ASSETS
Fair value as of beginning-of-year                    $119        $101                      $ 4     $ 4
Actual return on plan assets                            17          25                        1      --
Company and participant contributions                   --          --                        3       3
Benefits paid                                           (8)         (7)                      (3)     (3)
                                                      ------- ----------- ------------------------ -------
  Fair value as of end-of-year                         128         119                        5       4
                                                      ------- ----------- ------------------------ -------
CHANGE IN BENEFIT OBLIGATION
Balance as of beginning-of-year                        112         115                       20      20
Interest cost                                            7           7                        2       1
Plan participants' contributions                        --          --                        1       1
Actuarial (gains) losses                                 5          (3)                       1       1
Benefits paid                                           (8)         (7)                      (3)     (3)
                                                      ------- ----------- ------------------------ -------
  Balance as of end-of-year                            116         112                       21      20
                                                      ------- ----------- ------------------------ -------
     Funded status of the plans                       $ 12         $ 7                     $(16)   $(16)
                                                      ======= =========== ======================== =======
AMOUNTS RECOGNIZED ON THE CONSOLIDATED BALANCE SHEETS
Other assets                                          $ 15        $ 12                     $ --    $ --
Other liabilities                                       (3)         (5)                     (16)    (16)
                                                      ------- ----------- ------------------------ -------
  Net amount recognized                               $ 12         $ 7                     $(16)   $(16)
                                                      ======= =========== ======================== =======
AMOUNTS RECOGNIZED IN ACCUMULATED OCI, NET OF TAX
Net (gain) loss                                       $ 15        $ 19                     $ --    $ (1)
Prior service credit                                    --          --                       (1)     (1)
                                                      ------- ----------- ------------------------ -------
  Net amount recognized                               $ 15        $ 19                     $ (1)   $ (2)
                                                      ======= =========== ======================== =======
RATE OF INCREASE IN COMPENSATION
Retiree life insurance plan                            N/A         N/A                     4.00%   4.00%
All other plans                                        N/A         N/A                      N/A     N/A
WEIGHTED-AVERAGE ASSUMPTIONS
Benefit obligations:
  Weighted-average discount rate                      5.25%       6.00%                    5.00%   6.00%
  Expected return on plan assets                      8.00%       8.00%                    6.50%   6.50%
Net periodic benefit cost:
  Weighted-average discount rate                      6.00%       6.00%                    6.00%   6.00%
  Expected return on plan assets                      8.00%       8.00%                    6.50%   6.50%

Consistent with our benefit plans' year end, we use December 31 as the measurement date.

The discount rate was determined based on a corporate yield curve as of December 31, 2010, and projected benefit obligation cash flows for the pension plans. We reevaluate this assumption each plan year. For 2011, our discount rate for the pension plans will be 6%.

The expected return on plan assets was determined based on historical and expected future returns of the various asset categories, using the plans' target plan allocation. We reevaluate this assumption each plan year. For 2011, our expected return on plan assets is 8.00% for the plans. The approximate expected return on plan assets by asset class for the pension plans is as follows:

Fixed maturity securities    5.73%
Common stock:
  Domestic equity            9.88%
  International equity       8.48%
Cash and invested assets       --%

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

18. PENSION, POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFIT PLANS (CONTINUED)

The calculation of the accumulated other postretirement benefit obligation assumes a weighted-average annual rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) as follows:

                                                        AS OF OR FOR THE
                                                   YEARS ENDED DECEMBER 31,
                                                   ---------------------------
                                                    2010        2009    2008
                                                   ------- ----------- -------
Pre-65 health care cost trend rate                  9.5%         10%     10%
Post-65 health care cost trend rate                 9.5%         13%     12%
Ultimate trend rate                                   5%          5%      5%
Year that the rate reaches the ultimate trend rate 2020        2020    2019

We expect the health care cost trend rate for 2011 to be 9.00% for both the pre-65 and the post-65 population. A one-percentage point increase in assumed health care cost trend rates would have increased the accumulated postretirement benefit obligation by less than $1 million and total service and interest cost components by less than $1 million. A one-percentage point decrease in assumed health care cost trend rates would have decreased the accumulated postretirement benefit obligation by $1 million and total service and interest cost components by less than $1 million.

Information for our pension plans with an accumulated benefit obligation in excess of plan assets (in millions) was as follows:

                                        AS OF DECEMBER 31,
                                        ------------------
                                        2010      2009
                                        ---- -------------
Accumulated benefit obligation           $94           $90
Projected benefit obligation              94            90
Fair value of plan assets                 91            85

COMPONENTS OF NET PERIODIC BENEFIT COST

The components of net periodic benefit cost for our pension plans' and other postretirement plans' expense (recovery) (in millions) were as follows:

                                                       FOR THE YEARS ENDED DECEMBER 31,
                                          --------------------------------------------------------------------
                                                  PENSION BENEFITS            OTHER POSTRETIREMENT BENEFITS
                                          ------- --------------------------- --------------------------------
                                           2010             2009        2008  2010  2009            2008
                                          ------- ------------------- ------- ---- ------- -------------------
Interest cost                              $ 7                 $ 7     $ 7     $ 1  $ 1                 $ 1
Expected return on plan assets              (9)                 (7)    (11)     --   --                  --
Recognized net actuarial loss (gain)         2                   5       1      --   (1)                 (1)
                                          ------- ------------------- ------- ---- ------- -------------------
  Net periodic benefit expense (recovery)  $--                 $ 5    $ (3)    $ 1  $--                 $--
                                          ======= =================== ======= ==== ======= ===================

We expect our 2011 pension plans' income to be approximately $2 million.

For 2011, the estimated amount of amortization from accumulated OCI into net periodic benefit expense related to net actuarial loss or gain is expected to be an approximate $1 million loss for our pension plans and less than $1 million gain for our other postretirement plans.

PLAN ASSETS

As of December 31, 2010 and 2009, our pension plans' asset target allocations by asset category based on estimated fair values were as follows:

Fixed maturity securities   50%
Common stock:
  Domestic equity           35%
  International equity      15%
Cash and invested assets    --%

The investment objectives for the assets related to our pension plans are to:

- Maintain sufficient liquidity to pay obligations of the plans as they come due;

- Minimize the effect of a single investment loss and large losses to the plans through prudent risk/reward diversification consistent with sound fiduciary standards;

-    Maintain an appropriate asset allocation policy;

- Earn a return commensurate with the level of risk assumed through the asset allocation policy; and

- Control costs of administering and managing the plans' investment operations.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

18. PENSION, POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFIT PLANS (CONTINUED)

Investments can be made in various asset classes and styles, including, but not limited to: domestic and international equity, fixed income securities, derivatives, and other asset classes the investment managers deem prudent. Our plans follow a strategic asset allocation policy that strives to systemically increase the percentage of assets in liability-matching fixed income investments as funding levels increase.

We currently target asset weightings as follows: domestic equity allocations (35%) are split into large cap (25%), small cap (5%) and hedge funds (5%). Fixed maturity securities represents core fixed income investments. The performance of the pension trust assets are monitored on a quarterly basis relative to the plan's objectives.

Our qualified pension plans' assets have been combined into a master retirement trust where a variety of qualified managers, including manager of managers, are expected to have returns that exceed the median of similar funds over 3-year periods, above an appropriate index over 5-year periods and meet real return standards over 10-year periods. Managers are monitored for adherence to approved investment policy guidelines and managers not meeting these criteria are subject to additional due diligence review, corrective action or possible termination.

FAIR VALUE OF PLAN ASSETS

See "Fair Value Measurement" in Note 1 for discussion of how we categorize our pension plans' assets, into a three-level fair value hierarchy.

The following summarizes our fair value measurements of pension plans' assets (in millions) on a recurring basis by the three-level fair value hierarchy:

                                        AS OF DECEMBER 31, 2010
                           ------------------------------------------
                             QUOTED
                             PRICES
                            IN ACTIVE
                           MARKETS FOR SIGNIFICANT   SIGNIFICANT
                            IDENTICAL  OBSERVABLE   UNOBSERVABLE TOTAL
                              ASSETS      INPUTS       INPUTS    FAIR
                             (LEVEL 1)   (LEVEL 2)    (LEVEL 3) VALUE
                           ----------- ----------- ------------ -----
ASSET CLASS
Fixed maturity securities:
  Corporate bonds                  $--        $ 37          $--  $ 37
  U.S. Government bonds             --          14           --    14
  Foreign government bonds          --           2            3     5
  MBS:
     CMOs                           --           1           --     1
     CMBS                           --           1           --     1
Common stock                        16          43            3    62
Cash and invested assets            --           8           --     8
                           ----------- ----------- ------------ -----
       Total                       $16        $106          $ 6  $128
                           =========== =========== ============ =====

                                         AS OF DECEMBER 31, 2009
                            ------------------------------------------
                               QUOTED
                              PRICES
                             IN ACTIVE
                            MARKETS FOR SIGNIFICANT  SIGNIFICANT
                              IDENTICAL  OBSERVABLE UNOBSERVABLE TOTAL
                               ASSETS     INPUTS       INPUTS    FAIR
                              (LEVEL 1)   (LEVEL 2)    (LEVEL 3) VALUE
                            ----------- ----------- ------------ -----
ASSET CLASS
Fixed maturity securities:
  Corporate bonds                   $--        $ 47          $--  $ 47
  U.S. Government bonds              --           4           --     4
  Foreign government bonds           --           2           --     2
  MBS:
     CMOs                            --           1           --     1
     CMBS                            --           2           --     2
  State and municipal bonds          --           1           --     1
Common stock                         18          42           --    60
Cash and invested assets             --           2           --     2
                            ----------- ----------- ------------ -----
       Total                        $18        $101          $--  $119
                            =========== =========== ============ =====

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

18. PENSION, POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFIT PLANS (CONTINUED)

The following summarizes changes to our pension plan assets (in millions) classified within Level 3 of the fair value hierarchy as reported above:

                                         FOR THE YEAR ENDED DECEMBER 31, 2010
                           ------------------------------------------------------------
                                      RETURN ON ASSETS              TRANSFERS
                                     -----------------   PURCHASES,   IN OR
                           BEGINNING            SOLD    SALES AND    OUT OF     ENDING
                              FAIR    HELD AT  DURING  SETTLEMENTS,   LEVEL 3,    FAIR
                             VALUE   YEAR END THE YEAR     NET          NET      VALUE
                           --------- -------- -------- ------------ ------------ ------
Fixed maturity securities:
  Foreign government bonds       $--      $--      $--           $3       $--        $3
  Common stock                    --       --       --            3        --         3
                           --------- -------- -------- ------------ ------------ ------
     Total                       $--      $--      $--           $6       $--        $6
                           ========= ======== ======== ============ ============ ======

                                         FOR THE YEAR ENDED DECEMBER 31, 2009
                           ------------------------------------------------------------
                                      RETURN ON ASSETS              TRANSFERS
                                     -----------------   PURCHASES,   IN OR
                           BEGINNING            SOLD    SALES AND    OUT OF     ENDING
                              FAIR    HELD AT  DURING  SETTLEMENTS,   LEVEL 3,    FAIR
                             VALUE   YEAR END THE YEAR     NET          NET      VALUE
                           --------- -------- -------- ------------ ------------ ------
Fixed maturity securities:
  Corporate bonds                $ 1      $--      $--          $--       $(1)      $--
                           ========= ======== ======== ============ ============ ======

VALUATION METHODOLOGIES AND ASSOCIATED INPUTS FOR PENSION PLANS' ASSETS

The fair value measurements of our pension plans' assets are based on assumptions used by market participants in pricing the security. The most appropriate valuation methodology is selected based on the specific characteristics of the security, and the valuation methodology is consistently applied to measure the security's fair value. The fair value measurement is based on a market approach, which utilizes prices and other relevant information generated by market transactions involving identical or comparable securities. Sources of inputs to the market approach include third-party pricing services, independent broker quotations or pricing matrices. Both observable and unobservable inputs are used in the valuation methodologies. Observable inputs include benchmark yields, reported trades, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. In addition, market indicators, industry and economic events are monitored and further market data is acquired if certain triggers are met. For certain security types, additional inputs may be used, or some of the inputs described above may not be applicable. For broker-quoted only securities, quotes from market makers or broker-dealers are obtained from sources recognized to be market participants. In order to validate the pricing information and broker-dealer quotes, procedures are employed, where possible, that include comparisons with similar observable positions, comparisons with subsequent sales, discussions with brokers and observations of general market movements for those security classes. For those securities trading in less liquid or illiquid markets with limited or no pricing information, unobservable inputs are used in order to measure the fair value of these securities. In cases where this information is not available, such as for privately placed securities, fair value is estimated using an internal pricing matrix. This matrix relies on judgment concerning the discount rate used in calculating expected future cash flows, credit quality, industry sector performance and expected maturity.

Prices received from third parties are not adjusted; however, the third-party pricing services' valuation methodologies and related inputs are evaluated and additional evaluation is performed to determine the appropriate level within the fair value hierarchy.

The observable and unobservable inputs to the valuation methodologies are based on general standard inputs. The standard inputs used in order of priority are benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. Depending on the type of security or the daily market activity, standard inputs may be prioritized differently or may not be available for all securities on any given day.

Cash and invested cash is carried at cost, which approximates fair value. This category includes highly liquid debt instruments purchased with a maturity of three months or less. Due to the nature of these assets, we believe these assets should be classified as Level 2.

PLAN CASH FLOWS

It is our practice to make contributions to the qualified pension plans to comply with minimum funding requirements of the Employee Retirement Income Security Act of 1974, as amended and with guidance issued there under. In accordance with such practice, no contributions were required for the years ended December 31, 2010 or 2009. Based on our calculations, we do not expect to be required to make any contributions to our qualified pension plans in 2011 under applicable pension law.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

18. PENSION, POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFIT PLANS (CONTINUED)

For our nonqualified pension plans, we fund the benefits as they become due to retirees. The amount expected to be contributed to the nonqualified pension plans during 2011 is less than $1 million.

We expect the following benefit payments (in millions):

             PENSION
              PLANS      OTHER POSTRETIREMENT PLANS
             ------- ---------------------------------
                                                 NOT
             DEFINED  REFLECTING             REFLECTING
             BENEFIT   MEDICARE  MEDICARE    MEDICARE
             PENSION   PART D     PART D       PART D
             PLANS     SUBSIDY    SUBSIDY     SUBSIDY
             ------- ---------- ----------- ----------
2011              $8         $2      $--            $2
2012               9          2       --             2
2013               9          2       --             2
2014               9          2       --             2
2015               9          2       --             2
Following
  five years
  thereafter      43         10       (1)           11

19. DEFINED CONTRIBUTION AND DEFERRED COMPENSATION PLANS

DEFINED CONTRIBUTION PLANS

LNC and we sponsor contributory defined contribution plans for eligible employees and agents, respectively, which includes money purchase plans. LNC and we make contributions and matching contributions to each of the active plans, respectively, in accordance with the plan document and various limitations under Section 401(a) of the Internal Revenue Code of 1986, as amended. For the years ended December 31, 2010, 2009 and 2008, expenses for these plans were $60 million, $61 million and $58 million respectively.

DEFERRED COMPENSATION PLANS

LNC and we sponsor six separate non-qualified, unfunded, deferred compensation plans for various groups: employees, agents and non-employee directors.

The investment earnings expenses for certain investment options within the respective plans are hedged by total return swaps. Participant's account values increase or decrease due to investment earnings driven by market fluctuation. Our expenses increase or decrease in direct proportion to the market's change for the participants' investment options. The total return swaps allow us to minimize the investment earnings expenses. Presented below for the respective plans we have netted the investment earnings due to market fluctuation with the results of the total return swaps. For further discussion on our total return swaps related to our deferred compensation plans, see Note 6.

Information (in millions) with respect to these plans was as follows:

                                         AS OF DECEMBER 31,
                                         ------------------
                                         2010      2009
                                         ---- -------------
Total liabilities(1)                     $315          $314
Investment held to fund liabilities(2)    130           118

(1)  Reported in other liabilities on our Consolidated Balance Sheets.

(2)  Reported in other assets on our Consolidated Balance Sheets.

THE DEFERRED COMPENSATION PLAN FOR EMPLOYEES
Eligible participants in this plan may elect to defer payment of a portion of their compensation as defined by the plan. Plan participants may select from a menu of "phantom" investment options (identical to those offered under our qualified defined contribution plans) used as investment measures for calculating the investment return notionally credited to their deferrals. Under the terms of the plan, we agree to pay out amounts based upon the aggregate performance of the investment measures selected by the participant. We make matching contributions to these plans based upon amounts placed into the deferred compensation plans by individuals after participants have exceeded applicable limits of the Internal Revenue Code. The amount of our contribution is calculated in accordance with the plan document, which is similar to our qualified

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

19. DEFINED CONTRIBUTION AND DEFERRED COMPENSATION PLANS (CONTINUED)

defined contribution plans. Expenses (in millions) for this plan were as follows:

                                           FOR THE YEARS ENDED
                                              DECEMBER 31,
                                   -----------------------------
                                   2010 2009          2008
                                   ---- ---- -------------------
Employer matching contributions      $6  $ 4                  $5
Increase (decrease) in measurement
  of liabilites, net of total
  return swap                         1    6                   1
                                   ---- ---- -------------------
     Total plan expenses             $7  $10                  $6
                                   ==== ==== ===================

DEFERRED COMPENSATION PLAN FOR AGENTS
LNL sponsors three deferred compensation plans for certain eligible agents. Eligible participants in these plans may elect to defer payment of a portion of their compensation as defined by the various plans. The plans' participants may select from a menu of "phantom" investment options (identical to those offered under our qualified defined contribution plans) used as investment measures for calculating the investment return notionally credited to their deferrals. Under the terms of this plan, we agree to pay out amounts based upon the aggregate performance of the investment measures selected by the participant. We make matching contributions to these plans based upon amounts placed into the deferred compensation plans by individuals after participants have exceeded applicable limits of the Internal Revenue Code. The amount of our contribution is calculated in accordance with the plan document, which is similar to our qualified defined contribution plans. Expenses (in millions) for these plans were as follows:

                                       FOR THE YEARS ENDED
                                           DECEMBER 31,
                                       -------------------
                                       2010 2009   2008
                                       ---- ---- ---------
Employer matching contributions          $3   $2        $2
Increase (decrease) in measurement of
  liabilites, net of total return swap    3    4        --
                                       ---- ---- ---------
     Total plan expenses                 $6   $6        $2
                                       ==== ==== =========

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
The plan allows for non-employee directors to defer a portion of their annual retainers and, in addition, we credit deferred stock units annually. The menu of "phantom" investment options is identical to those offered in the employees' plan. For the years ended December 31, 2010, 2009 and 2008, expenses for this plan were $2 million, $1 million and less than $1 million, respectively.

The terms of the plan for non-employee directors provide that plan participants who select LNC's stock as the measure for their investment return will receive shares of LNC's stock in settlement of this portion of their accounts at the time of distribution. In addition, participants are precluded from diversifying any portion of their deferred compensation plan account that has been credited to the stock unit fund. Consequently, changes in value of LNC's stock do not affect the expenses associated with this portion of the deferred compensation plan.

DEFERRED COMPENSATION PLAN FOR FORMER JEFFERSON-PILOT AGENTS
Eligible former agents of JP may participate in this deferred compensation plan. Eligible agents are allowed to defer commissions and bonuses and specify where these deferral commissions will be invested in selected notional mutual funds. Agents participate in the plan with the understanding that the return on these funds cannot be received until a specified age or in the event of a significant lifestyle change. The funded amount is rebalanced to match the funds that have been elected under the agent deferred compensation plan. The plan obligation increases with contributions, deferrals and investment income, and decreases with withdrawals and investment losses. The plan's assets increase with investment gains, decrease with investment losses and payouts of death benefits. For the years ended December 31, 2010, 2009 and 2008, expenses (income) for this plan were $2 million, $1 million and ($2) million, respectively.

20. STOCK-BASED INCENTIVE COMPENSATION PLANS

Our employees and agents are included in LNC's various incentive plans that provide for the issuance of stock options, performance shares
(performance-vested shares as opposed to time-vested shares), SARS, restricted stock units, and restricted stock awards ("nonvested stock"). LNC has a policy of issuing new shares to satisfy option exercises.

Total compensation expense (in millions) for all of our stock-based incentive compensation plans was as follows:

                               FOR THE YEARS ENDED
                                  DECEMBER 31,
                           -----------------------
                             2010    2009    2008
                           ------- ------- -------
Stock options               $ 5     $ 6        $ 8
Performance shares           (1)     (1)         2
SARs                         --       1          4
Restricted stock units and
  nonvested stock            11       6          5
                           ------- ------- -------
  Total                     $15     $12        $19
                           ======= ======= =======
Recognized tax benefit      $ 5     $ 4        $ 7

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

21. STATUTORY INFORMATION AND RESTRICTIONS

We prepare financial statements in accordance with SAP prescribed or permitted by the insurance departments of our states of domicile, which may vary materially from GAAP. Prescribed SAP includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners ("NAIC") as well as state laws, regulations and administrative rules. Permitted SAP encompasses all accounting practices not so prescribed. The principal differences between statutory financial statements and financial statements prepared in accordance with GAAP are that statutory financial statements do not reflect DAC, some bond portfolios may be carried at amortized cost, assets and liabilities are presented net of reinsurance, contract holder liabilities are generally valued using more conservative assumptions and certain assets are non-admitted.

We are subject to the applicable laws and regulations of our states of domicile. Changes in these laws and regulations could change capital levels or capital requirements for the Company.

Specified statutory information (in millions) was as follows:

                                    AS OF DECEMBER 31,
                                 ----------------------
                                      2010      2009
                                 --------- ------------
Capital and surplus                 $6,750    $6,300

                                   FOR THE YEARS ENDED
                                        DECEMBER 31,
                                 ----------------------
                                 2010 2009      2008
                                 ---- ---- ------------
Net gain (loss) from operations,
  after-tax                      $553 $867     $ 510
Net income (loss)                 430  (35)      (261)
Dividends to LNC                  684  405       400

The increase in statutory net income (loss) for the year ended December 31, 2010, from that of 2009 was primarily due to a significant decrease in realized losses on investments due to improving market conditions throughout 2010.

The increase in statutory net income (loss) for the year ended December 31, 2009, from that of 2008 was primarily due to the improved market conditions in 2009. The new statutory reserving standard (commonly called "VACARVM") that was developed by the NAIC replaced current statutory reserve practices for variable annuities with guaranteed benefits, such as GWBs, and was effective
December 31, 2009. The actual effect of adoption was relatively neutral to RBC ratios and future dividend capacity of our insurance subsidiaries with a slight decrease in statutory reserves offset by a higher capital requirement. We utilize captive reinsurance structures, as well as third-party reinsurance arrangements, to lessen the negative effect on statutory capital and dividend capacity in our life insurance subsidiaries.

Our states of domicile, Indiana for LNL and New York for LLANY, have adopted certain prescribed accounting practices that differ from those found in NAIC SAP. These prescribed practices are the use of continuous Commissioners Annuity Reserve Valuation Method ("CARVM") in the calculation of reserves as prescribed by the state of New York and the calculation of reserves on universal life policies based on the Indiana universal life method as prescribed by the state of In-diana. We also have several accounting practices permitted by the states of domicile that differ from those found in NAIC SAP. Specifically, these are accounting for the lesser of the face amount of all amounts outstanding under an LOC and the value of the Valuation of Life Insurance Policies Model Regulation ("XXX") additional statutory reserves as an admitted asset and a form of surplus as of December 31, 2009; and the use of a more conservative valuation interest rate on certain annuities as of December 31, 2010 and 2009.

The effects on statutory surplus compared to NAIC statutory surplus from the use of these prescribed and permitted practices (in millions) were as follows:

                                            AS OF DECEMBER 31,
                                          ---------------------
                                            2010       2009
                                          ------- -------------
Calculation of reserves using the Indiana
  universal life method                   $314          $328
Calculation of reserves using
  continuous CARVM                          (5)           (6)
Conservative valuation rate on certain
  variable annuities                       (15)          (11)
Lesser of LOC and XXX additional
  reserve as surplus                       457           412

We are subject to certain insurance department regulatory restrictions as to the transfer of funds and payment of dividends to the holding company. Under Indiana laws and regulations, LNL may pay dividends to LNC without prior approval of the Indiana Insurance Commissioner (the "Commissioner"), only from unassigned surplus and must receive prior approval of the Commissioner to pay a dividend if such dividend, along with all other dividends paid within the preceding twelve consecutive months, would exceed the statutory limitation. The current statutory limitation is the greater of 10% of the insurer's contract holders' surplus, or statutory net gain from operations for the previous calendar twelve-month period (both shown on the last annual statement on file with the Commissioner), but in no event to exceed statutory unassigned surplus. As discussed above, we may not consider the benefit from the statutory accounting principles relating to our deferred tax assets in calculating available dividends. Indiana law gives the Commissioner broad discretion to disapprove requests for dividends in excess of these limits. New York, the state of domicile of LLANY, has similar restrictions, except that in New York it is the lesser of 10% of surplus to contract holders as of the immediately preceding calendar year-end or net gain from operations for the immediately preceding calendar year, not including realized capital gains. We expect we could pay dividends of approximately $611 million in 2011 without prior approval from the respective state commissioners.

All payments of principal and interest on the surplus notes must be approved by the respective Commissioner of Insurance.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

22. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values and estimated fair values of our financial instruments (in millions) were as follows:

                                                                    AS OF DECEMBER 31,
                                                      -----------------------------------------------
                                                             2010                    2009
                                                      ----------------------- -----------------------
                                                      CARRYING        FAIR    CARRYING        FAIR
                                                         VALUE       VALUE       VALUE       VALUE
                                                      ----------- ----------- ----------- -----------
ASSETS
AFS securities:
  Fixed maturity securities                           $ 66,289    $ 66,289    $ 58,889    $ 58,889
  VIEs' fixed maturity securities                          584         584          --          --
  Equity securities                                        140         140         155         155
Trading securities                                       2,459       2,459       2,366       2,366
Mortgage loans on real estate                            6,431       6,847       6,835       6,967
Derivative investments                                   1,021       1,021         841         841
Other investments                                          978         978         975         975
Cash and invested cash                                   1,904       1,904       2,553       2,553
Reinsurance related embedded derivatives                   112         112         277         277
Separate account assets                                 84,630      84,630      73,500      73,500
LIABILITIES
Future contract benefits:
  Indexed annuity contracts embedded derivatives          (497)       (497)       (419)       (419)
  GLB reserves embedded derivatives                       (408)       (408)       (676)       (676)
Other contract holder funds:
  Remaining guaranteed interest and similar contracts   (1,119)     (1,119)       (940)       (940)
  Account values of certain investment contracts       (26,061)    (27,067)    (24,039)    (24,244)
Short-term debt                                            (10)        (10)        (21)        (21)
Long-term debt                                          (2,429)     (2,335)     (1,925)     (1,714)
VIEs' liabilities - derivative instruments                (209)       (209)         --          --
Other liabilities:
  Deferred compensation plans embedded derivatives        (315)       (315)       (314)       (314)
  Credit default swaps                                     (16)        (16)        (65)        (65)

VALUATION METHODOLOGIES AND ASSOCIATED INPUTS FOR FINANCIAL INSTRUMENTS NOT CARRIED AT FAIR VALUE

The following discussion outlines the methodologies and assumptions used to determine the fair value of our financial instruments not carried at fair value on our Consolidated Balance Sheets. Considerable judgment is required to develop these assumptions used to measure fair value. Accordingly, the estimates shown are not necessarily indicative of the amounts that would be realized in a one-time, current market exchange of all of our financial instruments.

MORTGAGE LOANS ON REAL ESTATE
The fair value of mortgage loans on real estate is established using a discounted cash flow method based on credit rating, maturity and future income. The ratings for mortgages in good standing are based on property type, location, market conditions, occupancy, debt-service coverage, loan-to-value, quality of tenancy, borrower and payment record. The fair value for impaired mortgage loans is based on the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's market price or the fair value of the collateral if the loan is collateral dependent.

OTHER INVESTMENTS
The carrying value of our assets classified as other investments approximates their fair value. Other investments include LPs and other privately held investments that are accounted for using the equity method of accounting.

OTHER CONTRACT HOLDER FUNDS
Other contract holder funds include remaining guaranteed interest and similar contracts and account values of certain investment contracts. The fair value for the remaining guaranteed interest and similar contracts is estimated using discounted cash flow calculations as of the balance sheet date. These calculations are based on interest rates currently offered on similar contracts with maturities that are consistent with those remaining for the contracts being valued. As of December 31, 2010 and 2009, the remaining guaranteed interest and similar contracts carrying value approximates fair value. The fair value of the account values of certain investment contracts is based on their approximate surrender value as of the balance sheet date.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

22. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

SHORT-TERM AND LONG-TERM DEBT
The fair value of long-term debt is based on quoted market prices or estimated using discounted cash flow analysis determined in conjunction with our incremental borrowing rate as of the balance sheet date for similar types of borrowing arrangements where quoted prices are not available. For short-term debt, excluding current maturities of long-term debt, the carrying value approximates fair value.

FINANCIAL INSTRUMENTS CARRIED AT FAIR VALUE

We did not have any assets or liabilities measured at fair value on a nonrecurring basis as of December 31, 2010, or December 31, 2009, and we noted no changes in our valuation methodologies between these periods.

The following summarizes our financial instruments carried at fair value (in millions) on a recurring basis by the fair value hierarchy levels described above:

                                                                  AS OF DECEMBER 31, 2010
                                                   -----------------------------------------------------
                                                     QUOTED
                                                    PRICES
                                                   IN ACTIVE
                                                   MARKETS FOR  SIGNIFICANT    SIGNIFICANT
                                                   IDENTICAL    OBSERVABLE     UNOBSERVABLE      TOTAL
                                                     ASSETS       INPUTS         INPUTS          FAIR
                                                   (LEVEL 1)     (LEVEL 2)      (LEVEL 3)       VALUE
                                                   --------- ---------------- -------------- -----------
ASSETS
Investments:
  Fixed maturity AFS securities:
     Corporate bonds                                    $ 58      $ 48,304        $ 2,353    $ 50,715
     U.S. Government bonds                               117             3              2         122
     Foreign government bonds                             --           381            113         494
     MBS:
        CMOs                                              --         5,461             24       5,485
        MPTS                                              --         2,801             95       2,896
        CMBS                                              --         1,863            102       1,965
     ABS CDOs                                             --             2            171         173
     State and municipal bonds                            --         3,085             --       3,085
     Hybrid and redeemable preferred securities           18         1,222            114       1,354
     VIEs' fixed maturity securities                      --           584             --         584
  Equity AFS securities:
     Banking securities                                   --             2             --           2
     Insurance securities                                  3            --             33          36
     Other financial services securities                  --             8             24          32
     Other securities                                     34             2             34          70
  Trading securities                                       2         2,383             74       2,459
  Derivative investments                                  --          (473)         1,494       1,021
Cash and invested cash                                    --         1,904             --       1,904
Reinsurance related embedded derivatives                  --           112             --         112
Separate account assets                                   --        84,630             --      84,630
                                                   --------- ---------------- -------------- -----------
        Total assets                                    $232      $152,274        $ 4,633    $157,139
                                                   ========= ================ ============== ===========
LIABILITIES
Future contract benefits:
  Indexed annuity contracts embedded derivatives        $ --          $ --         $ (497)     $ (497)
  GLB reserves embedded derivatives                       --            --           (408)       (408)
VIEs' liabilities -- derivative instruments               --            --           (209)       (209)
Other liabilities:
  Deferred compensation plans embedded derivatives        --            --           (315)       (315)
  Credit default swaps                                    --            --            (16)        (16)
                                                   --------- ---------------- -------------- -----------
     Total liabilities                                  $ --          $ --        $(1,445)   $ (1,445)
                                                   ========= ================ ============== ===========

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

22. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

                                                                  AS OF DECEMBER 31, 2009
                                                   -----------------------------------------------------
                                                     QUOTED
                                                    PRICES
                                                   IN ACTIVE
                                                   MARKETS FOR  SIGNIFICANT    SIGNIFICANT
                                                   IDENTICAL    OBSERVABLE     UNOBSERVABLE      TOTAL
                                                     ASSETS       INPUTS         INPUTS          FAIR
                                                   (LEVEL 1)     (LEVEL 2)      (LEVEL 3)       VALUE
                                                   --------- ---------------- -------------- -----------
ASSETS
Investments:
  Fixed maturity AFS securities:
     Corporate bonds                                    $ 55      $ 41,904        $ 2,117    $ 44,076
     U.S. Government bonds                               112            33              3         148
     Foreign government bonds                             --           397             92         489
     MBS:
        CMOs                                              --         5,593             34       5,627
        MPTS                                              --         2,808            101       2,909
        CMBS                                              --         1,796            252       2,048
     ABS:
        CDOs                                              --             4            153         157
        CLNs                                              --            --            322         322
     State and municipal bonds                            --         1,943             --       1,943
     Hybrid and redeemable preferred securities           15         1,005            150       1,170
  Equity AFS securities:
     Banking securities                                   23             1             --          24
     Insurance securities                                  3            --             43          46
     Other financial services securities                  --             6             22          28
     Other securities                                     34            --             23          57
  Trading securities                                       2         2,274             90       2,366
  Derivative investments                                  --          (397)         1,238         841
Cash and invested cash                                    --         2,553             --       2,553
Reinsurance related embedded derivatives                  --           277             --         277
Separate account assets                                   --        73,500             --      73,500
                                                   --------- ---------------- -------------- -----------
       Total assets                                     $244      $133,697        $ 4,640    $138,581
                                                   ========= ================ ============== ===========
LIABILITIES
Future contract benefits:
  Indexed annuity contracts embedded derivatives        $ --          $ --         $ (419)     $ (419)
  GLB reserves embedded derivatives                       --            --           (676)       (676)
Other liabilities:
  Deferred compensation plans embedded derivatives        --            --           (314)       (314)
  Credit default swaps                                    --            --            (65)        (65)
                                                   --------- ---------------- -------------- -----------
     Total liabilities                                  $ --          $ --        $(1,474)   $ (1,474)
                                                   ========= ================ ============== ===========

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

22. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The following summarizes changes to our financial instruments carried at fair value (in millions) and classified within Level 3 of the fair value hierarchy. This summary excludes any impact of amortization of DAC, VOBA, DSI and DFEL. The gains and losses below may include changes in fair value due in part to observable inputs that are a component of the valuation methodology.

                                                                                    FOR THE YEAR ENDED DECEMBER 31, 2010
                                                        ----------------------------------------------------------------------------
                                                                                    GAINS          SALES,      TRANSFERS
                                                                       ITEMS       (LOSSES)      ISSUANCES,      IN OR
                                                                     INCLUDED         IN        MATURITIES,       OUT
                                                          BEGINNING     IN            OCI       SETTLEMENTS,       OF        ENDING
                                                             FAIR       NET           AND          CALLS,        LEVEL 3,     FAIR
                                                            VALUE     INCOME        OTHER(1)        NET           NET(2)     VALUE
                                                        ------------ ----------- ------------- --------------- ------------ --------
Investments:(3)
  Fixed maturity AFS securities:
     Corporate bonds                                       $2,117       $ (42)         $ 53            $279        $ (54)   $2,353
     U.S. Government bonds                                      3          --            --              (4)           3         2
     Foreign government bonds                                  92          --             8              (4)          17       113
     MBS:
       CMOs                                                    34          (5)            7              (8)          (4)       24
       MPTS                                                   101          --             3              (9)          --        95
       CMBS                                                   252         (47)           84             (72)        (115)      102
     ABS:
       CDOs                                                   153           1            30             (13)          --       171
       CLNs                                                   322          --           278              --         (600)       --
     Hybrid and redeemable preferred securities               150           2           (23)            (15)          --       114
  Equity AFS securities:
     Insurance securities                                      43          --             2             (12)          --        33
     Other financial services securities                       22          --             7              (5)          --        24
     Other securities                                          23          --            (1)             12           --        34
  Trading securities                                           90           2           (10)             (7)          (1)       74
  Derivative investments                                    1,238        (166)            7             415           --     1,494
Future contract benefits:(4)
  Indexed annuity contracts embedded derivatives             (419)        (81)           --               3           --      (497)
  GLB reserves embedded derivatives                          (676)        268            --              --           --      (408)
VIEs' liabilities -- derivative instruments(5)                 --          16            --              --         (225)     (209)
Other liabilities:
  Deferred compensation plans embedded derivatives(6)        (314)        (33)           --              32           --      (315)
  Credit default swaps(7)                                     (65)          7            --              42           --       (16)
                                                        ------------ ----------- ------------- --------------- ------------ --------
       Total, net                                          $3,166       $ (78)         $445            $634        $(979)   $3,188
                                                        ============ =========== ============= =============== ============ ========

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

22. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

                                                                               FOR THE YEAR ENDED DECEMBER 31, 2009
                                                        ----------------------------------------------------------------------------
                                                                                    GAINS          SALES,      TRANSFERS
                                                                       ITEMS       (LOSSES)      ISSUANCES,      IN OR
                                                                     INCLUDED         IN        MATURITIES,       OUT
                                                          BEGINNING     IN            OCI       SETTLEMENTS,       OF        ENDING
                                                             FAIR       NET           AND          CALLS,        LEVEL 3,     FAIR
                                                            VALUE     INCOME        OTHER(1)        NET           NET(2)     VALUE
                                                        ------------ ----------- ------------- --------------- ------------ --------
Investments:(3)
  Fixed maturity AFS securities:
     Corporate bonds                                      $ 2,383       $ (46)         $317          $ (161)       $(376)   $2,117
     U.S. Government bonds                                      3          --            --              --           --         3
     Foreign government bonds                                  60           1             2              10           19        92
     MBS:
       CMOs                                                   160          (7)           34             (13)        (140)       34
       MPTS                                                    18          --             1              97          (15)      101
       CMBS                                                   238           1            57             (44)          --       252
     ABS:
       CDOs                                                   150         (35)           61             (21)          (2)      153
       CLNs                                                    50          --           272              --           --       322
     State and municipal bonds                                117          --            (1)            (17)         (99)       --
     Hybrid and redeemable preferred securities               113         (21)           47               3            8       150
  Equity AFS securities:
     Insurance securities                                      50          (7)           20             (20)          --        43
     Other financial services securities                       20          (2)            7              (3)          --        22
     Other securities                                          23           2            (1)             (1)          --        23
  Trading securities                                           77          35            --              (7)         (15)       90
  Derivative investments                                       78         (87)           (7)          1,254           --     1,238
Future contract benefits:(4)
  Indexed annuity contracts embedded derivatives             (252)        (75)           --             (92)          --      (419)
  GLB reserves embedded derivatives                        (2,904)      2,228            --              --           --      (676)
Other liabilities:
  Deferred compensation plans embedded derivatives(6)        (223)        (50)           --             (41)          --      (314)
  Credit default swaps(7)                                     (51)        (37)           --              23           --       (65)
                                                        ------------ ----------- ------------- --------------- ------------ --------
       Total, net                                           $ 110      $1,900          $809           $ 967        $(620)   $3,166
                                                        ============ =========== ============= =============== ============ ========

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

22. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

                                                                                 FOR THE YEAR ENDED DECEMBER 31, 2008
                                                       --------------------------------------------------------------------------
                                                                                 GAINS          SALES,      TRANSFERS
                                                                    ITEMS       (LOSSES)      ISSUANCES,      IN OR
                                                                  INCLUDED         IN        MATURITIES,       OUT
                                                       BEGINNING     IN            OCI       SETTLEMENTS,       OF        ENDING
                                                          FAIR       NET           AND          CALLS,        LEVEL 3,     FAIR
                                                         VALUE     INCOME        OTHER(1)        NET           NET(2)     VALUE
                                                       ---------- ----------- ------------- --------------- ------------ --------
Investments:(3)
  Fixed maturity AFS securities:
     Corporate bonds                                    $2,461      $ (150)       $ (442)          $ (10)       $ 524    $ 2,383
     U.S. Government bonds                                   3          --            --              --           --          3
     Foreign government bonds                               79          --           (12)             (7)          --         60
     MBS:
       CMOs                                                275         (21)          (53)            (12)         (29)       160
       MPTS                                                 52          --           (11)              1          (24)        18
       CMBS                                                362          --          (193)             27           42        238
     ABS:
       CDOs                                                184           1           (85)             50           --        150
       CLNs                                                660          --          (360)             --         (250)        50
     State and municipal bonds                             138          --            (2)            (32)          13        117
     Hybrid and redeemable preferred securities            111          --           (41)             35            8        113
  Equity AFS securities:
     Banking securities                                     --          (1)           --               1           --         --
     Insurance securities                                    2          (1)          (18)             67           --         50
     Other financial services securities                    35         (23)           (2)             10           --         20
     Other securities                                       17          (5)            3               8           --         23
  Trading securities                                       107         (28)           --             (13)          11         77
  Derivative investments                                   195        (237)           29              91           --         78
Future contract benefits:(4)
  Indexed annuity contracts embedded derivatives          (389)        196            --             (59)          --       (252)
  GLB reserves embedded derivatives                       (279)     (2,625)           --              --           --     (2,904)
Other liabilities:
  Deferred compensation plans embedded derivatives(6)     (271)         43            --               5           --       (223)
  Credit default swaps(7)                                   --         (51)           --              --           --        (51)
                                                       ---------- ----------- ------------- --------------- ------------ ----------
       Total, net                                       $3,742     $(2,902)      $(1,187)           $162        $ 295      $ 110
                                                       ========== =========== ============= =============== ============ ==========

(1) The changes in fair value of the interest rate swaps are offset by an adjustment to derivative investments. See "Derivatives Instruments Designated and Qualifying as Fair Value Hedges" section in Note 6.

(2) Transfers in or out of Level 3 for AFS and trading securities are displayed at amortized cost as of the beginning-of-period. For AFS and trading securities, the difference between beginning-of-year amortized cost and beginning-of-year fair value was included in OCI and earnings, respectively, in prior years.

(3) Amortization and accretion of premiums and discounts are included in net investment income on our Consolidated Statements of Income (Loss). Gains (losses) from sales, maturities, settlements and calls and OTTI are included in realized gain (loss) on our Consolidated Statements of Income
     (Loss).

(4) Gains (losses) from sales, maturities, settlements and calls are included in realized gain (loss) on our Consolidated Statements of Income (Loss).

(5) The changes in fair value of the credit default swaps and contingency forwards are included in realized gain (loss) on our Consolidated Statements of Income (Loss).

(6) Deferrals and subsequent changes in fair value for the participants' investment options are reported in underwriting, acquisition, insurance and other expenses on our Consolidated Statements of Income (Loss).

(7) Gains (losses) from sales, maturities, settlements and calls are included in net investment income on our Consolidated Statements of Income (Loss).

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

The following summarizes changes in unrealized gains (losses) included in net income, excluding any impact of amortization of DAC, VOBA, DSI and DFEL and changes in future contract benefits, related to financial instruments carried at fair value classified within Level 3 that we still held (in millions):

                                         FOR THE YEARS ENDED
                                             DECEMBER 31,
                                -----------------------------------
                                 2010          2009         2008
                                -------- --------------- ----------
Investments:(1)
  Trading securities             $ --            $ 33      $ (23)
  Derivative investments         (163)            (86)      (129)
Future contract benefits:(1)
  Indexed annuity contracts
     embedded derivatives          44             (17)        23
  GLB reserves embedded
     derivatives                  419           2,366     (1,061)
VIEs' liabilities -- derivative
  instruments(1)                   16              --         --
Other liabilities:
  Deferred compensation
     plans embedded
     derivatives(2)               (33)            (50)        43
  Credit default swaps(3)         (12)            (14)       (51)
                                -------- --------------- ----------
     Total, net                 $ 271          $2,232    $(1,198)
                                ======== =============== ==========

(1)  Included in realized gain (loss) on our Consolidated Statements of Income
     (Loss).

(2) Included in underwriting, acquisition, insurance and other expenses on our Consolidated Statements of Income (Loss).

(3)  Included in net investment income on our Consolidated Statements of Income
     (Loss).


The following provides the components of the transfers in and out of Level 3 (in millions) as reported above:

                                     FOR THE YEAR ENDED
                                     DECEMBER 31, 2010
                             -------------------------------
                             TRANSFERS   TRANSFERS
                               IN TO       OUT OF
                             LEVEL 3       LEVEL 3    TOTAL
                             ---------- ----------- --------
Investments:
  Fixed maturity AFS
     securities:
     Corporate bonds           $ 144       $(198)   $ (54)
     U.S. Government bonds         3          --        3
     Foreign government
        bonds                     17          --       17
     MBS:
        CMOs                      --          (4)      (4)
        CMBS                       3        (118)    (115)
     ABS CLNs                     --        (600)    (600)
  Trading securities              --          (1)      (1)
Future contract benefits:
  VIEs' liabilities --
     derivative instruments     (225)         --     (225)
                             ---------- ----------- --------
           Total, net          $ (58)      $(921)   $(979)
                             ========== =========== ========

Transfers in and out of Level 3 are generally the result of observable market information on a security no longer being available or becoming available to our pricing vendors. For the year ended December 31, 2010, our corporate bonds and CMBS transfers in and out were attributable primarily to the securities' observable market information being available or no longer being available, respectively, and the ABS CLNs transfer out of Level 3 and VIEs' liabilities - derivative instruments transfer into Level 3 are related to new accounting guidance that is discussed in Note 4. For the year ended December 31, 2010, there were no significant transfers between Level 1 and 2 of the fair value hierarchy.

23. SEGMENT INFORMATION

We provide products and services in two operating businesses and report results through four business segments as follows:

BUSINESS               CORRESPONDING SEGMENTS
--------------------   ----------------------
Retirement Solutions   Annuities
                       Defined Contribution
Insurance Solutions    Life Insurance
                       Group Protection

We also have Other Operations, which includes the financial data for operations that are not directly related to the business segments. Our reporting segments reflect the manner by which our chief operating decision makers view and manage the business. The following is a brief description of these segments and Other Operations.

RETIREMENT SOLUTIONS

The Retirement Solutions business provides its products through two segments:
Annuities and Defined Contribution. The Annuities segment provides tax-deferred investment growth and lifetime income opportunities for its clients by offering individual fixed annuities, including indexed annuities and variable annuities. The Defined Contribution segment provides employer-sponsored variable and fixed annuities, defined benefit, individual retirement accounts and mutual-fund based programs in the retirement plan marketplaces.

INSURANCE SOLUTIONS

The Insurance Solutions business provides its products through two segments:
Life Insurance and Group Protection.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

The Life Insurance segment offers wealth protection and transfer opportunities through term insurance, a linked-benefit product (which is a UL policy linked with riders that provide for long-term care costs) and both single and survivorship versions of UL and VUL, including corporate-owned UL and VUL insurance and bank-owned UL and VUL insurance products. The Group Protection segment offers group life, disability and dental insurance to employers, and its products are marketed primarily through a national distribution system of regional group offices. These offices develop business through employee benefit brokers, third-party administrators and other employee benefit firms.

OTHER OPERATIONS

Other Operations includes investments related to excess capital, investments in media properties and other corporate investments; benefit plan net liability; the unamortized deferred gain on indemnity reinsurance related to the sale of reinsurance to Swiss Re in 2001; the results of certain disability income business due to the rescission of a reinsurance agreement with Swiss Re; the Institutional Pension business, which is a closed-block of pension business, the majority of which was sold on a group annuity basis, and is currently in run-off; and debt costs. We are actively managing our remaining radio station clusters to maximize performance and future value.

Segment operating revenues and income (loss) from operations are internal measures used by our management and Board of Directors to evaluate and assess the results of our segments. Income (loss) from operations is GAAP net income excluding the after-tax effects of the following items, as applicable:

- Realized gains and losses associated with the following ("excluded realized gain (loss)"):

     -    Sale or disposal of securities;

     -    Impairments of securities;

     - Change in the fair value of derivative instruments, embedded derivatives within certain reinsurance arrangements and our trading securities;

     - Change in the fair value of the derivatives we own to hedge our GDB riders within our variable annuities;

     - Change in the GLB embedded derivative reserves, net of the change in the fair value of the derivatives we own to hedge the changes in the embedded derivative reserves; and

     - Changes in the fair value of the embedded derivative liabilities related to index call options we may purchase in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for under the Derivatives and Hedging and the Fair Value Measurements and Disclosures Topics of the FASB ASC.

-    Change in reserves accounted for under the Financial Services - Insurance
     - Claim Costs and Liabilities for Future Policy Benefits Subtopic of the FASB ASC resulting from benefit ratio unlocking on our GDB and GLB riders ("benefit ratio unlocking");

-    Income (loss) from the initial adoption of new accounting standards;

- Income (loss) from reserve changes (net of related amortization) on business sold through reinsurance;

-    Gain (loss) on early extinguishment of debt;

-    Losses from the impairment of intangible assets; and

-    Income (loss) from discontinued operations.

Operating revenues represent GAAP revenues excluding the pre-tax effects of the following items, as applicable:

-    Excluded realized gain (loss);

- Amortization of DFEL arising from changes in GDB and GLB benefit ratio unlocking;

- Amortization of deferred gains arising from the reserve changes on business sold through reinsurance; and

-    Revenue adjustments from the initial adoption of new accounting standards.

We use our prevailing corporate federal income tax rate of 35% while taking into account any permanent differences for events recognized differently in our financial statements and federal income tax returns when reconciling our non-GAAP measures to the most comparable GAAP measure. Operating revenues and income (loss) from operations do not replace revenues and net income as the GAAP measures of our consolidated results of operations.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

23. SEGMENT INFORMATION (CONTINUED)

Segment information (in millions) was as follows:

                                    FOR THE YEARS ENDED
                                       DECEMBER 31,
                             -----------------------------------
                               2010         2009         2008
                             --------- --------------- ---------
REVENUES
Operating revenues:
  Retirement Solutions:
     Annuities               $2,412          $2,085    $2,191
     Defined Contribution       970             911       913
                             --------- --------------- ---------
        Total Retirement
           Solutions          3,382           2,996     3,104
                             --------- --------------- ---------
  Insurance Solutions:
     Life Insurance           4,156           3,990     4,005
     Group Protection         1,831           1,713     1,640
                             --------- --------------- ---------
        Total Insurance
           Solutions          5,987           5,703     5,645
                             --------- --------------- ---------
  Other Operations              470             449       433
Excluded realized
  gain (loss), pre-tax         (317)           (643)     (863)
Amortization of deferred
  gains from reserve changes
  on business sold through
  reinsurance, pre-tax            3               3         3
Amortization of DFEL
  associated with benefit
  ratio unlocking, pre-tax       --              --         1
                             --------- --------------- ---------
     Total revenues          $9,525          $8,508    $8,323
                             ========= =============== =========

                                      FOR THE YEARS ENDED
                                         DECEMBER 31,
                               ----------------------------------
                                 2010            2009     2008
                               --------- --------------- --------
NET INCOME (LOSS)
Income (loss) from operations:
  Retirement Solutions:
     Annuities                  $ 463           $ 355    $ 154
     Defined Contribution         146             124      117
                               --------- --------------- --------
        Total Retirement
           Solutions              609             479      271
                               --------- --------------- --------
  Insurance Solutions:
     Life Insurance               595             617      489
     Group Protection              72             124      104
                               --------- --------------- --------
        Total Insurance
           Solutions              667             741      593
                               --------- --------------- --------
  Other Operations                  3              (7)     (47)
Excluded realized gain
  (loss), after-tax              (206)           (418)    (561)
Income (expense) from
  reserve changes (net of
  related amortization) on
  business sold through
  reinsurance, after-tax            2               2        2
Impairment of intangibles,
  after-tax                        --            (709)      --
Benefit ratio unlocking,
  after-tax                        --              --       (4)
                               --------- --------------- --------
     Net income (loss)         $1,075            $ 88    $ 254
                               ========= =============== ========

                                 FOR THE YEARS ENDED
                                    DECEMBER 31,
                             --------------------------
                               2010     2009      2008
                             ------ ------------ ------
NET INVESTMENT INCOME
Retirement Solutions:
  Annuities                  $1,107       $1,020  $ 958
  Defined Contribution          769          732    695
                             ------ ------------ ------
     Total Retirement
        Solutions             1,876        1,752  1,653
                             ------ ------------ ------
Insurance Solutions:
  Life Insurance              2,040        1,827  1,867
  Group Protection              141          127    117
                             ------ ------------ ------
     Total Insurance
        Solutions             2,181        1,954  1,984
                             ------ ------------ ------
Other Operations                305          300    338
                             ------ ------------ ------
        Total net investment
           income            $4,362       $4,006 $3,975
                             ====== ============ ======

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

23. SEGMENT INFORMATION (CONTINUED)

                                  FOR THE YEARS ENDED
                                     DECEMBER 31,
                              --------------------------
                                2010     2009      2008
                              ------ ------------ ------
AMORTIZATION OF DAC AND
  VOBA, NET OF INTEREST
Retirement Solutions:
  Annuities                    $ 402         $356  $ 729
  Defined Contribution            78           71    130
                              ------ ------------ ------
     Total Retirement
        Solutions                480          427    859
                              ------ ------------ ------
Insurance Solutions:
  Life Insurance                 492          519    519
  Group Protection                46           46     36
                              ------ ------------ ------
     Total Insurance
        Solutions                538          565    555
                              ------ ------------ ------
        Total amortization of
           DAC and VOBA,
           net of interest    $1,018         $992 $1,414
                              ====== ============ ======

                                           FOR THE YEARS ENDED
                                             DECEMBER 31,
                                ---------------------------------
                                  2010         2009        2008
                                -------- --------------- --------
FEDERAL INCOME TAX
  EXPENSE (BENEFIT)
Retirement Solutions:
  Annuities                      $ 91            $ 42    $ (76)
  Defined Contribution             55              45       26
                                -------- --------------- --------
     Total Retirement
        Solutions                 146              87      (50)
                                -------- --------------- --------
Insurance Solutions:
  Life Insurance                  279             271      240
  Group Protection                 38              67       56
                                -------- --------------- --------
     Total Insurance
        Solutions                 317             338      296
                                -------- --------------- --------
Other Operations                   (6)            (21)     (11)
Excluded realized gain (loss)    (111)           (225)    (302)
Reserve changes (net of
  related amortization)
  on business sold through
  reinsurance                       1               1        1
Impairment of intangibles          --             (16)      --
Benefit ratio unlocking            --              (1)      (2)
                                -------- --------------- --------
        Total federal income
           tax expense
           (benefit)            $ 347           $ 163    $ (68)
                                ======== =============== ========


                                AS OF DECEMBER 31,
                                ------------------
                                    2010      2009
                                -------- ---------
ASSETS
Retirement Solutions:
  Annuities                     $ 91,789  $ 80,700
  Defined Contribution            28,563    26,689
                                -------- ---------
     Total Retirement Solutions  120,352   107,389
                                -------- ---------
Insurance Solutions:
  Life Insurance                  55,083    50,825
  Group Protection                 3,254     2,845
                                -------- ---------
     Total Insurance Solutions    58,337    53,670
                                -------- ---------
Other Operations                  13,323    13,148
                                -------- ---------
        Total assets            $192,012  $174,207
                                ======== =========

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

24. SUPPLEMENTAL DISCLOSURES OF CASH FLOW DATA

The following summarizes our supplemental cash flow data (in millions):

                                         FOR THE YEARS ENDED
                                             DECEMBER 31,
                                   ----------------------------
                                   2010      2009        2008
                                   ---- --------------- -------
Interest paid                      $ 94         $ 96    $ 81
Income taxes paid (received)        345          (15)    (23)
Significant non-cash investing
  and financing transactions:
  Funds withheld agreement
     with LNBAR:
     Carrying value of assets      $ --        $ 790    $ --
     Carrying value of liabilities   --         (790)     --
                                   ---- --------------- -------
        Total acquired from
           LNBAR                   $ --         $ --    $ --
                                   ==== =============== =======
  Capital contribution of LFM:
     Carrying value of assets
        (includes cash and
        invested cash)             $ --        $ 364    $ --
     Carrying value of liabilities   --          (84)     --
                                   ---- --------------- -------
        Total capital contribution
           of LFM                  $ --        $ 280    $ --
                                   ==== =============== =======

                                      FOR THE YEARS ENDED
                                          DECEMBER 31,
                                 --------------------------------
                                 2010         2009        2008
                                 ---- --------------- -----------
Reinsurance assumed from FPP:
  Carrying value of assets       $ --         $ 63        $ --
  Carrying value of liabilities    --          (63)         --
                                 ---- --------------- --- -------
     Total reinsurance assumed
        from FPP                 $ --         $ --        $ --
                                 ==== =============== ===========
Sale of subsidiaries/business
  Proceeds from sale of
     subsidiaries/business       $ --          $ 6        $ --
  Assets disposed (includes
     cash and invested cash)       --           (5)         --
                                 ---- --------------- --- -------
     Gain on sale of subsidiary/
        business                 $ --          $ 1        $ --
                                 ==== =============== ===========
Reinsurance ceded to LNBAR:
  Carrying value of assets       $188         $ --       $ 360
  Carrying value of liabilities  (188)          --        (360)
                                 ---- --------------- -----------
     Total reinsuranced ceded
        to LNBAR                 $ --         $ --        $ --
                                 ==== =============== ===========

25. TRANSACTIONS WITH AFFILIATES

Transactions with affiliates (in millions) recorded on our consolidated financial statements were as follows:

                                       AS OF DECEMBER 31,
                                     ---------------------
                                        2010       2009
                                     -------- ------------
Assets with affiliates:
  Corporate bonds(1)                   $ 100      $   100
  Reinsurance on ceded reinsurance
     contracts(2)                      2,322        2,414
  Reinsurance on assumed
     reinsurance contracts(3)            417          417
  Cash management agreement
     investment(4)                       173          142
  Service agreement receivable(4)        (12)         (51)
Liabilities with affiliates:
  Inter-company short-term debt(5)        10           21
  Inter-company long-term debt(6)      2,179        1,675

                                           FOR THE YEARS ENDED
                                              DECEMBER 31,
                                ---------------------------------
                                  2010         2009       2008
                                -------- --------------- --------
Revenues with affiliates:
  Premiums paid on ceded
     reinsurance contracts(7)   $(308)          $(235)   $(222)
  Net investment income on
     cash management
     agreement(8)                  --               1       11
  Fees for management of
     general account(8)            --             (68)     (65)
Benefits and expenses with
  affiliates:
  Reinsurance (recoveries)
     benefits on ceded
     reinsurance contracts(9)    (765)           (158)    (655)
  Service agreement
     payments(10)                 (58)             21       (2)
  Transfer pricing
     arrangement(10)               --             (32)     (32)
  Interest expense on
     inter-company debt(11)        98              90       83

(1)  Reported in fixed maturity AFS securities on our Consolidated Balance
     Sheets.

(2)  Reported in reinsurance recoverables on our Consolidated Balance Sheets.

(3) Reported in reinsurance related embedded derivatives on our Consolidated Balance Sheets.

(4)  Reported in other assets on our Consolidated Balance Sheets.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

25. TRANSACTIONS WITH AFFILIATES (CONTINUED)

(5)  Reported in short-term debt on our Consolidated Balance Sheets.

(6)  Reported in long-term debt on our Consolidated Balance Sheets.

(7)  Reported in insurance premiums on our Consolidated Statements of Income
     (Loss).

(8)  Reported in net investment income on our Consolidated Statement of Income
     (Loss).

(9)  Reported in benefits on our Consolidated Statements of Income (Loss).

10) Reported in underwriting, acquisition, insurance and other expenses on our Consolidated Statements of Income (Loss).

(11) Reported in interest and debt expense on our Consolidated Statements of Income (Loss).


CORPORATE BONDS
LNC issues corporate bonds to us for a predetermined face value to be repaid by LNC at a predetermined maturity with a specified interest rate. We purchase these investments for our segmented portfolios that have yield, duration and other characteristics.

CASH MANAGEMENT AGREEMENT
In order to manage our capital more efficiently, we participate in an inter-company cash management program where LNC can lend to or borrow from us to meet short-term borrowing needs. The cash management program is essentially a series of demand loans, which are permitted under applicable insurance laws, among LNC and its affiliates that reduces overall borrowing costs by allowing LNC and its subsidiaries to access internal resources instead of incurring third-party transaction costs. The borrowing and lending limit is currently the lesser of 3% of our admitted assets and 25% of its surplus, in both cases, as of its most recent year end.

SERVICE AGREEMENT
In accordance with service agreements with LNC and other subsidiaries of LNC for personnel and facilities usage, general management services and investment management services, we receive services from and provide services to affiliated companies and also receive an allocation of corporate overhead from LNC. Corporate overhead expenses are assigned based on specific methodologies for each function. The majority of the expenses are assigned based on the following methodologies: assets by product, assets under management, weighted number of policy applications, weighted policies in force and sales.

FEES FOR MANAGEMENT OF GENERAL ACCOUNT AND TRANSFER PRICING ARRANGEMENT
On January 4, 2010, LNC closed on a purchase and sale agreement pursuant to which all of the outstanding capital stock of Delaware Management Holdings, Inc. ("Delaware") was sold. In addition, we entered into investment advisory agreements with Delaware, pursuant to which Delaware will continue to manage the majority of our general account insurance assets.

A transfer pricing arrangement is in place between LFD and Delaware related to the wholesaling of Delaware's investment products.

CEDED REINSURANCE CONTRACTS
As discussed in Note 9, we cede and accept reinsurance from affiliated companies. We cede certain guaranteed benefit risks (including certain GDB and GWB benefits) to LNBAR. We also cede reserves related to certain risks for certain UL policies, which resulted from recent actuarial reserving guidelines.

As discussed in Note 3, we cede to LNBAR the risk under certain UL contracts for no-lapse benefit guarantees.

Substantially all reinsurance ceded to affiliated companies is with unauthorized companies. To take a reserve credit for such reinsurance, we hold assets from the reinsurer, including funds held under reinsurance treaties, and are the beneficiary on letters of credit aggregating $1.8 billion and $2.4 billion as of December 31, 2010 and 2009, respectively. The letters of credit are issued by banks and represent guarantees of performance under the reinsurance agreement, and are guaranteed by LNC.